Exhibit 10.8

OFFICE LEASE

(Full Service Expense Stop Lease)

HAYDEN FERRY LAKESIDE

PHASE II

Between

HAYDEN FERRY LAKESIDE, LLC

and

LIFELOCK, INC.

60 E. Rio Salado Parkway, Tempe, Arizona

BASIC LEASE INFORMATION

I. LEASE DATE:	May 18, 2007

II LESSOR:	Hayden Ferry Lakeside, LLC, an Arizona limited liability company

	Address:	c/o SunCor Development Company
Attn: Property Manager and Corporate Counsel
80 E. Rio Salado Parkway, Suite 410
Tempe, Arizona 85281
	Phone:	(480) 317-6800
	Fax:	(480) 317-6934

III. LESSEE:	LifeLock, Inc., a Delaware corporation

	Address:	Attn: Todd R. Davis, Chief Executive Officer
6515 S. Rural Road, Suite 104
Tempe, Arizona 85283
	Phone:	(602) 214-1187
	Fax:	(702) 995-7375

IV. GUARANTORS:	None

V. PREMISES:	Suite Number: 300 - Entire 3rd Floor
Suite Number: 400 - Entire 4th Floor

3rd Floor Premises*:
	Rentable Area:	25,602
	Usable Area:	23,296 (load factor for entire floor = 1.099)

4th Floor Premises*:
	Rentable Area:	25,602
	Usable Area:	23,296 (load factor for entire floor = 1.099)

Total Premises*:
	Rentable Area:	51,204
	Usable Area:	46,592

* See Section 1.2

For purposes of this Lease, the determination of Base Rental, Parking Spaces, Parking Rental, and Lessee’s Pro-Rata Share percentages shall be based on the portion of the Premises that has been Substantially Completed by Lessor (as provided in Exhibit “C” attached hereto). The 4th floor space shall be referred to as the “4th Floor Premises”, the 3rd floor space for Phase II of the

Premises is generally the west half of the 3rd floor and shall be referred to as the “3rd Floor Phase II Premises,” and the 3rd floor space for Phase III of the Premises is generally the east half of the 3rd floor and shall be referred to as the “3rd Floor Phase III Premises” (the 3rd Floor Phase II Premises and the 3rd Floor Phase III Premises are each outlined on Exhibit “A” and are sometimes collectively referred to herein as the “3rd Floor Premises”). After the 4th Floor Premises has been Substantially Completed and tendered to Lessee, any reference in this Lease to the “Premises” shall refer to such space; after the 3rd Floor Phase II Premises has been Substantially Completed and tendered to Lessee, then the 4th Floor Premises and the 3rd Floor Phase II Premises together shall be referred to herein as the “Premises”; after the 3rd Floor Phase III Premises has been Substantially Completed and tendered to Lessee, then the 4th Floor Premises and the 3rd Floor Premises together shall be referred to herein as the “Premises”.

VI. BUILDING: The Premises are within the Building known as Hayden Ferry Lakeside - Phase II, with the street address noted below, located at the northeast corner of Mill Avenue and Rio Salado Parkway, Tempe, Arizona, which is currently under construction as part of Lessor’s Work (as defined in Exhibit “C” attached hereto).

VII. STREET ADDRESS OF THE BUILDING:	60 E. Rio Salado Parkway, Tempe, Arizona

VIII. RENTABLE AREA OF THE BUILDING:	294,911 rentable square feet (see Section 1.2)

IX. LESSEE’S PRO-RATA SHARE*:

3rd Floor Phase II Premises:	4.34%
3rd Floor Phase III Premises:	4.34%
4th Floor Premises:	8.68%
Total of Lessee’s Pro-Rata Share for the total Premises:	17.36%

*	Based on Rentable Area of the Premises divided by the Rentable Area of the Building (as stated above).

X. TERM (see Article 2):

Initial Term:	75 months
Options:	Two (2) periods of sixty (60) months each

4th Floor Premises:	Commencement Date:	November 1, 2007*
	Termination Date:	January 31, 2014*

3rd Floor Phase II Premises:	Commencement Date:	Six (6) months after Substantial Completion of the 4th Floor Premises (or approximately May 1, 2008)
	Termination Date:	January 31, 2014

3rd Floor Phase III Premises:	Commencement Date:	Twelve (12) months after Substantial Completion of the 4th Floor Premises (or approximately November 1, 2008)
	Termination Date:	January 31, 2014

*	subject to adjustment; see Article 2.

XI. BASE RENTAL: The “Monthly Rental” and the “Annual Rental” as provided in this Article have been calculated for months 1 - 6 of the Initial Term for the 4th Floor Premises; the Monthly Rental and the Annual Rental have been calculated for months 7-12 of the Initial Term for the 4th Floor Premises and the 3rd Floor Phase II Premises; and the Monthly Rental and the Annual Rental have been calculated for the 4th Floor Premises and the 3rd Floor Premises for the remainder of the Initial Term; provided, however, that this Article shall be modified if completion of the 4th Floor Premises or either phase of the 3rd Floor Premises has been delayed, as provided in Section 2.3.1.1, in which event Section 2.4 shall apply.

Months of Lease Term	Annual Rental	Monthly Rental	Rent Per Square Foot of Rentable Area

Months 1 - 6* (4th Floor Premises Only)	$780,861.00	$65,071.75	$30.50

Months 7 - 12* (3rd Floor Phase II Premises added, subject to Sections 2.3, 2.4 and 3.6)	$1,171,291.50	$97,607.63	$30.50

Months 13 - 24* (3rd Floor Phase III Premises added, subject to Sections 2.3, 2.4, and 3.6)	$1,600,125.00	$133,343.75	$31.25

Months 25 - 36 (entire Premises)	$1,638,528.00	$136,544.00	$32.00

Months 37 - 48 (entire Premises)	$1,676,931.00	$139,744.25	$32.75

Months 49 - 60 (entire Premises)	$1,715,334.00	$142,944.59	$33.50

Months 61 - 75 (entire Premises)	$1,753,737.00	$146,144.75	$34.25

Option Periods	Fair Market Value - See Section 3.5

*

See Section 3.6 for rent abatement with respect to each phase of the Premises (i.e., months 1, 2 and 3 of the Initial Term with respect to the 4th Floor Premises, the months that correspond with the first, second and third months after the Substantial Completion of the 3rd Floor Phase II Premises and the months that correspond with the first, second and third months after the Substantial Completion of the 3rd Floor Phase III Premises shall be abated).

XII. EXPENSE STOP (YEARLY): $6.25 times the number of square feet of Rentable Area in the Premises. (NOTE: certain tax abatement benefits applicable to the Building and adjacent land are not included in the Expense Stop figure - see Section 4.6).

XIII. PERMITTED USE: Lessee shall use the 4th Floor Premises, utilizing only the Permitted Name, in a respectable and reputable manner for the offices of an identity theft prevention firm and other purposes incident and ancillary thereto, including, but not limited to, business office services, and for no other purpose. Lessee shall use the 3rd Floor Premises in a respectable and reputable manner for general office use.

PERMITTED NAME: “LifeLock,” “LifeLock, Inc.”, or any other reputable name used or adopted by Lessee, Lessee’s affiliate or a division of Lessee, or such other reputable name suitable for the Building and the Project as may be approved by Lessor, which approval shall not be unreasonably withheld.

XIV. TENANT’S IMPROVEMENT ALLOWANCE:

4th Floor Premises Tenant Improvement Allowance:	$931,840.00
(23,296 usable square feet x $40.00)

3rd Floor Phase II Premises Tenant Improvement Allowance:	$465,920.00
(11,648 usable square feet x $40.00)

3rd Floor Phase III Premises Tenant Improvement Allowance:	$465,920.00
(11,648 usable square feet x $40.00)

For Lessor’s Work for each floor, see Section 7.2 and Exhibit “C” attached hereto. Lessee shall be obligated to pay the Final Cost of Lessor’s Work in excess of the applicable Tenant Improvement Allowance for the 4th Floor Premises and the 3rd Floor Premises, as the case may be, as set forth in Exhibit “C”.

XV. PREPAYMENT OF ONE MONTH’S RENT: $65,071.75 (payable by Lessee upon execution of this Lease, and applied to the Base Rental for the fourth (4th) month of the Initial Term).

XVI. SECURITY DEPOSIT: $1,200,000.00 Letter of Credit (see Article 5).

XVII. REQUIRED INSURANCE (see Article 14):

(a)	Fire Damage Liability Endorsement: Two Hundred Fifty Thousand Dollars ($250,000.00)

(b)	Commercial General Liability Insurance: Five Million Dollars-Combined Single Limit ($5,000,000.00)

(c)	ISO Special Form Insurance on Lessee’s Property: See Section 14.1.2 for required coverage.

(d)	Business Interruption: See Section 14.1.3 for required coverage.

(e)	Worker’s compensation: See Section 14.1.4 for required coverage.

XVIII. PARKING SPACES AND PARKING RENTAL (if none, state “NONE”):

Type of Parking	Number of Spaces*	Monthly Rental*		Total Rental Per Month Per Space *
Executive parking (1)	4th Floor Premises: 11 3rd Floor Phase II Premises: 6 3rd Floor Phase III Premises: 5 Total Premises: 22	x $	80/month	4th Floor Premises: $880 3rd Floor Phase II Premises: $480 3rd Floor Phase III Premises: $400 Total Premises: $1,760.00
Reserved - covered (2)	4th Floor Premises: 23 3rd Floor Phase II Premises: 12 3rd Floor Phase III Premises: 11 Total Premises: 46	x $	60/month	4th Floor Premises: $1,380 3rd Floor Phase II Premises: $720 3rd Floor Phase III Premises: $660 Total Premises: $2,760.00
Unreserved -uncovered or covered (3)	4th Floor Premises: 82 3rd Floor Phase II Premises: 41 3rd Floor Phase III Premises: 41 Total Premises: 164	x $	40/month	4th Floor Premises: $3,280 3rd Floor Phase II Premises: $1,640 3rd Floor Phase III Premises: $1,640 Total Premises: $6,560.00
Total Monthly Parking Rental	232			4th Floor Premises: $5,540.00 3rd Floor Phase II Premises: $2,840.00 3rd Floor Phase III Premises: $2,700.00 Total Premises: $11,080.00

The above Parking Spaces are calculated based on the following ratios: (i) executive parking spaces will be allocated based on .5 spaces per 1,000 square feet of usable area (rounded down for less than a full space); covered reserved parking spaces will be allocated based on 1 space per 1,000 square feet of usable area (any number ending with .5 or less shall be rounded down, and greater than .5 shall be rounded up), and (iii) uncovered unreserved parking spaces will be allocated based on 3.5 spaces per 1,000 square feet of usable area (any number ending with .5 or less shall be rounded down, and greater than .5 shall be rounded up).

*

The number of Parking Spaces set forth above for the total Premises will apply when Lessor’s Work for the 3rd Floor Phase II Premises and the Third Floor Phase III Premises (as applicable) has been Substantially Completed and tendered to Lessee pursuant to Exhibit “C”.

(1)	located below grade beneath the Building (see Article 25)

(2)	located in the P-1 Parking Structure (See Article 25)

(3)	unreserved parking will be covered only if available, and Lessor shall have no duty or obligation to provide or ensure the availability of covered unreserved parking.

(4)	NOTE: THESE RATES MAY BE INCREASED DURING THE TERM — SEE ARTICLE 25

XIX. BROKERS (see Section 31.17):

Lessor’s Broker:	Lee & Associates 3200 E. Camelback Road, Suite 100 Phoenix, Arizona 85018

Lessee’s Broker:	Lee & Associates 3200 E. Camelback Road, Suite 100 Phoenix, Arizona 85018

The foregoing Basic Lease Information is part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information set forth above, and any terms used in this Lease that are capitalized shall refer to the corresponding terms set forth above (e.g., “Lessor”, “Lessee”, “Tenant Improvement Allowance”, “Permitted Use”, etc.). In the event of a conflict, this Lease shall prevail. Lessee acknowledges that it has read and understands all of the provisions contained in the entire Lease and all Exhibits which are a part thereof, and agrees that this Lease, including the Basic Lease Information and all Exhibits, reflects the entire understanding and reasonable expectations of Lessor and Lessee regarding the Premises.

/s/ TD
Lessee’s Initials

OFFICE LEASE

1. PREMISES, PROJECT, HAYDEN FERRY LAKESIDE DEVELOPMENT; OWNERS’ ASSOCIATION.

1.1 Description of Premises; Agreement to Lease; Project. On the terms and conditions contained in this Lease, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those premises referred to in the Basic Lease Information and designated on the floor plan(s) attached hereto as Exhibit “A” (the “Premises”). The Premises shall have an upper boundary of the underside of the floor immediately above the Premises (subject to the use restriction contained in Section 6.4), and a lower boundary of the unfinished surface of the floor upon which the Premises are situated. The Building of which the Premises are a part with the address set forth in the Basic Lease Information (the “Building”) is a part of that portion of Hayden Ferry Lakeside (as hereafter defined) designated for office, commercial, retail and parking uses as generally outlined on Exhibit “A-1” attached hereto (the “Project”).

1.2 Rentable Area. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS LEASE, THE PARTIES AGREE THAT FOR PURPOSES OF CALCULATING BASE RENTAL AND LESSEE’S PRO-RATA SHARE, (A) THE PREMISES WILL BE DEEMED TO CONTAIN A RENTABLE AREA AND USABLE AREA COMPRISING THE NUMBER OF SQUARE FEET DESIGNATED IN THE BASIC LEASE INFORMATION, AND (B) THE BUILDING WILL BE DEEMED TO CONTAIN A RENTABLE AREA COMPRISING THE NUMBER OF SQUARE FEET DESIGNATED IN THE BASIC LEASE INFORMATION, AND (C) SAID SQUARE FOOTAGE OF THE PREMISES AND THE BUILDING ARE STIPULATED AMOUNTS BASED ON LESSOR’S METHOD OF DETERMINING SAID SQUARE FOOTAGE (INCLUDING A LOAD FACTOR AND OTHER CONSIDERATIONS) AND MAY NOT REFLECT THE ACTUAL AMOUNT OF FLOOR SPACE AVAILABLE FOR THE USE OF LESSEE OR OTHER TENANTS, AND WILL NOT BE ADJUSTED TO REFLECT CHANGES DURING THE TERM OF THIS LEASE IN RENTABLE OR USABLE AREA AS TYPICALLY CALCULATED USING BOMA STANDARDS. NOTWITHSTANDING THE ABOVE, UNDER NO CIRCUMSTANCES SHALL THE AGGREGATE AMOUNT OF PRO-RATA SQUARE FOOTAGE OF LESSEE AND OTHER TENANTS EXCEED 100% OF THE SQUARE FOOTAGE AS CALCULATED BY LESSOR.

1.3 Hayden Ferry Lakeside, Easements; Additional CC&R’s. Lessee acknowledges that the Project is part of a master-planned area known as Hayden Ferry Lakeside (“Hayden Ferry Lakeside”), which is or may be comprised of office, commercial, retail, hotel, residential and other uses, together with a parking structure and underground parking facilities. Lessee also acknowledges and agrees that this Lease, Lessee’s use of the Premises, and the exercise of any rights set forth in this Lease are subject and subordinate to any and all easements, covenants, conditions, restrictions, and similar matters of record against the Project, including, without limitation, the Master Declaration of Covenants, Conditions, and Restrictions for Hayden Ferry Lakeside, and the Declaration of Covenants, Conditions and Restrictions for Hayden Ferry Lakeside West (“Existing CC&R’s”). In addition, Lessee agrees that (i) Lessor must reserve full flexibility and the legal right to impose upon the Project such easements, rights, dedications, plats and restrictions as Lessor deems necessary or desirable, in its discretion, to facilitate the development, use and operation of Hayden Ferry Lakeside, and (ii) Lessor shall have the right, from time to time, to grant and record such easements, rights, dedications, plats and restrictions, including, without limitation, modifications to the Existing CC&R’s, as Lessor deems necessary or desirable with respect to the Building, the Project, and/or Hayden Ferry Lakeside, so long as such easements, rights, dedications, plats and restrictions do not unreasonably or materially interfere with the use of, or access to, the Premises by Lessee, provided that Lessor shall provide Lessee a reasonable period of time with which to comply with such easements, rights, dedications, plats and restrictions (“Additional CC&R’s”) and such Additional CC&R’s shall not cause Lessee to incur any material expense. The Existing CC&R’s and the Additional CC&R’s are hereafter collectively referred to as the “CC&R’s”. Lessee shall not be required or permitted to sign any of the foregoing documents, and Lessee agrees that this Lease shall be subordinate and subject to all CC&R’s recorded by Lessor, including without limitation any amendments, modifications or restatements of any such documents, whether or not of record prior to the execution of this Lease.

1.4 Owners’ Association. One or more associations of property owners within all or a portion of Hayden Ferry Lakeside and/or the Project has been or will be hereafter formed pursuant to the CC&R’s to own and/or operate the Underground Parking Facilities and/or the P-1 Parking Structure (as those terms are defined in Article 25), and/or to manage, operate, maintain and replace all or portions of the common areas and common facilities outside of the Building and other buildings within the Project and/or all of Hayden Ferry Lakeside, together with property adjacent to Hayden Ferry Lakeside that will be maintained and managed for the benefit thereof or as may be required by the City of Tempe (each referred to herein as an “Owners’ Association”). When an Owners’ Association is legally formed, Lessor reserves the right, in its discretion, to assign to an Owners’ Association, on commercially reasonable terms acceptable to Lessor, including, without limitation, a term obligating Owner’s Association to maintain adequate all-risk property insurance, comprehensive general liability insurance, worker’s compensation insurance, and other appropriate insurance, all or a certain portion of the duties and obligations of Lessor with respect to the maintenance, repair, operation and replacement of the Underground Parking Facilities, and/or the P-1 Parking Structure, and/or all or a portion of the common areas and common facilities owned by Lessor within the Project located outside of the Building (including those described in Section 4.3 with respect to Operating Costs, as therein defined). Lessor will in turn pay assessments and other charges to each Owners’ Association, and Lessor shall have the right to include the same in the Operating Costs under this Lease. Upon assumption of such duties and obligations by an Owners’ Association in writing, Lessor shall be permanently relieved of any responsibility with respect thereto if the assignment is a permanent assignment, or if the assignment is for a period of time, for the period of time specified in the assignment document.

2. TERM.

2.1 Lease Term.

2.1.1 Initial Term. Except as provided herein, the initial term of this Lease shall be for the period set forth in the Basic Lease Information, subject to early commencement as provided in Section 2.2 or later commencement as provided in Section 2.3 (“Initial Term”).

2.1.2 Extension of Initial Term. Lessee shall have the right and option to extend the Initial Term of this Lease for the renewal option periods set forth in the Basic Lease Information (each a “Renewal Option”) upon all the terms, covenants, and conditions set forth in this Lease, except that Base Rental and the Expense Stop shall be established as set forth in Section 3.5 below. The Renewal Option periods may be exercised only if (i) Lessee expressly and unconditionally exercises such option by providing written notice thereof to Lessor at least six months (6) prior to the expiration of the Initial Term or the first Renewal Option term (as applicable), and (ii) Lessee is not in default under this Lease beyond any applicable cure periods at the time of Lessee’s exercise of the option rights set forth herein and at the time of commencement of such Renewal Option term. If Lessee does not satisfy the requirements of subsections (i) and (ii), the option rights set forth in this Section shall automatically be deemed null and void.

2.1.3 “Lease Term” Defined. For purposes of this Lease, “Lease Term” shall refer to the Initial Term and the Renewal Option period(s), so long as each Renewal Option is properly exercised pursuant to Section 2.1.2.

2.2 Term Commencement. The Lease Term shall commence on the earlier of (i) the date a certificate of occupancy has been issued for the 4th Floor Premises and Lessee takes possession of all or a portion thereof, or (ii) 12:01 a.m. on the Commencement Date (as may be extended pursuant to Section 2.3 below), and shall end at 12:01 a.m. on the day following the Termination Date set forth in the Basic Lease Information (as may be extended pursuant to Section 2.3 below). Lessee will not occupy the Premises prior to the commencement of the Lease Term without Lessor’s prior written consent, which consent Lessor may grant, withhold or condition in its sole and absolute discretion. Notwithstanding the previous sentence, upon the date that is ten (30) calendar days prior to the anticipated Commencement Date (as determined by Lessor), until the Commencement Date, Lessee shall have the right, prior to and without triggering the Commencement Date, to enter upon the Premises for purposes of installing any furniture, equipment and trade fixtures that are approved by Lessor (such approval not to be unreasonably withheld or delayed); provided in any such event that: (a) Lessor shall have no liability to Lessee or its agents, employees or contractors for damage to any property stored in the Premises by Lessee; (b) Lessee shall not unreasonably interfere with Lessor’s construction of any tenant improvement work in the Premises; (c) Lessee shall provide Lessor, prior to such entry, certificates of insurance as required by this Lease naming Lessor as an additional insured; and (d) without limiting any Lessee indemnification obligations set forth elsewhere in this Lease, Lessee shall indemnify, defend and hold harmless Lessor from the negligence or willful misconduct of Lessee during any and all claims, losses, damages, actions and causes of action arising from any such entry onto the Premises by Lessee or its agents, employees or contractors. If Lessee enters onto the Premises prior to the Commencement Date, Lessee also shall comply with and observe all terms and conditions of this Lease (other than Lessee’s obligation to pay any rental under this Lease).

2.3 Delay in Tender of Possession.

2.3.1 Delay in Tender of Possession. If Lessor is unable to Substantially Complete Lessor’s Work to the extent required in Exhibit “C” and tender possession of the 4th Floor Premises or either phase of the 3rd Floor Premises, as the case may be, to Lessee for performance of Lessee’s Work on or before the respective Commencement Dates with respect to the 4th Floor Premises and each phase of the 3rd Floor Premises, for any reason whatsoever, including, without limitation, Lessor’s inability to complete any required construction or Delays Caused by Lessee (as that term is defined in Exhibit “C” attached hereto), Lessor shall not be liable to Lessee for any costs, damages, losses, fees or penalties resulting therefrom and this Lease shall continue in full force and effect, except that:

2.3.1.1 Delays Not Caused by Lessee. If the delay in tender of possession relates to the 4th Floor Premises and Section 2.3.1.2 does not apply, then (i) the Lease Term and Lessee’s obligation to pay Base Rental or other rental pursuant hereto shall commence when Lessor Substantially Completes Lessor’s Work for the 4th Floor Premises and tenders possession thereof to Lessee (regardless of whether Lessee actually takes possession), and (ii) the Termination Date shall be advanced by the number of days that commencement of the term hereof was so delayed. If the delay in tender of possession relates to the 3rd Floor Phase II Premises and does not result from Delays Caused by Lessee, then (i) with respect to the 3rd Floor Phase II Premises, the Lease Term and Lessee’s obligation to pay Base Rental or other rental pursuant hereto shall commence when Lessor Substantially Completes Lessor’s Work for the 3rd Floor Phase II Premises and tenders possession thereof to Lessee (regardless of whether Lessee actually takes possession). If the delay in tender of possession relates to the 3rd Floor Phase III Premises and does not result from Delays Caused by Lessee, then (i) with respect to the 3rd Floor Phase III Premises, the Lease Term and Lessee’s obligation to pay Base Rental or other rental pursuant hereto shall commence when Lessor Substantially Completes Lessor’s Work for the 3rd Floor Phase III Premises and tenders possession thereof to Lessee (regardless of whether Lessee actually takes possession). If Lessor, however, is unable to tender possession of the 4th Floor Premises to Lessee on or before one hundred twenty (120) days after the Commencement Date for the 4th Floor Premises set forth in the Basic Lease Information for reasons other than Delays Caused by Lessee (in which event Section 2.3.1.2 below shall apply) and/or force majeure events described in Article 26 (in which event said Article shall apply with respect to such delay), then Lessor shall not be in breach of this Lease, but Lessee shall be entitled to terminate this Lease by written notice to Lessor given within ten (10) days after the expiration of said 120-day period, which shall constitute Lessee’s sole right and remedy with respect thereto.

2.3.1.2 Delays Caused by Lessee. If delay in tender of possession is due substantially to Delays Caused by Lessee, and (i) relates to the 4th Floor Premises, then Base Rental and other rental due hereunder shall commence as of the Commencement Date set forth in the Basic Lease Information, and/or (ii) relates to either phase of the 3rd Floor Premises, then Base Rental and all other rental due hereunder with respect to each phase of the 3rd Floor Premises shall commence as set forth in the Basic Lease Information.

2.4 Confirmation of Commencement Date; Confirmation of Base Rental Due Date for 3rd Floor Premises. If, with respect to each phase of the Premises, the Lease Term commences as herein provided on other than the Commencement Date set forth in the Basic Lease Information, and/or Base Rental and other rental due for the same does not commence on the respective Commencement Dates set forth in the Basic Lease Information, then the parties shall confirm in writing the date the Lease Term commences and any adjustment to the Termination Date and/or the date Base Rental and other rental due for each phase of the Premises will commence, as the case may be, which confirmation shall be attached hereto and made a part hereof.

2.5 Holding Over.

2.5.1 With Lessor’s Consent. If Lessee remains in possession of the Premises after the expiration or termination of this Lease with Lessor’s express written consent, and no other lease is executed, Lessee shall be deemed a tenant on a month-to-month basis on the terms and conditions herein, but shall pay an amount equal to one hundred twenty-five percent (125%) of the monthly Base Rental in effect prior to the date of such expiration or termination, together with Lessee’s Pro-Rata Share of Excess Operating Costs (as defined in Section 4.2) and all other Rent owing hereunder. Either Lessor or Lessee may terminate such month-to-month tenancy effective thirty (30) days after giving written notice to the other party.

2.5.2 Without Lessor’s Consent. If Lessee remains in possession of the Premises after the expiration or termination of this Lease without Lessor’s express written consent and without a new lease in effect, then Lessee shall be a tenant at sufferance, Lessor shall be entitled to immediate possession, and Lessor shall be entitled to collect from Lessee for each day of such possession (as Base Rental hereunder and not as liquidated damages) an amount equal to one hundred twenty five percent (125%) of the daily Base Rental in effect prior to the date of such expiration or termination, together with Lessee’s Pro-Rata Share of Excess Operating Costs and all other Rent owing hereunder, and Lessee shall indemnify, defend and hold Lessor harmless for, from, and against any losses, damages, liabilities, obligations, expenses, fees and costs (including attorneys’ fees and costs) resulting from such holding over. Lessor’s right to collect such Base Rental and other Rent shall be in addition to and shall not preclude concurrent, alternative or successive exercise of any other rights or remedies available to Lessor.

3. RENTAL.

3.1 Base Rental. Throughout the Lease Term, commencing on the Commencement Date (subject to Section 3.6), Lessee shall pay to Lessor as rental hereunder that sum identified as the monthly Base Rental for the Premises in the Basic Lease Information, as may be increased from time to time as may be provided in the Basic Lease Information, or in Sections 2.5 and 3.5 of this Lease. Base Rental shall be paid in advance on the first day of each calendar month of the Lease Term. If the Lease Term commences or terminates on other than the first day of a calendar month, then the Base Rental for said partial month shall be prorated on a per diem basis (based on a 30-day month), and shall be paid in full on the first day of such partial month in which the term commences.

3.2 Payment. Base Rental and all other Rent and other sums payable pursuant to this Lease shall be paid, without deduction, offset, prior notice or demand, to Lessor at the address set forth in the Basic Lease Information, or at such other place or to such other person as Lessor may from time to time designate by notice hereunder. However, nothing in this Section 3.2 shall preclude deductions or offsets allowed under this Lease. All payments shall be made in lawful money of the United States of America.

3.3 Additional Rent. All sums due from Lessee to Lessor under this Lease, including Base Rental, Lessee’s Pro-Rata share of Excess Operating Costs, parking rental due to Lessor or its manager for any Parking Spaces (as defined in Article 25) leased to Lessee, and all other sums due from Lessee under this Lease shall constitute rent due to Lessor and may be referred to herein collectively from time to time as “Rent”.

3.4 Rental Taxes. Together with, and in addition to, any payment of rental or any other sums payable to or for the benefit of Lessor pursuant to this Lease, Lessee shall pay to Lessor any excise, sales, occupancy, franchise, privilege, rental, or transaction privilege tax levied by any governmental authority upon Lessor (except Lessor’s income or net profits tax) and/or the Premises as a result and to the extent of such payments hereunder or as a result of Lessee’s use or occupancy of the Premises, and any taxes assessed or imposed in lieu of or in substitution for any of the foregoing taxes whether now existing or hereafter enacted, except that to the extent Lessor is credited by any municipal, state or federal government in the amount to any such taxes paid by Lessee, Lessor shall credit Lessee to the same extent.

3.5 Determination of Base Rental and Expense Stop for Each Renewal Option. If Lessee properly exercises its right with respect to each Renewal Option as provided in Section 2.1.2, then the Base Rental due and payable for the Premises during each Renewal Option shall be the Fair Market Rental Rate per rentable square foot established and determined as hereafter provided, and the Expense Stop for each Renewal Option shall be equal to the amount used to establish the Fair Market Rental Rate:

3.5.1 Within forty-five (45) days after Lessee timely and properly exercises its option rights as herein provided, Lessor shall submit to Lessee in writing Lessor’s proposed base rental for the Premises, the proposed expense stop (if Lessor elects to increase the same beyond the Expense Stop set forth in the Basic Lease Information), and any economic benefits Lessor may elect to provide to Lessee, in Lessor’s sole discretion, such as a tenant improvement allowance to refurbish or upgrade the Premises (“Lessor’s Economic Terms for the Premises”).

3.5.2 If Lessee submits its written acceptance of Lessor’s Economic Terms for the Premises within thirty (30) days after receipt thereof, then the Base Rental and Expense Stop included therein shall constitute the “Fair Market Rental Rate” for purposes of this Section, provided that all other terms constituting Lessor’s Economic Terms for the Premises shall also apply. If Lessee delivers its written objection to Lessor’s Economic Terms for the Premises (or fails to submit its written acceptance thereof) within said 30-day period, then the Fair Market Rental Rate shall be established pursuant to Section 3.5.3 below, provided that Lessor’s Economic Terms for the Premises (excluding Lessor’s proposed base rental) shall be used to determine the same as therein provided.

3.5.3 If Lessor and Lessee cannot agree upon the Fair Market Rental Rate pursuant to Section 3.5.2 above within the time period set forth therein for Lessee’s acceptance or rejection of Lessor’s proposed Fair Market Rental Rate (“Rent Determination Period”), then the Fair Market Rental Rate shall be established as follows:

3.5.3.1 Within fifteen (15) days after the expiration of the Rent Determination Period, Lessor and Lessee shall attempt to mutually select and appoint a qualified,

independent MAI appraiser of its choice with at least five (5) years of experience in appraising prevailing market rates for properties similar to the Building in Maricopa County, Arizona (“Qualified Appraiser”). If the parties are unable to agree on the Qualified Appraiser within the 15-day period, then each party shall select a Qualified Appraiser within five (5) business days after the end of said 15-day period. The two appraisers selected by Lessor and Lessee shall then appoint a third Qualified Appraiser, and the third Qualified Appraiser shall constitute the “Appraiser” for purposes of this Section. If either party fails to appoint a Qualified Appraiser within said 5 business-day period, then the Qualified Appraiser timely appointed by the other party shall constitute the “Appraiser” for purposes of this Section.

3.5.3.2 Lessor and Lessee shall direct the Appraiser to make an independent determination of the prevailing market rate for the Premises based on Lessor’s Economic Terms for the Premises, the quality of the space, existing improvements and amenities, and the then prevailing market rate per square foot of rentable area for office space comparable to the Premises, the Building, and the Project in quality, appearance, location, amenities and design in the Phoenix metropolitan area, and such other standards as may be customarily utilized by MAI appraisers. The Appraiser shall be required to submit its determination within forty-five (45) days after the Rent Determination Period, and the same shall constitute the Fair Market Rental Rate per square foot of rentable area to be used for purposes of this Section.

3.5.3.3 Lessor and Lessee shall each pay one-half (1/2) of all costs and expenses of the Appraiser.

3.5.4 When the Fair Market Rental Rate is established as set forth above, Lessor and Lessee shall, acting reasonably and in good faith, within thirty (30) days thereafter, execute and deliver an amendment to this Lease, which acknowledges the extension of the Lease Term, establishes the Base Rental using the Fair Market Rental Rate, and establishes the Expense Stop utilizing the expense stop used to calculate the Fair Market Rental Rate for the Premises; provided, however, that execution of said amendment shall not be a condition precedent to the Base Rental due for the Renewal Option.

3.5.5 Any other provision in this Section notwithstanding, in no event shall the Base Rental to be paid for the Premises during the Renewal Option be less than the Base Rental applicable to the Initial Term.

3.6 Abatement of Base Rental. Notwithstanding any other provisions in this Lease to the contrary, so long as Lessee is not in default under this Lease beyond applicable cure periods as set forth in Section 29.1 below (otherwise, Base Rental and-all other sums due shall be due in full as set forth in the Basic Lease Information at the monthly amount otherwise due for the applicable month of the Lease Term), Lessee shall be entitled to an abatement of (i) the monthly Base Rental due for the first three (3) months of the Initial Term with respect to the 4th Floor Premises, (ii) the first three (3) months of Base Rental due for the 3rd Floor Phase II Premises (but Base Rental due for the 4th Floor Premises will be due in full for said months), and (iii) the first three (3) months of Base Rental due for the 3rd Floor Phase III Premises (but Base Rental due for the 4th Floor Premises and the 3rd Floor Phase II Premises will be due in full for said months); provided, however, that all other sums due under this Lease shall be due and payable during said abatement period and that if this Lease is terminated pursuant to the terms hereof before the benefit of the abatement is fully realized by Lessee, Lessee’s right to receive an abatement as herein provided, or the value thereof in lieu of an abatement, shall likewise terminate for all purposes.

4. OPERATING COSTS.

4.1 Lessee’s Obligation to Pay. In addition to the Base Rental and all other sums payable pursuant to this Lease, Lessee shall pay to Lessor, commencing on the Commencement Date, and continuing thereafter during the entire Lease Term, as additional rental hereunder, Lessee’s Pro-Rata Share (as set forth in the Basic Lease Information and Section 4.7) of that amount by which the Operating Costs (as defined in Section 4.3 below) for each calendar year during the Lease Term exceeds the Expense Stop (as set forth in the Basic Lease Information).

4.2 Monthly Impound. Prior to the Commencement Date, and prior to January 1 of each calendar year thereafter during the Lease Term, Lessor shall prepare or cause to be prepared in good faith an estimate of the total Operating Costs for the upcoming calendar year (or the remaining portion thereof) for the Building and those Operating Costs for the entire Project allocated to Lessor’s portion of the Project. As of the Commencement Date, if Lessee’s Pro-Rata Share of this estimated amount exceeds the Expense Stop (such excess shall hereinafter be referred to as “Excess Operating Costs”), Lessee shall pay, concurrently with the monthly Base Rental payments, an amount equal to one-twelfth (1/12) of the estimated amount of Lessee’s Pro-Rata Share of such Excess Operating Costs. Within three (3) months after the expiration of such calendar year, Lessor shall furnish Lessee with a written statement setting forth in reasonable detail the Operating Costs for such calendar year, determined on a cash basis, as of December 31. If the estimated amount paid by Lessee towards Excess Operating Costs for such calendar year as provided for above is greater than Lessee’s Pro-Rata Share of the actual excess as set forth in the statement delivered by Lessor to Lessee for such calendar year, then Lessor shall credit the additional amount paid by Lessee toward the next installments of Base Rental and Lessee’s Pro-Rata Share of Excess Operating Costs, or, if at the end of the Lease Term, reimburse said amount to Lessee within fifteen (15) business days after expiration of the Lease Term. If the estimated amount paid by Lessee is less than the actual amount of Lessee’s Pro-Rata Share of the Excess Operating Costs, then Lessee shall pay the additional amount to Lessor on or before thirty (30) days after receipt by Lessee of said written statement. If the term of this Lease terminates on other than the last day of a calendar year, Lessee’s Pro-Rata Share of Excess Operating Costs for the year in which this Lease terminates shall be prorated on a per diem basis (based on a 365-day year). If Lessor’s statement for said final year of this Lease discloses that Lessee has underpaid or overpaid Lessee’s Pro-Rata Share, then Lessor or Lessee, as the case may be, shall remit the difference to the other party on or before fifteen (15) days after Lessee’s receipt of said statement. The provisions of this Section shall survive the expiration or termination of this Lease.

4.3 Definition of Operating Costs. The term “Operating Costs” for purposes of this Lease means all commercially reasonable costs, expenses, assessments, and fees now or hereafter incurred by Lessor, an Owners’ Association or the property managers thereof, in managing, maintaining, repairing, replacing (except as limited by Section 4.5) and operating the Building, the Project and all Parking Facilities (as defined in Section 4.4), and certain areas which are adjacent to and benefit the Project (whether or not presently incurred with respect to the Project), which will be calculated pursuant to generally accepted accounting principles. Notwithstanding anything to the contrary, with respect to Operating Costs, all costs, expenses, assessments and fees associated with the Project and Parking Facilities shall include only such costs, expenses, assessments and fees reasonably allocable to the Building so long as such allocation is made on a reasonable and consistent basis that fairly reflects the share of such costs actually attributable to the Building and the Project and so long as allocations charged to the Building by the Project are made in a manner consistent with Section 4.3.10. Operating Costs shall include, and be limited to, the following:

4.3.1 Subject to Section 4.6, real property taxes and assessments and any other taxes imposed or levied by any governmental entity upon the Project and/or the Parking Facilities and all improvements (including, without limitation, personal property taxes on equipment, fixtures and other property of Lessor used in connection with the operation, repair and maintenance thereof), and costs, expenses and fees (including reasonable attorneys’ fees and property tax consultants’ fees) incurred by Lessor in contesting any of said taxes.

4.3.2 Fees and charges for property management (consistent with other Class A office buildings in the Phoenix metropolitan area and in no case to exceed three percent (3%) of the Building’s base rental income, including base rental, parking rental, and excess operating cost payments), building superintendents, telecommunications managers, monitoring personnel and other services of independent contractors (including, without limitation, alarm and monitoring services, maintenance of surface parking and loading areas and other exterior portions of the common areas, window cleaning and replacement (except as limited by Section 4.5), landscaping maintenance and replacement, elevator maintenance, telecommunications riser and roof management/maintenance services, lobby maintenance, maintenance of fountains and other water features and maintenance of decorative items and artwork); and wages, charges, taxes, fringe benefits or other labor costs for all onsite agents or employees engaged in the operation, maintenance, cleaning, repairing, decoration, monitoring and management of the Project, including without limitation (i) a facilities coordinator that will coordinate the use of loading areas, trash removal and other facilities benefiting the Project, a portion of which will be located in the P-1 Parking Structure, and (ii) a telecommunications manager to manage, oversee and operate all telecommunications facilities within or otherwise serving the Building and/or the Project, including the use thereof and access thereto by the telecommunications providers for Lessee and other tenants, provided that Lessor shall have the option, but not the duty, to hire a facilities coordinator and/or a telecommunications manager in Lessor’s sole discretion. To the extent that any independent contractors or onsite agents or employees service other buildings or improvements in the Project, all fees, charges, wages, taxes, fringe benefits and other labor costs shall be properly allocated to and between the Building and other buildings and improvements that receive service or other tangible benefit from the service.

4.3.3 Reasonably priced equipment, supplies and materials (new or replacement) used in connection with the operation, maintenance, decoration, repairing and cleaning of the Project and the Parking Facilities; the cost of water, sewer service, gas, electricity, condenser water service provided for the Condenser Water System (as defined in Section 8.5), and other utilities and services for the Project and the Parking Facilities (except telephone service for lessees, which shall be the obligation of each lessee, and any utilities to be paid by Lessee pursuant to the terms of this Lease); the cost of refuse, garbage and trash removal, collection and disposal; and the cost of vermin and pest control.

4.3.4 The cost of janitorial service for, and cleaning and other care of, the Building;

4.3.5 The cost and expense of use, upkeep, cleaning, maintenance and repair (including restoration and/or replacement of components, component parts, equipment, and other items necessary for the use, upkeep, updating increased efficiency (limited to the reasonably estimated amount of savings as a result of increased efficiency), compliance with applicable laws that take effect subsequent to the Commencement Date, operation and maintenance), management and protection of all interior, exterior and below grade portions of the Building and Project, including without limitation (i) the roof membrane, structural elements of the roof, and screening structures and improvements on the roof of the Building; (ii) entryways; (iii) windows and doors; (iv) elevators and related equipment; (v) signs and signage support structures; (vi) plumbing, electrical, fire systems and sprinklers; (vii) heating, ventilating and air conditioning systems, including the Condenser Water System; (viii) canopies, shading devices, parapets and support columns and cables; (ix) retaining walls; (x) storage and equipment rooms and similar areas; (xi) lighting facilities; (xii) utility lines outside of the premises of a lessee; (xiii) hallways, stairways, lobby areas, service corridors, benches, toilets and other interior common facilities; (xiv) drainage systems and retention areas for the Project; (xv) landscape maintenance, repair and replacement (including irrigation and sprinkler systems); (xvi) all surface parking, parking meters and loading areas, (xvii) public sidewalks, walkways and other public areas adjacent to the Project if Lessor believes removal of trash and debris or other maintenance or repair work would be beneficial to the Project, (xviii) telecommunications riser space, conduits and similar areas, (xix) sidewalks, bike paths, pedestrian ways, roads, curbs, and other paved or improved surfaces, including without limitation, access roads and facilities for fire protection and to accommodate the needs of the Maricopa County Flood Control District, (xx) all benches, bike racks, traffic control signs and devices, and directional and identification signs, (xxi) misting systems, and (xiii) monitoring systems.

4.3.6 The cost and expense of use, upkeep, cleaning, maintenance and repair (including restoration and/or replacement of components, component parts, equipment, and other items necessary for the use, upkeep, updating increased efficiency (limited to the reasonably estimated amount of savings as a result of increased efficiency), compliance with applicable laws that take effect subsequent to the Commencement Date, operation and maintenance), management and protection of all interior, exterior and below grade portions of the Parking Facilities, including without limitation (i) entryways, ramps, driveways and parking areas; (ii) windows and doors; (iii) elevators and related equipment; (iv) signs and signage support structures; (v) plumbing, electrical, fire systems and sprinklers; (vi) heating, ventilating and air conditioning systems, including the Condenser Water System; (vii) canopies, shading devices, and support columns and cables; (viii) storage and equipment rooms and similar areas; (ix)lighting facilities; (x) utility lines; (xi) curbs, sidewalks, hallways, stairways, and other common facilities; (xii) booths for parking fee collection, entryway gates, card systems and other improvements regulating access to and from the Parking Facilities; (xiii) office areas for personnel operating and maintaining the Parking Facilities; (xiv) all loading areas, trash removal areas and facilities, and transformer rooms; (xv) janitorial and storage rooms; (xvi) curbs, bumpers and other protective devices, (xvii) the cost of painting, re-striping and other traffic control markings, signs and devices with respect to parking spaces, ramps, entryways and other portions of the Parking Facilities, and (xviii) monitoring systems. Any other provisions in this Lease to the contrary notwithstanding, Lessor reserves the right to allocate those Operating Costs relating to Underground Parking Facilities based on the number of Parking Spaces located under the Building compared to all Parking Spaces in the Underground Parking Facilities.

4.3.7 The cost of fire insurance with extended and/or ISO Special Form coverage, flood insurance, general public liability insurance, business interruption, loss rental income, worker’s compensation and all other insurance obtained from time to time with respect to Lessor’s portion of the Project.

4.3.8 Capital improvements made to the Project or the Parking Facilities after the year in which the same are Substantially Completed, which improvements are required to comply with applicable laws that take effect subsequent to the Commencement Date, rules and regulations or were undertaken with a reasonable expectation that they would result in more efficient operation if Lessor reasonably determines that the cost to be incurred is justified in comparison with the savings to be achieved during the useful life of such improvements; provided that the cost of each such capital improvement, together with any financing charges incurred in connection therewith, shall be amortized over the useful life thereof and only that portion attributable to each Operating Year shall be included herein for such Operating Year.

4.3.9 All assessments, fees and charges due from Lessor with respect to its portion of Hayden Ferry Lakeside under any CC&R’s, including assessments, fees and charges due to an Owners’ Association responsible for common facilities maintained, operated, repaired and replaced for the benefit of property Owners in Hayden Ferry Lakeside.

4.3.10 Any costs and expenses shared by the Project or Lessor’s portion thereof with other portions of Hayden Ferry Lakeside (whether Lessor is the owner and/or manager thereof), if the nature of such costs and expenses are otherwise includable as Operating Costs as herein described, and if such allocation is made on a reasonable and consistent basis that fairly reflects the share of such costs actually attributable to the Building and the Project.

4.3.11 Any assessments, fees and charges due from Lessor to an Owners’ Association with respect to (i) those portions of the common areas and common facilities within or adjacent to the Project outside of the Building or outside of other buildings and the P-1 Parking Structure, including without limitation, the master drainage system and master utility system for Hayden Ferry Lakeside, and access roads and facilities for fire protection and to accommodate the needs of the Maricopa County Flood Control District, and/or (ii) the Parking Facilities, if the responsibility for maintaining the same is assigned by Lessor to the Owners’ Association as provided in Section 1.4 above, as may be set forth in a separate agreement between Lessor and the Owners’ Association and/or in the CC&R’s.

4.3.12 Any assessments, taxes and fees levied, assessed or imposed on the Project and/or the Building in connection with the development of Tempe Town Lake, adjacent park areas, the Rio Salado Parkway and similar improvements, including without limitation assessments, taxes, and/or fees due with respect to (i) the Community Facilities District (both for payment of the bonds related to the initial development of the Tempe Town Lake and adjacent park facilities and related improvements, and for the ongoing operation, maintenance and replacement of the same), (ii) the Rio Salado Parkway Improvement District and the costs incurred to place major electric lines underground and to develop the Rio Salado Parkway, and (iii) payments due to Downtown Tempe Community, Inc.

4.3.13 All costs and expenses incurred by Lessor or owed by Lessor to another person or entity with respect to the maintenance, repair, operation and replacement of those portions of the P-1 Parking Structure dedicated for trash removal, loading and unloading areas, and utilities, transformer and telecommunication rooms serving the Building and other buildings within the Project, but only that portion of such costs and expenses reasonably allocated to the Building based on the benefits received by the Building compared to other buildings within the Project, as reasonably determined by Lessor.

4.4 Definition of Parking Facilities. The term “Parking Facilities” for purposes of this Lease means all surface parking within the Project and only the Underground Parking Facilities, but shall not include the P-1 Parking Structure (except for the costs and expenses referred to in subsection 4.3.13 above) unless and until Lessor elects to convey the P-1 Parking Structure to an Owners’ Association, and/or to assign to an Owners’ Association all or a portion of Lessor’s duties with respect to repair, maintenance, operation and replacement (except as limited by Section 4.5) of the P-1 Parking Structure, in which event the term “Parking Facilities” will thereafter be deemed to include the P-1 Parking Structure for purposes of this Lease.

4.5 Amounts Excluded from Operating Costs. “Operating Costs” will not include any of the following (provided that none of the following exceptions shall apply in any way to exclude payment of the management fee referred to in Section 4.3.2): (i) costs of capital improvements or capital repairs unless the same are amortized over a period of five (5) or more years on a straight-line basis, with ten percent (10%) interest; provided, however, that only the amortized portion may be included in the Operating Costs for each year, (ii) costs of improvements, repairs or replacements reimbursed by third parties, (iii) repairs (including replacement or rebuilding) caused or occasioned by insured casualty or as a result of condemnation, (iv) the cost of repairing design or construction defects, (v) costs and expenses related to investigation, removal and/or clean-up of hazardous substances (as defined in Section 6.9), (vi) real estate commissions or advertising costs and expenses paid in connection with the leasing of space within the Project; (vii) depreciation of the Building for tax purposes; (viii) payments of principal and interest on any mortgages, deeds of trust or other financing instruments relating to the financing of the Project (except as described in subsection 4.3.8 above); (ix) costs directly related to improving tenant space for leasing within the Building; (x) items subject to reimbursement by, or chargebacks to, tenants in the Building pursuant to any tenant lease; (xi) costs incurred in connection with the original construction of the Building or in connection with any major changes in the Building, including, without limitation, the addition or deletion of floors; (xii) costs arising from Lessor’s charitable contributions or political donations; (xiii) any bad debt, rent loss, or reserves for bad debts or rent losses; (xiv) costs or expenses incurred providing extraordinary or tenant-specific services to other tenants in the Building; (xv) costs associated with the operation of the business of the partnership or entity which constitutes the Lessor and/or any related partnership or entity, distinguished from the cost of operation of the Building, including, but not limited to, wages or other compensation paid to officers or executives of Lessor in their capacity as officers or executives, partnership accounting and legal matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor’s interest in the Building, costs of any disputes between Lessor and other tenants, costs of any disputes between Lessor and its employees or agents, if any, not engaged in Building operation, disputes between Lessor and independent contractors, or fees paid to independent contractors with respect to disputes with other tenants; wages or salary of any employee who does not devote substantially all of his or her working time to the Building or exterior common areas (unless reasonably allocated based on the amount of time devoted to the Building or exterior common areas); fines, penalties, or interest; any amounts paid by Lessor for ground or land rental; (xvi) costs of a capital nature, including, without limitation, capital improvements and alterations, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with standard accounting practices; provided, however, the capital expenditures referred to above in this Article 4 will in any event be included in the definition of Operating Expenses; (xvii) costs of complying with laws, codes, regulations or ordinances relating to Hazardous Materials in building materials or otherwise in the Building or Hazardous Materials in the soil or groundwater under the Building, which exist in violation of laws, codes, regulations or ordinances on the date the Premises are delivered to Lessee; (xviii) insurance deductible amounts in excess of reasonable and customary deductible amounts; (xix) cost of services or benefits provided for the exclusive benefit of a particular tenant; (xx) costs and expenses of repairs or replacements due to construction defects or warrantied items. In addition, if major capital replacement or repair projects are paid from a reasonable reserve fund, the cost of which Lessor may include in the Operating Costs, it will not be necessary for Lessor to amortize and collect the cost thereof on an amortized basis as provided in subsection (i) above.

4.6 Abatement of Real Estate Taxes. LESSEE IS HEREBY ADVISED THAT THE MASTER LEASE (AS DEFINED IN SECTION 19.1) WILL BE EXECUTED BY LESSOR FOR THE BUILDING IN WHICH THE PREMISES ARE LOCATED IN ORDER FOR LESSOR TO OBTAIN THE BENEFITS OF TAX ABATEMENT UNDER APPLICABLE ARIZONA LAW. ACCORDINGLY, THE ABATED TAXES ARE NOT INCLUDED WITHIN THE EXPENSE STOP SET FORTH IN THE BASIC LEASE INFORMATION. LESSEE ALSO ACKNOWLEDGES AND AGREES THAT OPERATING COSTS WILL INCREASE SIGNIFICANTLY WHEN THE TAX ABATEMENT IS NO LONGER IN EFFECT AND TAXES FOR REAL AND PERSONAL PROPERTY ARE PAID AND COLLECTED AS PART OF OPERATING COSTS. UNDER CURRENT LAW, ASSUMING THE ABATEMENT PERIOD COMMENCES ON OR ABOUT FEBRUARY 2007, THE TAX ABATEMENT SHALL BE EFFECTIVE THROUGH APPROXIMATELY JANUARY 2015.

4.7 Lessee’s Pro-Rata Share. Lessee’s Pro-Rata Share shall be the percentage set forth in the Basic Lease Information.

4.8 Verification of Operating Costs. Lessor shall keep books, records and accounts of the Operating Costs for each calendar year. Lessee shall have the right, exercisable after it pays to Lessor in full Lessee’s Pro-Rata Share of Excess Operating Costs, but in any event within sixty (60) days after receipt by Lessee of the statement of Operating Costs for the preceding year, during the regular business hours of Lessor, to examine and inspect such books, records and accounts. Lessee may, within said 60-day period, cause an audit of the Operating Costs by a qualified, independent certified public accounting firm with national or regional standing that is not being compensated on a contingency fee basis. If the statement of Operating Costs previously submitted to Lessee is more than the amount of Operating Costs shown by such audit, and such audit has been accurately prepared, Lessor shall credit Lessee’s Pro-Rata Share of such amount to the next monthly installment of rental due from Lessee, or, if at the end of the Lease Term, reimburse said amount to Lessee within fifteen (15) business days after expiration of Lease Term. Additionally, if said statement of Lessee’s Pro-Rata Share of Operating Costs shall be determined by an accurate audit to be at least five percent (5%) more than the amount of Lessee’s Pro-Rata Share Operating Costs shown by such audit, Lessee shall also receive (at the same time as the credit or payment of the reimbursement) a credit (or payment if at the end of the Lease Term) in an amount equal to the actual cost of such audit (not to exceed $2,500.00), with such credit to be applied to the next monthly installment of rental due from Lessee. Otherwise, Lessee shall bear the cost of such audit. Notwithstanding the foregoing, if the Operating Costs of any calendar year are audited by another tenant or occupant of the Building with the assistance of a qualified, independent certified public accounting firm with national or regional standing that is not being compensated on a contingency fee basis, Lessee shall have no right to cause a subsequent audit of the Operating Costs for the same calendar year, and such audit by the other tenant, if not contested by Lessor, shall be binding on Lessee, however Lessor shall deliver written notice to Lessee of any such audit by another tenant or occupant within 15 business days after Lessee delivers its request for an audit to Lessor.

4.9 Adjustment for Partial Vacancy. For any calendar year during which less than one hundred percent (100%) of the Rentable Area of the Building is occupied, the calculation of estimated and actual Operating Costs for such year shall be adjusted to equal the estimated and actual Operating Costs which Lessor projects would have been incurred had one hundred percent (100%) of the Rentable Area of the Building been occupied during such year; provided, however, in any case Operating Costs charged to Lessee and other tenants in the aggregate shall not exceed actual costs.

4.10 Changed/Additional Operating Costs. If there are any costs or expenses not incurred in the first year of the Lease Term that are later incurred because of a change of policy or practice in the operating of the Building that causes an increase in the Operating Expenses over the first year’s Operating Expenses, such “Changed Costs” shall be included as Operating Costs only if the change in policy or practice would have been made by a reasonably prudent operator of comparable property in the metropolitan area of Maricopa County, Arizona.

4.11 Credits/Reimbursements. Operating Costs shall be reduced by reimbursements, credits, discounts, reductions or other allowances actually received by Lessor for items of cost included in Operating Costs, except reimbursements to Lessor by tenants under the provisions of their respective leases, and exclusive of overtime HVAC revenue paid to Lessor.

5. SECURITY DEPOSIT.

5.1 Initial Security Deposit. Lessee shall deposit with Lessor throughout the Lease Term a cash deposit or a letter of credit that satisfies the requirements set forth in Section 5.3 below (“Letter of Credit”) as security for the full performance by Lessee of its obligations hereunder (“Security Deposit”). If Lessee defaults under any provision hereof, Lessor shall be entitled, at its option, to immediately apply the cash deposit or draw on the Letter of Credit then on deposit with Lessor (unless already drawn upon and converted to cash as provided in Section 5.3) and apply and retain all or any part of the Security Deposit for the payment of any Rent or other sum in default or any other amount due Lessor under this Lease because of Lessee’s default and the balance of such Security Deposit shall continue to be maintained by Lessor as the Security Deposit. If any portion of the Security Deposit is so used or applied, Lessee shall, within fifteen (15) days after written demand, deposit cash (or a Letter of Credit in lieu thereof) with Lessor in an amount sufficient to satisfy the required amount for the Security Deposit, and Lessee’s failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep any cash comprising the Security Deposit separate from its general funds, and Lessee shall not be entitled to interest on the Security Deposit. If Lessee fully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Lessee within 15 business days after the expiration of the Lease Term or any period of holding over with the written consent of Lessor. Lessor’s rights with respect to the Security Deposit shall be in addition to and shall not preclude concurrent, alternative or successive exercise of any other rights or remedies available to Lessor.

5.2 Increased Security Deposit. If Lessee is in monetary or material non-monetary default under this Lease more than two (2) times within any calendar year, beyond any applicable notice and grace and/or cure periods, then, without limiting Lessor’s other rights and remedies provided for in this Lease or at law or in equity, the Security Deposit shall automatically be increased to an amount equal to $1,500,000.00, and Lessee shall, within 15 business days after written demand, deposit cash (or a Letter of Credit in lieu thereof) with Lessor in an amount necessary, when added to the balance of the Letter of Credit or cash then on deposit with Lessor (if any), to equal $1,500,000.00.

5.3 Letter of Credit. Notwithstanding anything herein to the contrary, upon execution of this Lease, Lessee shall deliver to Lessor the Security Deposit hereunder in the form of cash or a letter of credit in the face amount set forth in the Basic Lease Information, provided that any Letter of Credit shall be in accordance with the following: (a) the Letter of Credit (i) shall be an irrevocable, standby letter of credit due on sight without further conditions (provided that, as between Lessor and Lessee, Lessor shall draw on such Letter of Credit only to the extent it is permitted to apply the Security Deposit as provided in Section 5.1), and (ii) shall be issued by a reputable financial institution reasonably acceptable to Lessor, (b) if the expiration date of the Letter of Credit occurs prior to the end of the Lease Term, then Lessee must provide Lessor with a replacement letter of credit (that complies with this Section) at least fifteen (15) business days prior to the expiration of the Letter of Credit then on deposit with Lessor (failing which Lessor shall be entitled to draw on the full amount of the Letter of Credit currently on deposit and convert it to cash and hold and apply the same as the Security Deposit pursuant to Section 5.1, except that Lessee shall be entitled thereafter to replace such cash Security Deposit with a Letter of Credit that complies with this Section 5.3), and (c) upon receipt of such Letter of Credit (or any replacement Letter of Credit) that complies with this Section, Lessor shall refund Lessee any cash Security Deposit (or other letter of credit) theretofore posted by Lessee hereunder that has not been applied by Lessor as permitted in Section 5.1. If Lessee initially deposits cash as a Security Deposit hereunder, then at any time thereafter when Lessee is not in default under this Lease beyond applicable cure periods, Lessee may replace said cash deposit with a Letter of Credit that satisfies the requirements of this Section.

6. USE OF PREMISES.

6.1 Permitted Uses. Lessee shall not use or permit the use of the Premises for any purpose, except the purpose set forth in the Basic Lease Information, without the prior written consent of Lessor which shall not be unreasonably withheld or conditioned. However, Lessee is in any event prohibited from engaging in any of the following uses unless (i) specifically allowed in the Basic Lease Information as a Permitted Use (e.g., a reference to “reputable general office uses” or similar references do not qualify as specifically allowing such uses), or (ii) specifically consented to in writing by Lessor in an Amendment to this Lease (although Lessor may allow other tenants to engage in such uses): any retail or wholesale sales activities; gift shops; newsstands; food, tobacco or alcoholic or nonalcoholic beverage sales or services (including, without limitation, restaurants, snack shops, ice cream or frozen yogurt shops, coffee shops or smoke shops or lounges, but excluding vending machines for employees and guests); bail bond operations; public stenographer or typist; secretarial service or messenger service; schools, classrooms or training activities; employment agencies; telemarketing or telephone solicitation activities; hair salon, barber shop or manicure shop; or for the marketing and/or sale or leasing of residential homes, units, apartments, or other properties used for residential purposes. In no event shall the Premises be used for the operation of an executive office suite business (with or without the ancillary services typically provided by such businesses). For purposes of this Lease, the term “executive office suite business” shall mean the operation of a flexible workplace center consisting of executive office suites used by clients, licensees, and occupants paying for the benefit of using shared office workplaces, with on-site or off-site personnel whose responsibilities include the management of the flexible workplace center, and offering, at any time, services of the type that are customarily offered by executive office suite businesses, which may or may not include, without limitation, conference and meeting facilities and services, administrative support or word processing, secretarial support, teleconferencing capabilities, high speed broadband connectivity and use, furniture, office equipment and supplies and other services and facilities. Lessee acknowledges that Lessor has granted an exclusive use right within the Building in favor of another tenant who operates or will operate an executive office suite business, and that this use restriction shall be strictly enforced by Lessor.

6.2 Compliance with Insurance Requirements. Lessee shall not engage in or permit any activity which will cause the cancellation or material increase the existing premium rate of fire, liability or other insurance on or relating to the Premises or the Project. Lessee shall not sell or permit to remain in or about the Premises any article that may be prohibited by standard ISO Special Form fire and extended coverage insurance policies to be maintained pursuant to this Lease. Lessee shall comply with all requirements pertaining to the use of the Premises necessary for maintenance of such fire and public liability insurance as Lessor may from time to time obtain for the Premises or the Project. Notwithstanding the above, Lessor confirms that use of the Premises for general office uses shall not be deemed in violation of this provision, provided that the use of certain equipment, chemicals, fluids, or materials that are inflammable, dangerous, or hazardous may violate this Section.

6.3 Waste, Nuisance, Etc. Lessee shall not commit or permit any waste on the Premises, nor in any manner deface or injure the Premises, the Building, the Underground Parking Facilities, the P-1 Parking Structure or the Project. Lessee shall not use or permit the use of the Premises for the sale, preparation, or distribution of pornographic materials or for other offensive or immoral purposes (in the sole judgment of Lessor), or commit or permit on the Premises any offensive, noisy or dangerous activity or other nuisance, activity or thing, or generate or permit any noxious, putrid or foul odor, which may unreasonably disturb the quiet enjoyment or peaceable possession of any other tenant or occupant of the Project. Lessee shall not overload the floor of the Premises beyond the load limit therefor established by Lessor. Lessee shall not employ any device in or about the Premises that emits any sound, frequency, radio waves or radiation that are audible or detectable outside the Premises, except fire and burglar alarms, telephones, cellular telephones and customary and usual office equipment.

6.4 Area Above Standard Finish Ceiling Line. Lessee shall have no right to use, enter into or cause to be entered into that portion of the Premises above the standard ceiling line (as established by Lessor) without the prior written consent of Lessor, which shall not be unreasonably withheld or conditioned.

6.5 Common Areas. Subject to the CC&R’s and any rules and regulations adopted and enforced pursuant thereto, the rules and regulations referred to in Section 6.7, the rights reserved by Lessor in Article 27 below, and the provisions of Article 25, Lessee shall be entitled to the non-exclusive use in common with Lessor, other tenants and occupants of the Building and the Project, and other parties authorized by Lessor, their respective employees, agents, contractors, customers and invitees, of such entryways, sidewalks, hallways, stairways, toilets, elevators, lobby areas, and other common areas and facilities in the Building or within the Project as Lessor may from time to time designate for common use, provided such designation does not materially and adversely affect Lessee’s access to the Premises. The foregoing notwithstanding, Lessor reserves the right to reasonably grant exclusive use of designated parking spaces and other portions of the common areas and facilities to other tenants or occupants and their employees and invitees.

6.6 Compliance with Laws. Lessee shall comply, at its expense, with all laws, ordinances, rules and regulations of any public authority at any time now or hereafter applicable to the Premises or any activity therein or use thereof, and shall, at its expense, construct and install any improvements which may be required from time to time by applicable laws, ordinances, rules and regulations as a result of the use or occupancy of the Premises; including, without limitation, reasonable accommodations to be made for Lessee’s employees, customers, or invitees under the American’s With Disabilities Act, as amended (“ADA”). Notwithstanding the foregoing, Lessor shall be responsible for complying with laws, ordinances, rules and regulations, including the ADA, that apply, as of the date Lessor tenders possession of the Premises to Lessee, to Lessor’s Work performed pursuant to Section 7.2 and Exhibit “C” attached hereto. Lessee further represents and warrants that all improvements installed or constructed in the Premises by, or at the direction of, Lessee, together with all alterations or additions thereto, shall comply with all applicable laws, statutes, codes, and regulations, including, but not limited to, the ADA.

6.7 Rules and Regulations. Lessee shall comply, and shall cause its subtenants and occupants and their respective employees, agents, contractors, customers and invitees to comply, with the rules and regulations for the Project, the Underground Parking Facilities and the P-1 Parking Structure (and adjacent areas, if any, over which Lessor and Lessor’s tenants may be granted non-exclusive use rights from time to time in the discretion of Lessor), including those attached to this Lease as Exhibit “B” and with such modifications and additions thereto as Lessor, in its reasonable discretion, may hereafter make for the Building, the Project and adjacent areas, provided such modifications or additions do not materially and adversely affect Lessee’s use and occupancy of, and access to, the Premises. All amounts due from Lessee to Lessor pursuant to such rules and regulations shall be paid within fifteen (15) business days after demand therefor by Lessor, and shall constitute additional rental due under this Lease.

6.8 Project Signs; Interior Signage. Except as specifically set forth in this Section 6.8, Lessee shall have no right to use the signs for the Project or to use any interior or exterior surfaces of the Building or other portions of the Project to identify Lessee’s business (including the interior or exterior surfaces of plate glass):

6.8.1 Interior Signage. Subject to Lessee’s compliance with Lessor’s sign criteria, (a) Lessee shall be permitted to list its name and suite number within the Building (i) on the main interior directory in the lobby of the Building, which shall be a “touch screen” type of directory, and (ii) on a directory in the elevator area within the 4th Floor Premises and the 3rd Floor Premises, and (b) Lessee may install Building standard suite entry signage at the entrance to the Premises on each floor (which shall be reasonably approved by Lessor if consistent with other suite entry signage in the Building). The cost of all signage for the Premises inside of the Building shall be covered by, and included within, the Tenant Improvement Allowance; provided that any subsequent changes to the information initially listed on inside directories or to the signage (if necessitated by Lessee) shall be at the expense of Lessee.

6.8.2 Exterior Building Signage. Subject to Lessee’s compliance with Lessor’s City-approved sign criteria for exterior signage and Lessor’s approval of the design, wording, style, font, and colors used by Lessee and the manner of installation (such approval not to be unreasonably withheld, conditioned or delayed), Lessee shall be permitted to erect (a) an “eyebrow” sign on the Building in the location shown on Exhibit “F-1” attached to this Lease, and (b) a sign panel on a monument sign in front of the Building in the location shown on Exhibit “F-2,” provided, however, that (i) Lessee shall be permitted to place only its Permitted Name on said “eyebrow” sign and monument sign, and (ii) Lessor shall have the right to designate from time to time the slot on the monument sign Lessee will be entitled to use based upon the alphabetical order of the names of the tenants with signage on such monument (the beginning of the alphabet being at the top of the monument signage), but may require Lessee to move its sign panels from time to time during the Lease Term to a lower or higher position, as so determined by Lessor, in which event Lessor will move the same at Lessor’s expense. The foregoing notwithstanding, Lessee shall be permitted to maintain such exterior signage only if it is open and operating in the Premises for its Permitted Use utilizing the Permitted Trade Name, and is not in default under this Lease beyond applicable notice and cure and/or grace periods. The cost of acquiring and installing the foregoing “eyebrow” sign and sign panel shall be at the expense of Lessee, provided that (1) Lessee shall engage a sign contractor reasonably acceptable to Lessor to obtain and install the “eyebrow” sign, and (2) any changes to the eyebrow and monument signage (which must first be reasonably approved by Lessor and must comply with Lessor’s City-approved sign criteria) shall be at the expense of Lessee. Lessee shall maintain, repair, and replace all such signage (and shall promptly repair, in a good and workmanlike manner, any damage to the Building and/or monument sign caused by the acts or omissions of

Lessee, its employees, agents, or contractors), at Lessee’s sole expense, so that the same are in good condition and repair at all times.

6.9 Hazardous Substances.

6.9.1 Lessee’s Obligations. Lessee agrees that it will not use or allow the Premises to be used for the storage, use, discharge, production, release, treatment or disposal of any “hazardous substance”, as that term is defined under either the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601, et. seq., as amended from time to time) or any other federal, state or local environmental law, rule, regulation, order or directive now or hereafter existing (the “Environmental Laws”) in violation of any Environmental Laws. Lessee shall otherwise comply at all times with all Environmental Laws. Lessee shall immediately notify Lessor of any hazardous substance on or about the Premises, any investigation by any governmental authority regarding the violation of any Environmental Law, and any claims by third parties against Lessee relating to the violation of any Environmental Law regarding the Premises. Lessee shall, at its expense, promptly remediate the same in accordance with applicable Environmental Laws, except to the extent that such damage is caused by Lessor or its contractors, employees or agents. In such case, Lessor shall, at Lessor’s expense, promptly remediate the same in accordance with applicable Environmental Laws. Lessee shall otherwise comply at all times with all Environmental Laws, and shall be responsible for all liabilities, costs, and expenses arising from the foregoing or otherwise arising from the business operations of Lessee or the acts or omissions of Lessee, its agents, employees, or contractors, except to the extent that such damage is caused by Lessor or its contractors, employees or agents.

6.9.2 Lessor’s Obligations. Lessor represents and warrants to Lessee that, at the time Lessor delivers possession of the Premises to Lessee, there will be no hazardous substances present in the Premises in violation of or at levels requiring remediation pursuant to applicable Environmental Laws.

6.10 Rooftop License Agreement. Lessor Agrees that Lessee may install, maintain and operate during the Lease Term (subject to earlier termination of this Lease and/or Lessee’s right of possession pursuant to Section 29.1), without charge but at Lessee’s sole cost and expense, certain telecommunications equipment on the roof of the Building for use solely in connection with its business operations in the Premises, and for no other purpose. If Lessee elects to place any such equipment on the roof of the Building, then in connection therewith and prior to any installation of such equipment by Lessee, Lessee and Lessor agree to execute a Rooftop License Agreement in the form attached to this Lease as Exhibit “G”, and the same shall be required in order for the rights described herein to be effective. Except as expressly set forth herein, Lessee shall have no right of access to, or use of, the roof or other exterior portions of the Building or the Project.

6.11 Access. Lessee shall have reasonable access (including elevator service, subject to Exhibit “C” with respect to phasing in elevator service) to the Premises 24 hours per day, seven days per week, every day of the year, subject to Sections 8.1 and 8.2 regarding Building services, Article 15 regarding damage and destruction, and the right of Lessor to impose reasonable controls and security measures with respect to the Building.

7. CONDITION OF PREMISES; CONSTRUCTION.

7.1 Condition of Premises. Lessee acknowledges, represents and agrees to the following: (i) Lessee shall be responsible for making its own inspection and investigation of the Premises, the Building and other portions of the Project, (ii) Lessee shall be responsible for investigating and establishing the suitability of the Premises for Lessee’s intended use thereof, and all zoning and regulatory matters pertinent thereto, (iii) Lessee is leasing the Premises “AS IS” based on its own inspection and investigation and not in reliance on any statement, representation, inducement or agreement of Lessor or its agents, employees or representatives, except as expressly set forth in Section 7.2 below or elsewhere in this Lease, (iv) each portion of the Premises, upon the earliest of Lessee’s possession or Lessee’s entry therein to construct or install improvements, was in good order and satisfactory condition, and (v) the Premises and Lessee’s rights thereto under this Lease include only the interior space within the Premises. Lessee’s rights do not include and Lessee has no rights to or expectations of any improvements below floor level, above ceiling level, or rights to any particular view or view corridor, any particular angle or degree of sun or light exposure, or any particular air rights or corridor above or around the Premises.

7.2 Construction. Subject to Section 2.3 and Article 26, Lessor shall, in the exercise of reasonable diligence, perform the construction and/or installation work provided for on Exhibit “C” attached hereto, if any. For purposes of this Lease, possession of the 4th Floor Premises and the 3rd Floor Premises shall be deemed delivered or tendered to Lessee upon Substantial Completion (as defined in Exhibit “C”) of Lessor’s Work with respect thereto as set forth on Exhibit “C”, and Lessor has given Lessee written notice thereof. Upon receipt of such written notice or upon any earlier date Lessor and Lessee may agree upon (or as otherwise may be set forth in Exhibit “C”), Lessee shall, in the exercise of reasonable diligence, perform the installation work designated as “Lessee’s Work” on in Exhibit “C”, subject to all of the provisions of this Lease. The expense of all work specified on Exhibit “C”, whether performed by Lessor or Lessee, shall be allocated between the parties as specified on Exhibit “C”. In no event will (i) Lessor’s obligations with respect to Lessee’s Additional Work exceed the Tenant Improvement Allowance set forth in the Basic Lease Information, or (ii) Lessor be responsible for performing any other work or installing any other improvements except for Lessor’s Work.

7.3 Latent Renovation Defects. Lessee’s continued possession of the Premises shall not constitute a waiver of any warranty of or any defect in regards to workmanship or material of the Building and other improvements that are a part of the Premises (“Renovation Defect”); provided, however, that Lessee shall have one year after the Commencement Date with which to notify Landlord of any Renovation Defect, which notice must be in writing and describe in reasonable detail the Renovation Defect. Lessor shall have thirty (30) days (or such other time as is reasonably necessary) after the notification in which to correct or remedy any actual Renovation Defect that is timely identified by Lessee. If Lessor fails to timely cure as provided herein, Lessor shall be in default of this provision of the Lease and upon written notice to the Lessor, Lessee may, without being obligated and without waiving the default, cure the default and Lessor shall be obligated to pay Lessee, within 15 business days after demand (accompanied by an invoice itemizing in detail the work done and the charges therefor), all costs (excluding Lessee’s administrative costs, but including a service fee equal to 10% of other out-of-pocket costs reasonably incurred by Lessee), expenses and disbursements reasonably incurred by the Lessee to cure the default.

8. BUILDING SERVICES.

8.1 Services. Subject to the rules and regulations attached to this Lease, Lessor agrees to furnish to the Premises, during normal business hours (as hereafter defined), janitorial service and elevator service, water and electricity suitable for the intended use of the Premises, and heat and air conditioning required in Lessor’s reasonable judgment for the comfortable use and occupancy of the Premises. Lessor will also furnish such heat or air conditioning to the Premises beyond normal business hours consistent with other Class A Office Buildings in the Phoenix metropolitan area, upon reasonable prior notice from Lessee (as hereafter defined), provided that Lessee shall pay an additional charge therefor (to be reasonably established by Lessor from time to time based on the number and size of heat pumps and HVAC zones in the Premises and Lessor’s cost to operate its energy management system and provide such after-hours service). Lessor shall provide Lessee with an invoice for the additional charges and Lessee shall pay the same within five (5) business days after receipt of such invoice from Lessor. Lessor estimates that the current charge for after-hours HVAC use in the Premises will be approximately Three and 08/100 Dollars ($3.08) per hour per zone within the Premises (and the total number of zones within the Premises will be based upon Lessee’s final plans for the Premises). As used in this Section, “normal business hours” shall mean 7:00 a.m. to 6:00 p.m., Monday through Friday (except legal holidays), and 8:00 a.m. to noon on Saturday (except legal holidays); and “reasonable prior notice from Lessee” shall mean notice to Lessor by 1:00 p.m. on weekdays for service beyond normal business hours for the next weekday, by 1:00 p.m. on Friday for such service on Saturday or Sunday, or by 1:00 p.m. on the first business day immediately preceding a holiday for such service on a holiday.

8.2 Interruption of Services. Except for interruptions of services, including non-continuous interruptions, in excess of three (3) consecutive days or in excess of any three (3) days of any seven-day (7-day) period, Lessor shall not be liable for, nor shall Lessee be entitled to, any abatement or reduction of Rent or other amounts due hereunder by reason of interruption in services to the Premises to the extent caused by the acts of Lessee or other tenants of the Building or by any causes beyond the reasonable control of Lessor, including without limitation the following: (i) disruption for any cause or reason of electrical, water, condensor water, sewer, or telecommunication services, (ii) weather, casualty, accidents, or breakage, (iii) installing or remodeling improvements, or making repairs, (iv) strikes, lockouts or other labor disturbances or disputes of any character, (v) as a consequence of the voluntary or mandatory compliance by Lessor with any governmental or independent service operator orders, regulations or directives to reduce electrical consumption. It is expressly understood and agreed that except only for Lessor’s gross negligence or intentional misconduct, Lessor shall have no liability or responsibility under any circumstances for loss or damage, however occurring, arising out of or incurred in connection with any failure of or interruption in or failure to provide any services or utilities which Lessor is to provide hereunder. However, notwithstanding anything to the contrary set forth above, if for reasons other than the act or omission of Lessee, its agents, employees or contractors, any interruption, curtailment, stoppage or suspension of the Essential Services (as defined below) occurs and continues for more than five (5) consecutive business days (or for more than five (5) business days in any 10 business-day period) and the same materially adversely affects Lessee’s use of any material portion of the Premises, then so long as no uncured event of default then exists under this Lease, all Rent due hereunder with respect to the materially, adversely affected portion of the Premises shall be equitably abated (based on the extent Lessee cannot and does not use such affected portion) for the period beginning on the sixth (6th) business day of such failure and shall continue until the applicable service is restored to a level that the material, adverse affect is eliminated. For purposes hereof, “Essential Services” shall mean the provision of (a) cold water and sanitary sewer, (b) elevator service, (c) heat and air conditioning at reasonable levels, and (d) electricity in amounts reasonably required for general office use. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Lessor reserves the right to install necessary supplementary air conditioning units in the Premises. The reasonable cost of such supplementary units, including the cost of installation, operation and maintenance, shall be paid by Lessee to Lessor only to the extent that such supplementary air conditioning units are made necessary specifically by Lessee or its subtenants or occupants, within fifteen (15) business days after written demand by Lessor.

8.3 Prohibitions; Excess Utilities. Lessee will not, without the prior written consent of Lessor (which Lessor may withhold in its discretion), (i) use any apparatus or device in the Premises which will increase the amount of water, electricity, condenser water for the Condenser Water System or other utilities otherwise furnished or supplied for use of the Premises as general office space, including, without limitation, computers and machines using current in excess of 110 volts; (ii) install any 220 volt outlets in the Premises (unless otherwise specifically permitted by the provisions of Exhibit “C”), nor (iii) connect into the electric current or the water supply except through existing electrical outlets or existing water taps in the Premises. If Lessor reasonably believes that Lessee is in violation of the covenants of the prior sentence, Lessor may cause water, electric, condenser water or other utility measuring devices to be installed in the Premises for the purpose of measuring the amount of water, electric current, condenser water for the Condenser Water System or other utilities consumed for any such purpose. The reasonable cost of any such meters and the installation, maintenance and repair thereof shall be paid for by Lessee, and Lessee agrees to pay Lessor, within ten (10) business days after demand, for the cost of all water, electric current, condenser water for the Condenser Water System or other utilities consumed as shown by said meters, at the rates charged for such services by the suppliers thereof. If separate meters cannot be installed, Lessor and Lessee shall reasonably agree to an estimate of the additional cost of the utilities utilized by Lessee and charge the same directly to Lessee, who shall pay the same to Lessor within ten (10) business days after demand by Lessor.

8.4 Utility Deregulation.

8.4.1 Lessor Controls Selection of Power Provider. Lessor hereby advises Lessee that presently APS (“Electric Service Provider”) is the utility company selected by Lessor to provide electricity service for the Project. Notwithstanding the foregoing, if permitted by law, Lessor shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternative Service Provider”) or continue to contract for service from the Electric Service Provider.

8.4.2 Lessee Shall Give Lessor Access. Lessee shall cooperate with Lessor, the Electric Service Provider, and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Lessor, Electric Service Provider, and any Alternative Service Provider reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises; provided, however, that Lessor shall endeavor to cause the Electric Service Provider or Alternative Service Provider to minimize, to the extent reasonably possible given the circumstances, its interference with electricity service to the Premises and Lessee’s access to or permitted use of the Premises.

8.4.3 Lessor Not Responsible for Interruption of Utilities. It is expressly understood and agreed that Lessor does not warrant or promise that any services or utilities or any service or utility provider will be free from shortages, failures, loss of availability, variations, changes in quality, character or quantity, disruptions, defects, poor service, interference or interruptions caused by or related to governmental requirements or requests, inability to obtain services, so-called brown-outs, rolling black-outs, accidents, repairs, maintenance, strikes, lockouts, labor controversies, replacements, alterations, construction delays or interruptions, changes of or in service, or other causes; or that such services or utilities will be suitable for Lessee’s requirements. Lessor shall have no liability or responsibility for any loss, damage, cost or expense (however incurred) sustained or incurred by Lessee or those claiming by, through or under Lessee, incidental to or arising out of any of the foregoing unless caused by or due to Lessor’s gross negligence or intentional misconduct. Lessor shall in no way be liable or responsible for any loss, damage, or expense that Lessee may sustain or incur as a consequence of the voluntary or mandatory compliance by Lessor with any governmental or independent service operator orders, regulations, or directives to reduce electrical consumption. The foregoing shall not be deemed an actual or constructive eviction of Lessee or a disturbance of Lessee’s possession, use or occupancy of any or all of the Premises, or entitle Lessee to an abatement or diminution of rent or relieve Lessee from its obligations under this Lease, provided that Lessee’s only remedies shall be the abatement rights set forth in Section 8.2 with respect to Essential Services.

8.5 District Cooling Services. Lessor hereby advises Lessee that Lessor has or may enter into an agreement with Northwind Rio Salado, LLC, or one or more other companies (“Condenser Water Provider”) who will operate one or more district cooling plants and other facilities to provide condenser water to the Project, other portions of Hayden Ferry Lakeside and other areas. Lessor reserves the right to tap into such condenser water lines for the benefit of the Building to provide condenser water for the Building’s air conditioning system designed for such purposes (“Condenser Water Systems”), and to pay any reasonable fees, assessments or charges due to the Condenser Water Provider, and shall have the right to include the same within the Operating Costs pursuant to Section 4.3 above.

8.6 Telecommunications Provider.

8.6.1 Except as provided in Section 6.10 and the Rooftop License Agreement, any and all television, radio, telecommunications and voice and data technology equipment, cabling, wiring, panels and other facilities required for Lessee’s requirements (“Telecommunications Equipment”) shall be located solely in the Premises, other than and except for any cabling and wiring that provides connectivity from the Premises to one or more intermediate demarcation points for telecommunication service providers (the “IDF”) located in the Building and to the main telecommunications demarcation point for the Project (the “MPOE”), which may be located in the Building or elsewhere within the Project. Lessee shall only be permitted to access the IDF and the MPOE with the prior consent of Lessor (and only in accordance with such access control procedures implemented from time to time by Lessor), for the limited purpose of confirming interconnection with the facilities and equipment of the telecommunications service provider (“TSP”) that provides services to the Premises. The number and type of lines allocated to Lessee at the IDF and/or the MPOE shall be designated by Lessor, and shall not be increased or added to without the prior written consent of Lessor. By its acceptance of possession of the Premises, Lessee shall be deemed to have agreed that the allocated number and type of lines serving the Premises are adequate for Lessee’s occupancy.

8.6.2 Only Lessor and/or Lessor’s approved installers, contractors and vendors are authorized to install and/or connect telecommunications lines from the MPOE and/or the IDF to the Premises, and any such work shall be done at Lessee’s expense. Lessee shall reimburse Lessor, within ten (10) business days after written request, for the reasonable cost of Lessor’s designated telecommunications manager with respect to monitoring any installation work performed for Lessee requiring access to the IDF and/or MPOE. None of the Telecommunications Equipment, wherever located, shall interfere with the telecommunications equipment of any other tenant or occupant of the Building or of any telecommunications service provider granted a right of access to the Building by Lessor, and Lessee shall at all times during the term of this Lease cause its Telecommunications Equipment to be operated within the technical and frequency transmission and reception parameters specified by the equipment manufacturer and any governmental license. If Lessee, its employees, agents or contractors, should cause any measurable interference with any Building systems or equipment, or the systems or equipment of any of the other tenants or occupants of the Project, or of any telecommunications service provider that, with the permission of Lessor, has installed equipment in the Building (collectively, “Approved Telecommunications Facilities”), Lessor shall have the right, upon twenty-four (24) hours verbal notice to Lessee, to disconnect any equipment or wiring located outside the Premises until Lessee resolves the interference issues in a manner satisfactory to Lessor. Lessee shall be liable to Lessor for, and shall indemnify, defend and hold harmless Lessor from and against, any loss, claim, damage, liability, fine, penalty, fee, cost and expense, including Lessor’s attorneys’ fees and costs, incurred in connection with or arising from any damage to or interference with any Approved Telecommunications Facilities, and any riser infrastructure in the Building due to the act or omission (negligent or otherwise) of Lessee, or any employee, agent or contractor of Lessee.

8.6.3 Lessor reserves the right to limit the number of local exchange carriers and competitive alternative telecommunications providers (collectively, “TSPs”) having access to the Building’s riser system and infrastructure, and Lessor reserves the right to charge TSPs for access to and use of the Building’s telecommunications riser system and infrastructure, and to require, as a condition to any such access or use, that the TSPs enter into a written agreement with Lessor governing the terms and conditions of such access. Lessor has the sole right to designate the risers and other vertical and horizontal pathways to be utilized by TSPs and/or Lessee for access and connectivity to and from the Premises, the IDF and the MPOE.

8.6.4 Lessee hereby waives any claim against Lessor for any claims, losses, damages, liabilities, costs, fees, or expenses attributable to or resulting from (i) any interruption of service, damage or interference with or to any of the Telecommunications Equipment, except to the extent caused by the gross negligence or intentional misconduct of Lessor, its agents or employees; provided, however, in no event shall any such interruption, damage or interference entitle Lessee to any consequential damages (including damages for loss of business), constitute an actual or constructive eviction in whole or in part, or relieve Lessee of any of its obligations under this Lease, electromagnetic fields, or (iii) the consequences of the operations of Lessee’s Telecommunication Service Providers or other Telecommunication Service Providers.

8.6.5 Upon the expiration or earlier termination of this Lease, Lessee shall remove, at its sole cost and expense (and by installers approved by Lessor as hereinabove provided), all Telecommunications Equipment in the Premises and/or exclusively serving the Premises (except cabling) whether located at the IDF and/or along any path of travel to the MPOE.

8.6.6 Lessee may install a wireless Internet communications network (also known as “Wi-Fi”) within the Premises and on the rooftop (to the extent provided in Section 6.10 and the Rooftop License Agreement) for the use of Lessee and its employees, but Lessee shall at all times thereafter, at its expense, install “firewall” protection and implement and utilize other commercially reasonable measures and protocols designed to prevent its Wi-Fi system and usage from interfering with the Wi-Fi systems of other tenants, occupants, or telecommunications service providers within the Building.

8.7 Access. Lessee will have access to the Premises and the Building as provided in Section 6.11, subject to such security card or other monitoring system or procedures for the Building as Lessor may establish from time to time in its discretion. However, Lessor will not provide a security card access system for the Premises; Lessee may do so, at its expense, if reasonably approved by Lessor and if compatible with Lessor’s system for the Building.

9. MAINTENANCE AND REPAIR.

9.1 Lessor’s Obligations. Subject to the terms and conditions of this Lease and to compliance by Lessee with its obligations hereunder, as a part of Operating Costs, Lessor shall: (a) clean, maintain, repair, and replace subject to reasonable wear and tear, (i) the common areas of the Building as described in Section 6.5; (ii) the roof and structural elements of the Building; (iii) building-standard plumbing and electrical wiring and heating, ventilating and air conditioning systems and equipment; and (iv) the exterior of the Building (except for Lessee’s signs, if any exterior signs are specifically provided for in Section 6.8), including periodic cleaning of exterior surfaces of windows (approximately four times per year); and (b) provide Building-standard janitorial service for and in the common areas and the Premises each business day. “Building-standard” shall mean and include: (i) those items or services provided by or through Lessor, with Lessor’s prior written approval and in compliance with Lessor’s standard specifications for such items or services; and (ii) those items installed by Lessor or by Lessee (with the prior written approval and under the express direction of Lessor) in compliance with Lessor’s standard specifications therefor, but shall not include any items installed by Lessor or Lessee pursuant to Exhibit “C” attached hereto unless the same are specifically designated therein by Lessor as Building-standard items. Lessor shall have the right to recover, under Article 4 above, the cost of performing its obligations under this Section 9.1. In no event shall Lessee be entitled to undertake any such maintenance or repairs, whether at the expense of Lessee or Lessor, and Lessee hereby waives the benefits of any law now or hereafter in effect which would otherwise provide Lessee with such right.

9.2 Lessee’s Obligations. Unless such maintenance or repairs are specifically designated as the obligation of Lessor under Section 9.1 above, and in addition to Lessee’s obligations in Section 6.8 (with respect to exterior signs), Lessee shall, at its expense, maintain or cause to be maintained the Premises in a safe and clean condition and in good order and repair, reasonable wear and tear excluded, including, and limited to, the interior of the Premises, including, any interior stairwell reserved for use solely by Lessee or its subtenants, all partitions and other interior improvements, all interior walls (and any non Building-standard exteriors of any walls or entryways of the Premises adjacent to a lobby or hallway), all floor coverings (except that Lessor will provide Building standard vacuuming and janitorial services for floor coverings as part of Operating Costs), Lessee’s Property, including Lessee’s Telecommunications Equipment, all other telephone and other communication systems, Lessee’s signs located in or on the Premises or the Building (whether interior or exterior, if exterior signs are permitted in this Lease), all of Lessee’s equipment and fixtures, and all related improvements and facilities, and all of the following that are not Building-standard items and are interior to the Premises: doors, trim, molding, and other woodwork, lighting, draperies, wall coverings, window coverings, ceilings and tiles, plumbing, doors, glass, cabinet work and shelving. Lessee shall also perform promptly, subject to Section 6.4, at its expense, all maintenance or repairs with respect to the Premises and the Project required because of any negligent or intentional acts or omissions of Lessee, its agents, employees, contractors, customers or invitees, including without limitation Lessee’s telecommunications provider. Lessee shall maintain, repair, replace and remove, or shall cause its Telecommunications Provider to maintain, repair, replace or remove, Lessee’s Telecommunications Equipment within the Building or areas adjacent thereto in which Lessee has elected to install to provide the telecommunications services it requires with respect to the Premises in accordance with Section 8.6. Lessee shall perform its obligations under this Section regardless of whether or not: (i) the means of making the required repairs are convenient, or (ii) the need for such repairs occurs as a result of Lessee’s use of the Premises. Lessee’s obligations under this Section shall be performed only by persons or contractors approved by Lessor.

10. ALTERATIONS TO PREMISES.

10.1 Lessor’s Prior Written Consent Required. Except as provided for on Exhibit “C”, Lessee shall not make any alteration, addition or improvement to the Premises or to any fixture, wiring, plumbing, lighting, heating, air conditioning or other equipment therein, or to any of Lessee’s Telecommunications Equipment after installation in accordance with Section 8.6, without the prior written consent of Lessor in each instance, which consent shall not be reasonably withheld if the proposed alteration, addition or improvement does not affect in any way the structure of the Building and/or mechanical, HVAC, plumbing, electrical, or other systems of the Building. Lessor shall be entitled to impose any condition to such consent as it may deem necessary or desirable (including, without limitation, the posting of bonds or use of a contractor designated or approved by Lessor). Any alteration, addition or improvement to which

Lessor consents or which is required by law shall be completed free of liens in a good and workmanlike manner in accordance with plans, specifications and drawings approved in writing by Lessor, and in compliance with all applicable laws, regulations and codes. Lessee shall timely pay all costs and fees incurred by Lessee in connection with all alterations, additions and improvements permitted or required hereunder. Notwithstanding the foregoing, Lessee shall be entitled to make installations, alterations, additions, or improvements within the Premises that are not visible outside the Premises and cost less than Fifty Thousand Dollars ($50,000.00) to complete for the entire Premises (hard and soft costs), but only if they do not affect in any way the structure of the Building and/or the mechanical, HVAC, plumbing, electrical, or other systems of the Building, without obtaining the prior written consent of Lessor, but Lessee shall provide written notice thereof to Lessor with a description of the work at least ten (10) business days prior to commencement of the proposed work so that Lessor can evaluate whether or not its consent is required.

10.2 Alterations Become Part of Premises. Unless Lessor requires the removal thereof upon the termination of this Lease, all such alterations, additions or improvements to the Premises by Lessee (including, without limitation, demolition of earlier improvements, construction or remodeling of interior walls, doors, ceilings, built-in cabinetwork and shelving, lunchroom facilities, and installation, remodeling or replacement of lighting, heating and air conditioning equipment, electrical and telephone circuits, draperies, carpets and other floor coverings, wall coverings, and interior glasswork) shall become part of the Premises and the property of Lessor immediately upon installation thereof. The foregoing shall not apply to Lessee’s Property, except that certain wires and cables constituting a part of Lessee’s Telecommunications Equipment shall not be removed unless Lessee is directed to do so by Lessor in a written notice to Lessee. Any alteration, addition or improvement which Lessee is required or permitted to remove hereunder (including Lessee’s Property) shall be removed at Lessee’s expense immediately prior to the termination of this Lease, and Lessee shall promptly repair any damage to the Premises or the Building (including without limitation any damage to the Telecommunications Facilities or the telecommunications equipment, wires and cables of other tenants and occupants of the Building to the extent damaged or altered by the removal of Lessee’s Telecommunications Equipment) caused by installation or removal of such alteration, addition or improvement.

11. LIENS. Lessee shall keep the Premises, the Building and the Project free of any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Lessee (or on behalf of Lessor if the same arise as a result of Lessor’s performing an obligation of Lessee hereunder and Lessee fails to reimburse Lessor for the cost thereof according to the terms hereof). If any such lien is filed, Lessee shall, within ten (10) days thereafter, cause the lien to be fully discharged by either paying the obligation secured thereby or obtaining and recording a payment bond in accordance with the provisions of Section 33-1004, Arizona Revised Statutes. Lessee is not authorized to act for or on behalf of Lessor as its agent, or otherwise, for the purpose of constructing any improvements to the Premises, and neither Lessor nor Lessor’s interest in the Premises shall be subject to any obligations incurred by Lessee. Lessor shall be entitled to post on the Premises during the course of any construction by Lessee such notices of non-responsibility as Lessor deems appropriate for its protection. If Lessee fails to discharge fully any such lien within said 10-day period, Lessor may (but without obligation) pay the entire claim secured by such lien, and the amount so paid, together with reasonable attorneys’ fees and costs incurred, shall be immediately due to Lessor, and Lessee shall pay the same to Lessor with interest at the rate provided in Section 29.6 from the dates of Lessor’s payments.

12. LESSOR’S ENTRY. In addition to any right of entry provided for in this Lease, after twenty-four (24) hour advance written notice to Lessee (except in the event of an emergency), Lessor, its employees, agents and contractors, shall be entitled to enter the Premises at any reasonable time during normal business hours so long as Lessor does not unreasonably interfere with Lessee’s business or use of the Premises for the purposes of (a) conducting any inspections thereof, posting non-responsibility notices, making repairs, additions or alterations thereto or to the Building, (b) showing the Premises to any prospective purchaser, mortgagee, insurer, or lessee (however, showings to prospective lessees shall only be permitted during the final twelve (12) months of Lease Term, or after Lessee is in default under this Lease beyond applicable cure periods) and (c) taking necessary action in the event of any emergency. In connection with such entry, Lessor shall be entitled to erect such scaffolding and other necessary structures or equipment as reasonably required by the character of the work to be performed, provided that Lessor shall not unreasonably interfere with the conduct of Lessee’s business or materially interfere with the use of, or access to, the Premises. No such entry by Lessor hereunder shall entitle Lessee to terminate this Lease or to a reduction or abatement of rental or other amounts owed by Lessee hereunder nor to any claims for damages. Lessor shall have the right to retain at all times keys to doors within and into the Premises; provided, (i) Lessor shall take commercially reasonable steps to protect such keys so as not to allow access to the Premises or diminish the security thereof except as otherwise provided herein, and (ii) Lessor shall have no right to retain keys to limited secure areas reasonably designated by Lessee from time to time in a written notice to Lessor (but in no event will Lessor have any responsibility of any kind or nature to maintain, repair, or clean such secured areas, even if other provisions of this Lease allocate responsibility therefor to Lessor with respect thereto, unless Lessee provides reasonable access to Lessor when needed to perform Lessor’s obligations under this Lease). No lock (other than to such secure areas) shall be changed without the prior written consent of Lessor. Lessor shall be entitled to use in good faith any means to gain entry to the Premises in the event of an emergency and shall not be liable for any damages resulting therefrom.

13. INDEMNITY; WAIVER.

13.1 Lessee. Subject to the provisions of Section 14.3 hereof, Lessee shall indemnify, defend, and hold Lessor harmless for, from, and against any and all claims, liabilities, costs, attorneys’ fees, expenses, penalties or demands of any nature arising from (i) Lessee’s use of the Premises, or from the conduct of Lessee’s business thereon or from any activity, work or things done, permitted or suffered by Lessee or any subtenant, or their respective agents, employees, or contractors, in or about the Premises, the Building, or the Project including without limitation any work performed by and/or the acts and omissions of Lessee’s Telecommunications Provider in the Premises and/or (ii) any breach or default in the performance of any obligation or covenant on Lessee’s part to be performed under the terms of this Lease (including without limitation Lessee’s obligations under Section 6.9), or arising from any negligence or willful misconduct of Lessee, or any of Lessee’s subtenant, or their respective, agents, contractors, employees, licensees, occupants, customers or invitees; and from and against all costs, attorneys’ fees, environmental consultants’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Lessee shall not be obligated to indemnify Landlord for any claims arising (a) outside the Premises to the extent not caused by the recklessness or willful misconduct of Lessee or any person acting at the direction or under the control of Lessee; or (b) inside the Premises to the extent arising from the negligence or willful misconduct of Lessor, their employees, agents and contractors. If any claim, action or proceeding is threatened or commenced against Lessor which is or may be covered by the foregoing indemnity, Lessee, upon notice from Lessor, shall defend the same at Lessee’s expense utilizing counsel reasonably acceptable to Lessor.

13.2 Lessor. Subject to the provisions of Section 14.3 hereof, Lessor shall indemnify, defend, and hold Lessee harmless for, from, and against any and all claims, liabilities, costs, attorneys’ fees, expenses, penalties or demands of any nature arising from or relating to Lessor’s or its agents, contractors, or employees’ reckless or intentional misconduct, except to the extent arising from the negligence or willful misconduct of Lessee, its agents, employees or contractors. If any claim, action or proceeding is threatened or commenced against Lessee which is or may be covered by the foregoing indemnity, Lessor, upon notice from Lessee, shall defend the same at Lessor’s expense utilizing counsel reasonably acceptable to Lessee.

14. INSURANCE.

14.1 Types of Insurance. Lessee, at its sole cost and expense, shall procure and maintain during the Lease Term hereof in the amounts set forth in Article XI of the Basic Lease Information:

14.1.1 Commercial general liability insurance with a fire legal liability endorsement providing coverage against claims for bodily injury, death, property damage, or fire damage liability occurring in, on or about the Premises, the elevators, the adjoining sidewalks and passageways, or any of the Parking Facilities or resulting from Lessee’s use, occupancy or maintenance thereof, which policy shall name Lessor (and any first mortgagee or first beneficiary under a deed of trust of record against the Building or the Project) as additional insured parties. Such insurance shall be primary with respect to Lessor and shall be in the amount stated in the Basic Lease Information (which amount may be increased to commercially reasonable higher levels by Lessor from time to time after the Initial Term). Any commercial general liability insurance carried by Lessor shall apply in excess of the primary coverage required herein to be carried by Lessee.

14.1.2 ISO Special Form Coverage providing coverage against damage and destruction to Lessee’s Property (as defined in Section 23.1), including Lessee’s Telecommunications Equipment (and all related facilities and lines), and any improvements, additions and other alterations to the Premises which Lessee installs or constructs in the amount of full replacement value. If such items are damaged or destroyed, Lessee shall bear all risk of loss with respect thereto. Lessee hereby waives as against Lessor any and all claims or demands whatsoever pertaining to damage, loss or injury caused by or resulting from fire or other perils, events or occurrences which are or could have been covered by insurance.

14.1.3 Business interruption insurance in amounts adequate to cover, in addition to Lessee’s other business expenses, payment of Base Rental and Lessee’s Pro-Rata Share of Operating Costs for a 12-month period.

14.1.4 Worker’s compensation coverage in the amounts required by law.

14.2 Notice of Insurance. All insurance provided for in this Article shall be effected under valid and enforceable policies issued by insurance companies rated not lower than “A” and in the Class XII Financial Size category in Best’s Insurance Reports (current edition) and authorized to do business in the State of Arizona. Such policies shall be endorsed to indicate that Lessee’s coverage shall not be invalid due to any act or omission by Lessor. The policies shall further be endorsed to indicate that such policies shall cover Lessee’s obligations pursuant to Article 13 up to the limits of such policies. The insurance companies issuing such insurance shall agree to notify Lessor in writing of any cancellation, reduction in coverage, changing types of coverage, or non-renewal of said insurance at least thirty (30) days prior thereto. Lessee shall deliver to Lessor, within 30 days after execution of this Lease, or prior to entering the Premises for any purpose, whichever is first to occur, certificates evidencing the insurance coverage required herein and confirming that the premiums therefor have been paid in full. Said certificates shall also include a footnote referring to this Lease and certifying that the policy or policies issued to Lessee comply with all of the provisions of this Article 14. If Lessee fails to obtain the insurance required herein and deliver said certificates to Lessor as provided above, Lessor shall be entitled, but without obligation, to obtain said policies at Lessee’s expense.

14.3 Waiver. Notwithstanding any other provisions in this Lease, Lessee and Lessor hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of, or damage to, the waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers of the waiver of subrogation set forth in this Lease and shall obtain, at Lessee’s expense, an appropriate waiver of subrogation endorsement from the insurer. If the Premises, the Building, the Project, or Lessee’s Property are damaged or destroyed by fire or any other cause against which Lessee is required to maintain insurance pursuant to this Lease, Lessor shall not be liable to Lessee for any such damage or destruction.

14.4 Lessor’s Insurance. During the Lease Term, Lessor shall maintain a policy or policies of “all-risk” property insurance covering Lessor’s interest in the Project, which coverage shall be for the full replacement value of the Building, and from such companies and on such terms and conditions as Lessor may from time to time reasonably determine, and may include commercially reasonable and customary self-insured amounts or deductibles as Lessor reasonably determines. Lessor shall also maintain Commercial General Liability insurance for damages because of bodily injury to or personal injury to or death of any persons or property damage occurring in or about the building and premises in the minimum amount of $1,000,000 per occurrence; $2,000,000 general aggregate, but Lessor may obtain higher coverage amounts in its discretion. Upon Lessee’s request, Lessor shall provide a certificate of insurance to Lessee or shall provide Lessee access to certificates or policies evidencing such coverage.

15. DAMAGE OR DESTRUCTION.

15.1 Termination. If the Premises or any portion thereof are damaged or destroyed by any cause, Lessor shall reasonably determine, within forty-five (45) days after such casualty, whether it would take more than 210 days from the date of such damage or destruction to repair the same. If Lessor reasonably determines that greater than 210 days would be required to repair such damage or destruction, then Lessor shall notify Lessee of the time period Lessor will need to repair the damage (“Construction Period”), and either party (Lessee or Lessor) shall be entitled to terminate this Lease by written notice to the other party within ten (10) days after the expiration of said 45-day period, which termination shall be effective ten (10) days after receipt. The foregoing notwithstanding, if all or part of the Premises and/or the Building are damaged or destroyed and Lessor, upon inspection, reasonably determines that (i) the cost of repairing the Premises will exceed ten percent (10%) of the replacement cost of the Premises and such damage is not covered by insurance maintained by or payable to Lessor, or (ii) the cost of repairing the Premises or the Building will exceed twenty-five (25%) of the respective replacement cost thereof and such damage occurs within the last twenty-four (24) months of the Lease Term, or (iii) the Building is damaged to an extent greater than twenty-five percent (25%) of its replacement value (whether or not the Premises are damaged or destroyed), then Lessor shall be entitled to terminate this Lease by written notice to Lessee given on or before sixty (60) days after the occurrence of such casualty, which termination shall be effective ten (10) days after receipt.

15.2 Repair. If this Lease is not terminated as provided above, the damage to the Premises shall be repaired as follows:

15.2.1 Lessee shall promptly repair, at its expense, any damage to Lessee’s Property and any improvements, additions and other alterations installed or constructed by Lessee.

15.2.2 Lessor shall have the option of repairing any damage caused by any act or neglect of Lessee or its employees, agents, contractors, or invitees and shall charge to Lessee all costs and expenses incurred in connection therewith (including a service fee for Lessor equal to ten percent (10%) of all sums expended by Lessor in performing or supervising the repairs). Lessee shall pay the same within fifteen (15) business days after presentment of a statement to Lessee indicating the amount thereof. If Lessor elects not to repair the damage, Lessee shall promptly repair the damage at its expense.

15.2.3 Lessor shall repair with reasonable diligence, at its expense, the damage not specified in subsections 15.2.1 and 15.2.2 above.

All repairs performed pursuant to this Section shall be performed in a good and workmanlike manner, in accordance with plans and specifications approved by Lessor, and in compliance with applicable laws, regulations and building codes. Lessor shall have the right to designate or approve the contractors performing repairs required to be made by Lessee and shall have the right to require Lessee to post such bonds as Lessor deems necessary, including furnishing to Lessor evidence of compliance with Section 33-1003, Arizona Revised Statutes, or such successor statute as may then be in effect. If Lessor cannot repair the damage, as required in subsection 15.2.3, within the 210-day period referred to in Section 15.1 (or the Construction Period if applicable, and if neither party elects to terminate the Lease as provided in Section 15.1), then either party (Lessee or Lessor) shall be entitled to terminate this Lease by written notice to the other party at any time within 10 days after said 210-day period or Construction Period, as the case may be, which termination shall be effective ten (10) days after receipt.

15.3 Abatement of Rent. Unless the damage is caused solely by Lessee’s willful misconduct, Base Rent and Additional Rent shall abate in proportion to the parts of the Premises that are unfit for use by Lessee. Lessee shall not be entitled to terminate this Lease or to receive a reduction or abatement of any rental or other sums payable hereunder in the event of any damage or destruction, except as specifically provided in this Article 15.

16. CONDEMNATION.

16.1 Termination. If the Premises or any portion thereof are taken under power of eminent domain or conveyed by Lessor under the threat thereof (a “Condemnation”), this Lease shall automatically terminate as to the part so taken as of the date of Condemnation. If a portion of the floor area of the Premises, or all or a substantial portion of the parking area within the Project (including the P-1 Parking Structure and the Underground Parking Facilities), is taken by Condemnation, and Lessor determines that it would not be economically feasible for Lessee to utilize the Premises for the purposes for which the same were being used at the time of said taking, then Lessor may terminate this Lease as of the date of condemnation by giving written notice thereof to Lessee on or before twenty (20) days after said date. If more than twenty-five percent (25%) of the floor area of the Building and/or more than twenty-five percent (25%) of the land area of the entire Project is taken by Condemnation (regardless of whether or not any portion of the Premises is taken), then Lessor shall be entitled to terminate this Lease as of the date of Condemnation by written notice to Lessee on or before twenty (20) days after said date.

16.2 Rent Adjustment. In the event of Condemnation of only a portion of the Premises, Base Rental, Lessee’s Pro-Rata Share of Operating Expenses, and Lessee’s parking obligation and rights shall also be reduced in proportion to the amount of Rentable Area taken.

16.3 Award. Lessor shall be entitled to the entire Condemnation award for any partial or entire taking of the Premises, the Building, or the Project, including any award for the leasehold estate created hereby, and Lessee hereby waives any claim with respect thereto; provided that Lessee may seek a separate award from the taking authority (and not from Lessor), in Lessee’s own name, for any damages to Lessee’s business (excluding the loss of its leasehold estate) and any costs incurred by Lessee in removing Lessee’s Property.

16.4 Restoration. If only a part of the Premises is condemned and this Lease is not terminated pursuant hereto, then Lessor shall, in the exercise of reasonable diligence and its own cost, restore the Premises to its previous condition as nearly as is reasonable under the circumstances. In no event, however, shall Lessor be obligated to commence such restoration until it has received the entire Condemnation award and in no event shall Lessor be obligated to incur restoration expenses in an amount greater than such award, less costs, expenses and fees (including attorneys’ fees and costs) incurred by Lessor in collecting such award.

16.5 Date of Condemnation. The date of Condemnation, for the purposes hereof, is the earlier of the date (i) possession of the property subject to Condemnation is delivered to the taking authority, or (ii) title is vested in the taking authority.

17. QUIET ENJOYMENT. If Lessee pays all Rent and other sums payable hereunder and performs all of its other obligations hereunder, Lessor shall take no action to disturb Lessee’s peaceable and quiet possession of the Premises during the term hereof. This covenant is a covenant as to title only and shall not extend to, and Lessor shall not be liable for, any disturbance, act, condition or damage caused by any other tenant or occupant in the Project or anyone not otherwise claiming by or through Lessor, nor to any disturbance, act or condition permitted to be taken by or on behalf of Lessor under this Lease.

18. ESTOPPEL CERTIFICATE. Upon receipt of a written request from Lessor, but not more than one (1) time per calendar month, Lessee shall, from time to time, and within ten (10) business days after receipt of such request, execute, acknowledge and deliver to Lessor a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the Rent and other charges are paid in advance, if any, (b) acknowledging that there are no uncured defaults on the part of Lessor, or specifying such defaults if any are claimed, and (c) certifying or acknowledging any other matters that Lessor may reasonably request for certification or acknowledgment. Any such statements may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Premises, the Building, or the Project. Lessee’s failure to deliver such statement within such time period shall be conclusive against Lessee that (i) this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) there are no uncured defaults in Lessor’s performance, and (iii) not more than one month’s rent has been paid in advance; and/or Lessor may elect to declare Lessee in default as provided in Section 29.1.6.

19. MASTER LEASE, LENDER, SUBORDINATION.

19.1 Master Lease. Pursuant to all of the terms and conditions of that Lease executed or to be executed by the City of Tempe, an Arizona municipal corporation (“City”), as lessor, and Hayden Ferry Lakeside LLC, an Arizona limited liability company, as lessee, as may be amended from time to time (“Master Lease”) for purposes of providing tax abatement benefits to Lessor for the Building, fee title to the Building and certain land area has been conveyed to the City and leased back to Lessor. Lessor warrants, covenants and agrees that the Master Lease grants Lessor full right and authority to lease the Premises to Lessee as provided in this Lease, and Lessee’s right to occupy and use the Premises will be subject to the covenant of quiet enjoyment in its favor set forth in Article 17 of this Lease. When title to the Building is transferred to the City, this Lease shall constitute a sublease. Lessee, at the request of the City, shall deliver to the City an agreement, in form and substance satisfactory to the City, whereby Lessee shall agree that (i) no action taken by the City to enforce the Master Lease, including without limitation any termination thereof, shall terminate this Lease or invalidate any of the terms hereof and, (ii) upon termination of the Master Lease after default by Lessor, Lessee will recognize the City as Lessor hereunder for the balance of the Lease Term, provided that the City also agrees that Lessee’s possession will not be disturbed by the City as long as Lessee pays the

Rent and other sums payable hereunder and performs all of the other covenants of Lessee to be performed hereunder.

19.2 Lease Subordinate to Liens. This Lease and the rights of Lessee hereunder shall be, at the option of Lessor to be exercised from time to time, either subject and subordinate to, or superior to, the lien of any mortgages, deeds of trust, security agreements or other security instruments now or hereafter placed on or against the land and/or the Building and/or other improvements comprising the Project (and all extensions, modifications, renewals and refinancings thereof) without the necessity of executing and delivering any other or further instruments on the part of Lessee to effectuate such subordination; provided, however, that Lessor shall, upon Lessee’s written request with respect to each and any such mortgages, deeds of trust, security agreements or other security instruments, exercise commercially reasonable efforts to cause the mortgagee, deed of trust beneficiary or secured party (“Mortgagee”) to deliver to Lessee a subordination, non-disturbance and/or attornment agreement in a form generally used by such Mortgagee for such purposes. Lessee hereby agrees, at the written request of the purchaser of the Lessor’s interest pursuant to such foreclosure or other proceedings (or a conveyance in lieu thereof), to attorn to such purchaser or, at such purchaser’s option, to enter into a new lease for the balance of the term hereof upon the same terms and provisions as are contained in this Lease. Notwithstanding the foregoing, Lessee shall execute and deliver such instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgages, deeds of trust or other security instruments as may be requested by Lessor within ten (10) business days after Lessee’s receipt of such request. If Lessee fails, neglects or refuses to execute and deliver any such instruments within ten (10) business days after receipt of written notice to do so together with the instruments to be executed by it, Lessee hereby irrevocably appoints Lessor, its successors and assigns, as the attorney-in-fact of Lessee to execute and deliver any and all such instruments for and on behalf of Lessee, and/or Lessor may declare Lessee in default as provided in Section 29.1.6. The power of attorney granted herein is a power coupled with an interest.

20. ASSIGNMENT AND SUBLETTING.

20.1 Lessor’s Consent Required. Except only as specifically provided in Section 20.6, Lessee shall not convey, transfer, sublease, assign, hypothecate, encumber, or otherwise dispose of this Lease or any right, title or interest therein (including without limitation with respect to Parking Spaces), whether voluntarily or by operation of law (“Transfer”), and without the prior written consent of Lessor, which consent may not be unreasonably withheld, provided that any change in use will be subject to Section 6.1. Any such Transfer shall be void and/or shall terminate this Lease at the option of Lessor. In no event (i) shall Lessee be entitled to sublease the Premises or assign this Lease so that the Premises are occupied by more than four (4) tenants nor (ii) shall Lessee be entitled to sublease the Premises or assign this Lease to any other tenant in the Building. If Lessor consents to any Transfer, Lessor may impose on Lessee or the transferee such conditions as Lessor, in its sole absolute discretion, deems appropriate. Lessee’s request for consent to a Transfer must describe in reasonable detail the parties involved, the financial condition of the proposed transferee, the proposed use of the Premises, the consideration to be paid by the proposed transferee, and other terms and conditions of the proposed Transfer, and Lessee upon written request from Lessor, shall provide to Lessor any additional information Lessor deems reasonably necessary to evaluate and consider the proposed

Transfer or proposed transferee. The consent by Lessor to any Transfer shall not be construed as a consent to any other Transfer. As a condition of any Transfer, it is agreed by the parties that Lessor shall receive fifty percent (50%) of profits realized by Lessee from any assignee, sublessee or transferee with respect to such Transfer, including, and limited to, the full and complete rental payments paid by such assignee, sublessee, or transferee in excess of Lessee’s financial obligations set forth in this Lease, measured on a square foot basis with respect to the Rentable Area involved (whether paid in a lump sum or over time), and Lessor shall receive one hundred percent (100%) of all profits realized by Lessee for parking space rental to be paid with respect to the Parking Spaces.

20.2 No Release of Lessee. Regardless of whether Lessor’s consent is granted or a Transfer is permitted under Section 20.6, no Transfer shall release Lessee of Lessee’s obligations hereunder or alter the primary liability of Lessee to pay the Rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of Rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Upon a default by any assignee or successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of commencing or exhausting remedies against said assignee or successor.

20.3 Attorneys’ Fees. If Lessor is asked to consent to a Transfer under Section 20.1 hereof, Lessee shall reimburse Lessor for reasonable attorneys’ fees up to $1,500.00 incurred by Lessor in connection with considering whether to give such consent, including for the review, negotiation, and preparation of all related documents, and payment thereof to Lessor shall be due only if consent is granted, and receipt of payment in full by Lessor shall be a condition precedent to the effectiveness of Lessor’s consent, if granted.

20.4 Corporations, Associations and Partnerships. If Lessee is a corporation, a limited liability company (“LLC”), an unincorporated association, or a partnership, the transfer, assignment, or hypothecation of any stock membership or other interest in such corporation, LLC, association or partnership in the aggregate of fifty (50%) or more shall be deemed a Transfer within the meaning of this Article 20.

20.5 No Merger. The voluntary or other surrender of this Lease by Lessee, a mutual cancellation of this Lease, or the termination of this Lease by Lessor pursuant to any provision contained herein, shall not work a merger, but, at Lessor’s option, shall either terminate any or all existing assignments or subleases hereunder, or operate as an assignment to Lessor of any such assignments or subleases.

20.6 Permitted Transfer Without Consent. Lessee shall have the right, without Lessor’s consent, to assign this Lease or sublet all or any part of the Premises to: (i) any corporation or LLC into which or with which Lessee merges or consolidates all of its operation; (ii) any parent, subsidiary or affiliated corporation or LLC (i.e., owned or controlled by a common parent); and (iii) any entity that acquires all or substantially all of the assets and liabilities of Lessee, provided that (a) in the event of an assignment, the resulting entity from such merger or consolidation or acquiring entity, as applicable, must have a tangible net worth not less than Lessee’s tangible net worth on the date of this Lease, (b) any such assignee shall deliver to Lessor a copy of a document reasonably satisfactory to Lessor by which such assignee agrees to assume and perform all of the terms and conditions of this Lease on Lessee’s part from and after the effective date of such assignment, (c) the Premises must continue to be used for the use permitted in Article XIII of the Basic Lease Information, and (d) if an assignee or subtenant pursuant to this Section will no longer use the permitted trade name set forth in Article XIII of the Basic Lease Information, then Lessee’s right to install signage on the Building as provided for in Section 6.8 shall be subject to Lessor’s prior approval (in Lessor’s sole absolute discretion) of the trade name or business name of the proposed assignee or subtenant based on whether such name is reputable and suitable for Hayden Ferry Lakeside given the quality and nature thereof and the standards of buildings and projects in the Phoenix metropolitan area similar in quality, design, operation, location, and use to Hayden Ferry Lakeside.

21. [INTENTIONALLY OMITTED]

22. ABANDONMENT OF PREMISES. If Lessee abandons, vacates or surrenders the Premises or is dispossessed by process of law or otherwise, Lessee’s Property remaining on the Premises shall be deemed abandoned and, at the option of Lessor, may be kept or disposed of by Lessor as provided in Section 23.2 hereof. The failure of Lessee to be open for business in the Premises for a period of thirty (30) consecutive business days or longer shall constitute an abandonment of the Premises. Notwithstanding the foregoing, business closure for maintenance, repair or remodeling of the Premises shall under no circumstance constitute abandonment of the Premises.

23. LESSEE’S PROPERTY.

23.1 Lessee’s Property. The term “Lessee’s Property,” as used in this Lease, is defined as those items specifically designated as Lessee’s Property on Exhibit “D” attached hereto, Lessee’s Telecommunication Equipment, and related facilities, and any furniture, trade fixtures, equipment and personal property installed in, on or about the Premises by Lessee at Lessee’s expense, such as freestanding cabinetwork and casework, metal storage units, signs, office machines, data processing equipment, monitoring devices and chests, kitchen appliances (if permitted by this Lease), office supplies and other items of personal property which are not attached or built in. In no event shall Lessee be entitled to use any part of the Tenant Improvement Allowance to acquire and/or install Lessee’s Property.

23.2 Removal. Unless Lessee is in default hereunder, Lessee may remove any of Lessee’s Property (except cables and wires designated by Lessor pursuant to Section 10.2) immediately upon the expiration or termination of this Lease, and shall immediately repair all damage to the Premises, the Building, or the Project in any way resulting from such removal. However, any of such Lessee’s Property remaining on the Premises upon such expiration or termination shall, at Lessor’s option, become the property of Lessor, or Lessor may dispose of same, as attorney-in-fact for and at the expense of Lessee, as Lessor may deem appropriate in its discretion and retain the proceeds therefrom. The power of attorney granted herein is a power coupled with an interest. Lessee shall promptly repair, in a good and workmanlike manner, at its own expense, any damage to the Premises or the Building caused by the installation or removal of Lessee’s Property.

23.3 Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against or levied upon Lessee’s Property. Lessee shall cause Lessee’s Property to be assessed and billed separately from the real property of which the Premises are a part. If any or all of Lessee’s Property is assessed and taxed with said real property, Lessee shall pay to Lessor its share of such taxes, as determined by Maricopa County Assessor, within fifteen (15) days after delivery to Lessee of a statement in writing setting forth the amount due together with a copy of the tax bill or other reasonable documentation supporting the claim.

24. SURRENDER. Upon the expiration or termination of this Lease for any reason, Lessee shall immediately and peaceably surrender the Premises to Lessor in a safe and clean condition and in good order and repair, normal wear and tear excepted. If Lessee fails to surrender the Premises upon the expiration or termination of this Lease, then, in addition to the rights of Lessor in Section 2.5, Lessor shall have the immediate right to re-enter the Premises and act in accordance with Section 29.2.1 hereof. No act or conduct of Lessor, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance by Lessor of the surrender of the Premises by Lessee prior to the expiration of the Lease Term unless Lessor provides Lessee with a written acknowledgment of acceptance of surrender signed by Lessor.

25. PARKING.

25.1 Surface Parking. Lessee acknowledges that limited surface parking is available within the Project and that Lessee’s invitees will be entitled to use the same on a nonexclusive basis for loading and unloading passengers and for short term parking for periods of time designated by Lessor, provided that (i) Lessor may grant or permit exclusive use of portions of such surface parking area (not to exceed fifty percent (50%) of the available spaces) for the benefit of other tenants or occupants within or adjacent to the Project, and may install or permit the installation of parking meters for some or all of such surface parking area, and (ii) Lessee shall in any event cause its employees to park outside of the Project or in the Underground Parking Facilities or the P-1 Parking Structure (as those terms are hereinafter defined) pursuant to a parking agreement with the owner or manager thereof, and (iii) the surface parking areas shall be used only for the parking of automobiles and small trucks but in no event shall recreational vehicles, boats or trailers be allowed while doing business at the Project or otherwise, and no parking beyond the time limits posted by Lessor with respect thereto shall be allowed.

25.2 P-1 Parking Structure; Underground Parking Facility. Lessor will develop, or cause to be developed, a multi-floor parking structure designated “P-1” on Exhibit “A-1” attached hereto to the south and east of the Building, a portion of which has been completed (“P-1 Parking Structure”), and an underground parking area below the Building and other portions of the Project (“Underground Parking Facilities”), which will be owned by Lessor, an Owners’ Association, or another entity (and the owner of each parking facility will be referred to herein as a “Parking Facility Owner”). As used in this Lease, the term “Parking Spaces” refers to parking spaces existing from time to time in the P-1 Parking Structure or the Underground Parking Facilities. If Parking Spaces for the P-1 Parking Structure and/or the Underground Parking Facilities are allocated to Lessee in the Basic Lease Information, then the number stated therein are hereby granted to Lessee as therein provided at the monthly rental per space set forth in the Basic Lease Information, and Lessee shall be entitled to use such Parking Spaces unless and until it fails to pay the monthly rental for such Parking Spaces when due, which shall constitute a default under this Lease, and such use rights shall be immediately suspended until all such monthly rental is paid in full and shall permanently terminate if such monthly rental is not paid within the grace period set forth in Section 29.1.2. In addition, Lessee’s right to use the Parking Spaces allocated to Lessee in the Basic Lease Information shall be expressly subject to the following:

25.2.1 Effective January 1, 2009 and each January 1 of each year thereafter, Lessor or other parking Facility Owner (or their respective managers) shall have the right to increase form time to time the monthly rental for the Parking Spaces designated in the Basic Lease Information at a rate not to exceed the greater of (i) four percent (4%) per annum (compounded annually), or (ii) the increase over the course of the previous calendar year(s), if any, in the Consumer Price Index for all urban consumers, U.S. City Average, published by the United States Department of Commerce (base year 1982-1984 = 100) or any successor index thereto as hereinafter provided (“CPI”). If publication of the CPI is discontinued, or if the basis of calculating the CPI is materially changed, then Lessor shall substitute for the CPI comparable statistics as computed by an agency of the United States Government, or, if none, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the CPI, and any reference in this Lease to “CPI” shall be deemed to refer thereto.

25.2.2 If the Parking Facility Owner for all or a portion of the Parking Spaces is at any time not Lessor, Lessee shall, within thirty (30) days after written direction from Lessor to do so, enter into a separate parking agreement with the Parking Facility Owner, or its manager, providing for the number of Parking Spaces at the monthly rental set forth in the Basic Lease Information, which shall be subject to increase from time to time as provided in Section 25.2.1., and such other terms reasonably required by the Parking Facility Owner or its manager. Upon execution of such separate agreement, Lessor shall be relieved of all further responsibility under this Lease with respect to the Parking Spaces covered by said agreement.

25.2.3 The parties acknowledge that the P-1 Parking Structure is currently being expanded. During construction, Lessor or other Parking Facility Owner shall be entitled to require Lessee to use alternative parking facilities provided by the Parking Facility Owner within the completed and usable portion of the P-1 Parking Structure, so long as the number of alternative spaces equals the number of Parking Spaces allocated in the Basic Lease Information to Lessee in the P-1 Parking Structure. The Parking Facility Owner shall be entitled to provide such alternative parking spaces during completion of the P-1 Parking Structure and Lessee agrees to use such alternative spaces, and pay the monthly rental due for each such Parking Space allocated to Lessee in the Basic Lease Information. If the Parking Facility Owner is not Lessor, then the Parking Facility Owner shall constitute a third party beneficiary of this Section.

25.2.4 The P-1 Parking Structure and Underground Parking Facilities shall only be used for the parking of automobiles and personal trucks (but in no event shall recreational vehicles, boats or trailers be allowed) and shall be subject to size limitations established from time to time by each Parking Facility Owner.

25.2.5 The Parking Spaces in the P-1 Parking Structure as designated in the Basic Lease Information shall be available for use during “normal business hours” of the Building, which shall mean 7:00 a.m. to 6:00 p.m., Monday through Friday (except legal holidays), and 8:00 a.m. to noon on Saturday (except legal holidays). Parking access cards for the Parking Spaces allocated to Lessee will entitle the holder to obtain access to the P-1 Parking Structure and/or the Underground Parking Facilities during and after normal business hours, but reserved Parking Spaces in the P-1 Parking Structure will only be available during normal business hours Monday through Friday (except legal holidays). After such normal business hours, holders of parking access cards will be allowed to use the parking access cards to obtain access to the P-1 Parking Structure, but will not be guaranteed the use of the Parking Spaces therein, including reserved Parking Spaces. Lessee is hereby advised that the P-1 Parking Structure will be available for public use both during and after normal business hours and that sporting events or other activities in the vicinity of Hayden Ferry Lakeside may create a significant demand for spaces within the P-1 Parking Structure. The foregoing notwithstanding, since Lessee may require certain unreserved parking spaces to accommodate certain of its employees on a 24-hour basis each day, Lessor agrees to provide for Lessee’s use on a daily, 24-hour basis (subject to Article 26), unreserved Parking Spaces in the P-1 Parking Structure in a location selected in Lessor’s discretion from time to time (which may be uncovered), with the number of such unreserved Parking Spaces to equal .85/1000 square feet of Usable Area in the Premises in which Lessee is in possession and open for business, with calculations of .5 or more to be rounded up; e.g., if only the 4th Floor Premises are occupied and open for business, then the unreserved Parking Spaces to be provided hereunder will equal 20 (the number of square feet of Usable Area = 23,296 divided by 1000=23.296 X .85=19.8, which will be rounded up to equal 20 unreserved Parking Spaces for that portion of the Premises).

25.2.6 The Parking Spaces in the Underground Parking Facilities will not be available to the public during or after normal business hours or on legal holidays.

25.2.7 Lessee will not park, or permit its employees or contractors to park, in any areas designated by a Parking Facility Owner or its manager for parking by visitors to the Project or for the exclusive use of other tenants or occupants of the Project.

25.2.8 Any parking access cards, parking stickers or other devices or forms of identification supplied by a Parking Facility Owner as a condition to using its parking facilities shall remain the property of the Parking Facility Owner, and the same must be displayed as requested and not mutilated or obstructed in any manner. Parking access cards, stickers and other devices are not transferable, and any parking sticker or other device found in the possession of an unauthorized holder will be void. Each Parking Facility Owner may charge a reasonable fee for parking access cards, parking stickers or other parking control devices supplied or replaced by the Parking Facility Owner.

25.2.9 No overnight or extended term parking or storage of vehicles shall be permitted. Parking is prohibited on or in (i) drive lanes and other areas not striped for parking, (ii) aisles, (iii) areas where “no parking” signs are posted or marked on the parking surface, (iv) any ramps, entries or exits, (v) any cross-hatched areas, any (vi) designated loading areas, or (vii) such other areas as may be designated from time to time by the Parking Facility Owner for maintenance, repair or other purposes.

25.2.10 All responsibility for damage to or loss or theft of any vehicles or any contents thereof are expressly assumed by Lessee or other persons parking their vehicle in the Underground Parking Facilities or P-1 Parking Structure.

25.2.11 Lessor reserves the right to require Lessee, as a condition to using its allocated Parking Spaces, to enter into a parking agreement providing for additional regulations, restrictions, and requirements with respect to use of its allocated Parking Spaces as long as the terms and conditions thereof are reasonable and are not materially inconsistent with this Lease or the rules and regulations referred to in Section 6.7 of this Lease.

25.2.12 Lessor, on its behalf and on behalf of any other Parking Facility Owner, reserves the right to refuse parking identification devices and/or parking rights to Lessee or any other person who fails to comply with the covenants in this Section 25.2, or in any separate parking agreement provided for in this Section 25.2, or in any of the rules and regulations provided for in Section 6.7; and any violation thereof shall subject the vehicle of the offending person to be removed or immobilized at such person’s expense.

25.3 Parking Ratio. The surface parking within the Project, the P-1 Parking Structure, and the Underground Parking Facilities (including areas designated for visitor parking) will together offer parking to tenants and tenants’ visitors of the Building at a ratio of approximately five (5) parking spaces for each 1,000 square feet of usable area within the Building, subject to Section 25.1 with respect to surface parking, and subject to the rights granted by the respective Parking Facility Owner to tenants, occupants, and members of the public with respect to the Parking Spaces.

25.4 Compliance with Laws. Lessor shall comply, at its expense, with all laws, ordinances, rules and regulations of any public authority at any time now or hereafter applicable to surface parking within the Project, the P-1 Parking Structure, and the Underground Parking Facilities (including areas designated for visitor parking) or any activity therein or use thereof, and shall, at its expense, construct and install any improvements which may be required from time to time by applicable laws, ordinances, rules and regulations as a result of the use or occupancy of the Premises; excluding, however, reasonable accommodations to be made for Lessee’s employees under the American’s With Disabilities Act, as amended (“ADA”). Lessor represents and warrants that all improvements installed or constructed in the surface parking within the Project, the P-1 Parking Structure, and the Underground Parking Facilities (including areas designated for visitor parking) together with all alterations or additions thereto, shall comply with all applicable laws, statutes, codes, and regulations, including, but not limited to, the ADA (except for reasonable accommodations for the employees of Lessee or other tenants).

26. FORCE MAJEURE. If Lessor or Lessee is delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, civil disorder, terrorism, acts of war, severe weather, inability to procure materials, restrictive governmental laws or regulations, or other cause without fault and beyond the reasonable control of Lessor or Lessee (financial inability excepted), performance of such act shall be excused for the period of delay.

27. RIGHTS RESERVED BY LESSOR. The rights set forth on Exhibit “E” are hereby reserved by Lessor and are exercisable without notice to Lessee or liability for any inconvenience suffered by Lessee as a result thereof (including, without limitation, any diminution of light, air or view), and Lessee shall not be entitled by reason thereof to terminate this Lease or receive any abatement or reduction of Rent or other sums.

28. NOTICES. No notice, consent, approval or other communication given in connection herewith shall be validly given, made, delivered or served unless in writing and hand-delivered or sent by facsimile transmission or by registered or certified United States mail, postage prepaid, to Lessor (or the Managing Agent if Lessor so designates in the Basic Lease Information) or Lessee, as the case may be, at the respective addresses or fax numbers set forth in the Basic Lease Information, or to such other addresses or fax numbers as either party hereto may from time to time designate in writing and deliver in accordance herewith to the other party. Notices, consents, approval or communications shall be deemed given or received 24 hours after deposit in the mail as hereinabove provided, or immediately if hand-delivered or sent by facsimile transmission.

29. DEFAULTS, REMEDIES.

29.1 Defaults. The occurrence of anyone or more of the following events shall constitute a default and breach of this Lease by Lessee:

29.1.1 Lessee abandons the Premises, or fails to surrender the Premises as provided in Article 24 above.

29.1.2 Lessee fails to make any payment of Base Rental or any other Rent or other sum due under this Lease, together with interest thereon as herein provided, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Lessor to Lessee.

29.1.3 Lessee fails to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than as described in Sections 29.1.1, 29.1.2, 29.1.4, 29.1.5, or 29.1.6, where such failure shall continue for a period of fifteen (15) business days after written notice thereof to Lessee; provided, however, that if the nature of Lessee’s failure is such that more time is reasonably necessary in order to cure Lessee’s failure, then Lessee shall not be in default under this Lease if Lessee diligently commences to cure within the foregoing period, exercises its consistent and best efforts to cure such failure, keeps Lessor reasonably advised of its efforts and progress to cure, and diligently pursues completion.

29.1.4 To the extent that a declaration of default is not prohibited by law, (i) the making by Lessee of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a proceeding under state or federal insolvency and/or bankruptcy laws (unless, in the case of a petition filed against Lessee, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease.

29.1.5 An assignment or subletting of the Premises without the written consent of Lessor if such consent is required as provided in Article 20.

29.1.6 Lessee’s failure to deliver when due the documents required in Article 18 or Section 19.2.

29.2 Remedies. Upon any such default or breach by Lessee and the expiration of any applicable cure periods, Lessor shall be entitled to exercise the following rights and remedies at any time thereafter, with or without notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach (and Lessor shall be entitled to recover from Lessee all reasonable attorneys’ fees and costs incurred by Lessor in enforcing its rights and remedies, regardless of whether legal proceedings are commenced):

29.2.1 Lessor shall have the immediate right of re-entry and may remove all persons and property from the Premises, without liability for damages sustained by reason of such removal. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. Should Lessor elect to re-enter as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this Lease to the same extent and with all the legal incidents as if the term hereof had expired by lapse of time, or it may from time to time, without termination of this Lease, relet the Premises or any part thereof in accordance with Section 29.3 below. Regardless of whether or not this Lease is terminated as provided above, Lessor shall be entitled to terminate all of the rights of Lessee and/or its employees or other Persons with respect to all Parking Spaces, and to recover from Lessee all damages incurred by Lessor as a result of Lessee’s default, including without limitation (i) the worth at the time of Lessee’s default of all unpaid Base Rental, Operating Costs and other Rent and sums due from Lessee under this Lease through the date Lessor elects to re-enter the Premises and/or terminate this Lease, and all Base Rental (and upon Lessee’s default, all Base Rental abated pursuant to Section 3.6 shall all become immediately due and payable and shall be deemed unpaid Rent for purposes of this provision), Operating Costs, and other Rent and sums due under this Lease through the date of re-entry and/or termination, and (ii) all other amounts necessary to compensate Lessor for all detriment caused by Lessee’s default. Lessor shall be entitled to receive a judgment for the full amount of such damages as may be reduced by any amounts received and applied by Lessor as provided in Section 29.3. In determining worth at the time of Lessee’s default, a discount rate equal to one percent (1%) above the discount rate then in effect at the Federal Reserve Bank serving Phoenix shall be used.

29.2.2 Lessor shall have the right, but not the obligation, to render the performance required to cure such default or breach and to charge to Lessee all costs and expenses incurred in connection therewith (including a service fee equal to ten percent (10%) of all sums expended by Lessor to cure the default or breach), together with interest thereon from the date incurred by Lessor at the rate provided below, and Lessee shall immediately pay the same upon presentment of a statement to Lessee.

29.2.3 No remedy herein conferred upon Lessor shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, including, but not limited to, the right to maintain an action to recover all amounts due hereunder. Lessor may exercise its rights and remedies at anytime, in any order, to any extent, and as often as Lessor deems advisable.

29.2.4 In addition, to every other remedy available to Lessor, Lessor may, in the event of default as defined in this Article, obtain the appointment of a receiver in any court of competent jurisdiction, and the receiver may enter the Premises and take possession of Lessee’s Property and any other personal property belonging to the Lessee and used in the conduct of Lessee’s business in the Premises. Such entry or possession by said receiver shall not constitute an eviction of Lessee from the Premises or any portion thereof, and Lessee shall indemnify, defend and hold Lessor harmless from any claim by any person arising out of or in anyway connected with the entry by said receiver in taking possession of the Premises and/or said personal property. Neither the application for the appointment of such receiver, nor the appointment of such receiver, shall be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such intention is given to Lessee.

29.3 Reletting the Premises. Lessor, in the exercise of its rights under Section 29.2.1, shall have the right to relet the Premises or any portion thereof, and to grant the use of all or a portion of the Parking Spaces made available to Lessee pursuant to this Lease, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable. Lessor shall also have the right to make such alterations and repairs to the Premises as Lessor may deem advisable, in its sole discretion. Upon such reletting, the rents received by Lessor for the Premises (but not for any Parking Spaces which will be retained by Lessor or other Parking Facility Owner) shall be applied first to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of all costs and expenses of such reletting (including leasing commissions) and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to payment of future rent as the same may become due and payable hereunder.

29.4 No Waiver. No delay or omission of Lessor to exercise any right or power arising from any default shall impair any such right or power, and shall not be construed to be a waiver of any such default or an acquiescence therein. No waiver of a default shall be effective unless it is in writing. No written waiver by Lessor of any provision of this Lease or any breach by Lessee hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Lessee of the same or any other provision. Lessor’s consent to or approval of any act by Lessee requiring Lessor’s consent or approval shall not be deemed to render unnecessary the procurement of Lessor’s consent to or approval of any subsequent act of Lessee, whether or not similar to the act so consented to or approved.

29.5 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and charges which may be incurred by Lessor pursuant to its financing for the Building. Accordingly, if any monthly Base Rental payment or other amount due to Lessor hereunder shall not be received by Lessor within ten (10) days after the due date therefor, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee, and shall be in addition to any interest which may accrue thereon pursuant to Section 29.6 below. Lessor shall have the right to require Lessee to pay all past-due obligations, including late charges and interest, in the form of a cashier’s check.

29.6 Interest. Any amount due to Lessor which is not paid when due shall bear interest, not to exceed the maximum rate allowed by law, from the date due until paid at a rate equal to ten percent (10%) per annum. Payment of such interest shall not excuse or cure any default under this Lease.

29.7 Attorneys’ Fees. If either party resorts to judicial proceedings to enforce any right under this Lease or to obtain relief for any default by the other party, the party prevailing in such proceedings shall be entitled to recover from the non-prevailing party the costs thereof, including reasonable attorneys’ fees (as determined by the court).

30. LESSOR’S LIABILITY.

30.1 Default by Lessor. Lessor shall not be considered in default or breach of this Lease for the non-performance of any obligation imposed herein unless Lessee provides Lessor with written notice of said non-performance and:

30.1.1 If the same relates solely to the non-payment of money, Lessor fails to perform within fifteen (15) business days after receipt of said written notice, or

30.1.2 If the same does not relate solely to the non-payment of money, Lessor fails to commence performance within said 15 business-day period and to diligently continue such performance until the obligation is fulfilled.

If Lessor grants a security interest in this Lease to any person or entity and if Lessee has been notified in writing of the name and address of said lienholder, then Lessee shall simultaneously upon giving any notice of non-performance to Lessor deliver a copy of same to each such lienholder, by personal delivery or certified or registered United States mail, postage prepaid (notices sent by mail shall be deemed delivered upon receipt). Each such lienholder shall be entitled to perform such obligation within forty-five (45) days after the expiration of any period of time within which Lessor is entitled to perform such obligation.

30.2 Sale of Lessor’s Interest. Upon any sale or conveyance of Lessor’s interest in this Lease (excluding a transfer of title to the Building and adjacent land to the City of Tempe pursuant to Section 19.1 above, but including Lessor’s assignment of its interest as lessee under the Master Lease and Lessor under this Lease to another person or entity), Lessor shall be entirely relieved of all liability for Lessor’s obligations under this Lease accruing thereafter, and the assignee or purchaser shall be deemed without any further agreement between the parties or their successors in interest to have assumed all of the obligations of Lessor under this Lease accruing after such conveyance. This Lease shall not be affected by any such sale or conveyance and Lessee agrees to attorn to such successor in interest. The Security Deposit made by Lessee hereunder may be transferred by Lessor to such successor in interest and thereupon Lessor shall be discharged from any further liability in reference thereto.

30.3 No Liability for Loss, Theft, Etc. Except for the gross negligence or reckless and intentional misconduct of Lessor, Lessor and its employees and agents shall not be liable to Lessee for any damage to property entrusted to Lessor’s employees, agents or contractors, nor for loss of or damage to any property by theft, disappearance or otherwise, nor for any injury or damage to persons or property resulting from any cause whatsoever, including without limitation fire, explosion, falling ceiling material or wall board, steam, gas, electricity, any act or omission of co-tenants or other occupants of the Building or of adjoining or contiguous property or buildings, water or rain which may leak from any part of the Premises or the Building or from the pipes, tanks, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place. Lessee shall bear the risk of loss and the responsibility to insure, with respect to all of the foregoing. Lessor and its employees and agents shall not be liable to Lessee for interference with the natural light, nor for any latent defect in the Premises or in the Project. Lessee shall give prompt notice to Lessor of any fire, accident or defect discovered within the Premises or the Project.

30.4 Lessor’s Liability. Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed by and between the parties hereto that: (i) the recourse of Lessee, or its successors or assigns, against Lessor with respect to any alleged breach by or on the part of Lessor of any representation, warranty, covenant, undertaking or agreement contained in this Lease or otherwise arising out of Lessee’s use of the Premises or the Project (collectively “Lessor’s Lease Obligations”) shall extend only to Lessor’s interest in the Building of which the Premises are a part (“Lessor’s Real Estate”) and the rents derived therefrom, and not to any other real property, personal property or other assets of Lessor or its former or current members, or any of the current or former directors, officers, employees, agents, members, or partners thereof; and (ii) except to the extent of Lessor’s interest in Lessor’s Real Estate, no personal liability or personal responsibility of any sort with respect to any of Lessor’s Lease Obligations or any alleged breach thereof is assumed by, or shall be asserted or enforceable against, Lessor or any current or former members thereof, or any of Lessor’s or such member’s current or former directors, officers, employees, agents, members, or partners.

31. GENERAL.

31.1 Captions. The headings of the Articles and the Sections hereof are inserted for convenience only and shall not affect the construction of any of the provisions hereof

31.2 Time of the Essence. Time is of the essence with respect to this Lease.

31.3 No Partnership, No Third Party Rights. Nothing contained in this Lease shall create any partnership, joint venture or other arrangement between Lessor and Lessee. Except as expressly provided herein, no provision of this Lease is intended to benefit, and shall not benefit, any person not a part hereto and no such other person shall have any right or cause or action hereunder.

31.4 Entire Agreement. This Lease constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and shall not be changed or added to except in writing signed by all parties hereto. All prior and contemporaneous agreements, representations, statements and understandings of the parties, oral or written, that modify, amend or vary any of the terms of this Lease, are hereby superseded and merged herein.

31.5 Joint and Several Obligations. If Lessee comprises two or more persons, corporations, LLC’s, or other entities, all agreements, covenants, representations and warranties of Lessee herein are the joint and several obligations of the persons or entities comprising Lessee. If Lessee is husband and wife, the obligations hereunder shall extend individually to the sole and separate property of each as well as to their community property. Notice given to anyone of the persons or entities constituting Lessee shall be deemed as having been given to all such entities, and any decision, action, or election made under this Lease or any Exhibits by one person or entity comprising Lessee shall bind all persons and entities comprising Lessee.

31.6 Authority to Execute. Any individual executing this Lease on behalf of or as representative for a corporation, LLC, partnership or other entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf thereof and that this Lease is binding thereon in accordance with its terms. If Lessee is a corporation or LLC, Lessee shall deliver to Lessor within fifteen (15) days after the execution hereof a certified copy of a resolution of the Board of Directors of said corporation, or a member resolution of said LLC, authorizing or ratifying the execution and delivery of this Lease by the individuals executing and delivering same.

31.7 Arizona Law. This Lease shall be governed by and interpreted in accordance with the laws of Arizona. The parties hereby consent to the exclusive jurisdiction and venue of the federal and state courts in Maricopa County, Arizona, with respect to any controversy arising out of this Lease.

31.8 Partial Invalidity. If any provision of this Lease is held by a court to be invalid, void or unenforceable, the remainder of this Lease shall remain in full force and effect and shall in no way be affected or invalidated.

31.9 Incorporation of Exhibits. All exhibits attached hereto shall be deemed a part of this Lease.

31.10 Waiver of Notice. Unless Lessor is otherwise specifically obligated to do so by the terms of this Lease, Lessee hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

31.11 Binding on Successors and Assigns. Each of the provisions of this Lease shall bind, extend to, and inure to the benefit of the respective heirs, legal representatives, and successors and assigns of both Lessor and Lessee; provided, however, that this clause shall not permit any assignment contrary to the provisions of Article 20.

31.12 Impartial Interpretation. This Lease is the result of negotiations between Lessor and Lessee. The language in this Lease shall be construed as a whole according to its fair meaning and not strictly for or against either party.

31.13 Not Binding Until Signed. Submission of this instrument for examination and/or the submissions of drafts, revisions, comments, etc. shall not bind Lessor or Lessee in any manner, nor create any duties, liabilities, commitments, or obligations of any kind or nature, nor any claims of detrimental reliance nor any other rights or remedies (at law or in equity). No lease or obligation shall arise until this instrument is executed and delivered by Lessor and Lessee, and until such execution and delivery, either Lessee or Lessor may terminate negotiations at any time for any reason.

31.14 No Recording. Lessee shall not record this Lease nor a memorandum of this Lease.

31.15 Calendar and Business Days. Whenever in this Lease references made to “days” (for example, when payment or other performances due within a specified number of days), the reference shall refer to calendar days unless reference is specifically made to “business days”. As used in this Lease, the term “business days” shall mean Monday through Friday except legal holidays, and the term “legal holidays” shall mean holidays recognized by the State of Arizona.

31.16 Lessee’s Financial Statements. Within fifteen (15) days of Lessor’s written request thereof, but only in connection with a bona fide sale, financing, refinancing, or investment with respect to the Building, Lessee shall deliver to Lessor a copy of Lessee’s financial statements (including, but not limited to, an audited balance sheet, if available, and an income statement) for the prior fiscal year (and year-to-date if available) certified by an executive officer of Lessee. If Lessee is a corporation the stock of which is now or hereafter traded on a national security exchange regulated by the Securities and Exchange Commission (“SEC”), then the foregoing obligation shall be deemed satisfied (i) by submitting to Lessor the most current annual report prepared for Lessee and timely filed with the SEC, or (ii) if the most current annual report for Lessee is timely filed with the SEC and is available to Lessor on the internet.

31.17 Brokers. Lessor and Lessee represent that they have dealt directly with and only with Lessor’s Broker and Lessee’s Broker (“Brokers”) in connection with this Lease and that insofar as either party knows, no other broker, agent or finder negotiated or participated in this transaction or the negotiation of this Lease or submitted or showed the Premises or is entitled to any commission or finder’s fee in connection therewith, and that each party shall be solely responsible with respect to any dealings of such party with any such other real estate broker, agent, finder or other person, and Lessor and Lessee each shall protect and indemnify, hold harmless, and defend the other from any liabilities, costs, fees, and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the indemnified party with respect thereto. Lessor shall pay a commission only to Lessor’s Broker to the extent provided in a separate agreement signed by Lessor and Lessor’s Broker. Lessor’s Broker shall pay a commission to Lessee’s Broker pursuant to a separate agreement between Lessor’s Broker and Lessee’s Broker, and Lessor and Lessee shall have no liability or obligation with respect thereto. Lessor and

Lessee agree that no broker (including the Brokers) shall be entitled to any commission in connection with any extension of the Lease Term or any expansion of the Premises.

31.18 [Intentionally Omitted]

31.19 Airport Disclaimer. Lessee acknowledges that the Project is within the flight path for flights arriving at and departing from Sky Harbor International Airport (“Sky Harbor”), and agrees that Lessor shall not be liable to Lessee for, and Lessee hereby releases Lessor with respect to, any claims, liabilities, losses, causes of action, fees and expenses in any way relating thereto, including, without limitation, to noise or vibration caused by aircraft or other vehicles approaching or leaving Sky Harbor, or to any other adverse effects caused by or resulting from the location of the Building and the Premises in the flight path of Sky Harbor.

31.20 Consent of Lessor. With regard to any provision in this Lease, including exhibits, requiring Lessor’s consent or approval, Lessor shall be entitled to withhold such consent or approval for any reason in its sole and absolute discretion, unless the applicable provision in this Lease expressly states Lessor’s consent or approval will not be unreasonably withheld. Lessor’s consent to, or approval of, any matter requiring Lessor’s consent or approval shall not be deemed a waiver of the requirement to obtain Lessor’s consent to or approval of any similar matter.

31.21 Other Tenants. Lessor reserves the absolute right to allow such other tenants and occupants in the Project as Lessor, in the exercise of its business judgment, shall determine will best promote the interests of the Project. Lessee does not rely on the fact, nor does Lessor in any way represent that any specific tenant or number of tenants shall, during the term of this Lease, occupy any space in the Project.

31.22 OFAC Certification. Lessee certifies that (i) it is not acting directly or indirectly for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control (“OFAC”) or otherwise, as a terrorist, “Specially Designated National”, “Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC or another department of the United States government, and (ii) Lessee is not engaged in this transaction (directly or indirectly) on behalf of, or instigating or facilitating this transaction (directly or indirectly) on behalf of, any such person, group, entity, or nation. Lessee shall indemnify, defend, and hold harmless Lessor from and against any claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing certification.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year hereinabove written.

LESSOR:

Hayden Ferry Lakeside, LLC, an Arizona limited liability company

BY:	SunCor Development Company, an Arizona corporation, its Managing Member

	By:	/s/ M. Randall Levin
M. Randall Levin
	Its:	Vice President

	Date:	May 18, 2007

LESSEE:

LIFELOCK, INC., a Delaware corporation

	By:	/s/ Todd R. Davis
	Name:	Todd R. Davis
	Its:	Chief Executive Officer

Date:	5-17-2007

EXHIBIT LIST

EXHIBIT “A”	Floor Plan with Premises Designated
EXHIBIT “A-1”	Diagram of Entire Hayden Ferry Lakeside Development with Project (Entire Office and Commercial Development Designated)
EXHIBIT “B”	Rules and Regulations
EXHIBIT “C”	Construction Obligations of Lessor and Lessee
EXHIBIT “D”	Description of Lessee’s Property
EXHIBIT “E”	Rights Reserved by Lessor
EXHIBIT “F”	[Intentionally Omitted]
EXHIBIT “F-1”	Location of Building Signage
EXHIBIT “F-2”	Location of Monument Sign
EXHIBIT “G”	Rooftop license Agreement

EXHIBIT “A”

FLOOR PLAN OF PREMISES

(4th Floor Premises and 3rd Floor Premises)

4th Floor Premises

Exhibit A - Page 1

3rd Floor Phase II Premises

Exhibit A - Page 2

3rd Floor Phase III Premises

[

Exhibit A - Page 3

EXHIBIT “A-1”

DIAGRAM OF ENTIRE HAYDEN FERRY LAKESIDE DEVELOPMENT

WITH PROJECT (ENTIRE OFFICE AND COMMERCIAL DEVELOPMENT)

Exhibit A-1 - Page 1

EXHIBIT “B”

PROJECT RULES AND REGULATIONS

Lessee shall comply, and shall cause its subtenants and their respective employees, agents, contractors, customers, and invitees to comply, with the following rules and regulations for the Project:

1. Except as specifically provided in Section 6.8 of the Lease, no sign (including, without limitation, neon signs), placard, picture, advertisement, name, notice or other information of any kind shall be inscribed, displayed, printed, or affixed on or to any part of the outside or inside of the Building, the Premises (unless inside the Premises but not visible from outside the Premises), the Project or the surrounding area without the prior written consent of Lessor. If such consent is given by Lessor, Lessor may regulate the manner of display. Lessor shall have the right to remove any such item which has not been approved by Lessor or is being displayed in a non-approved manner without notice to and at the expense of Lessee. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee in the manner and by a person approved by Lessor. Lessee shall not place anything or allow anything to be placed near any window or any glass door, partition or wall which may appear unsightly, in Lessor’s sole discretion, from outside the Premises. Lessee shall not display or exhibit any products, goods, wares, or merchandise and shall not distribute advertising materials outside of the Premises. Lessee shall not install exterior lighting on or decorate, paint or otherwise alter or improve the exterior of the Project or the Premises, and Lessee shall not install any antenna or other structure or object on the roof or any other portion of the Project (except as may otherwise be specifically provided in the Lease). Lessee shall not store products, containers or merchandise on the Project in areas outside of the Premises except for such short periods of time as may be necessary for loading or unloading delivery vehicles, which shall only occur in areas specifically designated for such purposes by Lessor from time to time within the P-1 Parking Structure and shall be regulated by Lessor’s facilities coordinator (if Lessor elects to designate a facilities coordinator).

2. Except as specifically provided in Section 6.8 of the Lease, the directory for the Building will be provided exclusively for the display of the name and location of the lessees only. Lessor reserves the right to exclude any other names therefrom and to charge a reasonable fee for each name, other than Lessee’s name, placed upon such directory at the request of Lessee; and any changes thereto.

3. The sidewalks, parking areas, halls, lobby areas, toilets, stairways, passages, exits, entrances, elevators, driveways, loading areas and trash pick-up areas shall not be unreasonably obstructed by Lessee, its customers, invitees, licensees and guests, or used for any purpose other than for ingress to and egress from the Premises. The halls, lobby areas, passages, exits, entrances, sidewalks, parking areas, elevators, stairways, toilets, balconies and roof are not for the use of the general public and Lessor shall in all cases retain the right to control the same and prevent access thereto by all persons whose presence in the judgment of the Lessor shall be prejudicial to the safety, character, reputation and interests of the Project or its lessees. Except as specifically provided in Section 6.10 of the Lease, neither Lessee nor the employees, contractors or invitees of Lessee shall go upon the roof of the Building. The sashes, sash doors, skylights,

Exhibit B - Page 1

windows and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed.

4. The toilets, urinals, sinks, drains and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Lessee if Lessee or its agents, contractors, employees or invitees caused the same.

5. Lessor shall have the right to reasonably prescribe the weight, size, and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Lessor, stand on wood strips of such thickness as may be necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Lessee. There shall not be used in the Premises or the Building any hand trucks except those equipped with rubber tires and side guards.

6. Lessor shall have the right to designate and control any service in or to the Building and its lessees. Lessee shall not employ any person other than the janitor of Lessor for the purpose of cleaning the Premises unless otherwise agreed by Lessor in writing. Lessor will require any janitorial service to maintain commercially reasonable levels of insurance coverage insuring its activities. Except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be permitted to enter the Building for the purpose of cleaning the same. Lessee shall not cause any unnecessary labor by reason of Lessee’s carelessness or indifference in the preservation of good order and cleanliness. Lessor shall not be responsible to Lessee for any theft or loss of property on the Premises, however occurring, or for any damage done to the effects of Lessee, by or as a result of the acts of the janitor, any other employee or contractor of Lessor, or any other person. Lessor’s janitor service will provide the level of service consistent with other Class A office buildings within the Phoenix metropolitan area, but shall not include cleaning of non-standard Building draperies or moving of furniture and other special services. Janitor service will not be furnished in any room occupied at the time the janitor attempts to clean such room. Window cleaning shall be done only by Lessor at intervals it deems appropriate.

7. Lessee shall not use, keep, or permit to be used or kept, except as specifically allowed in this Paragraph, any noxious gas or substance in the Premises, nor permit the Premises to be occupied or used in a manner offensive or objectionable to Lessor and other occupants of the Building by reason of odors and/or vibrations, or interfere in any way with other lessees or occupants conducting business in the Building. However, any lessees who are specifically allowed to operate a restaurant by Lessor, may generate cooking odors which may be allowed by Lessor if, in Lessor’s sole and absolute discretion, the same are not noxious, putrid, foul or offensive. No bicycles, skateboards, roller blades, roller skates, scooters, or similar equipment shall be allowed in the Building, and no animals (except seeing eye dogs), reptiles, insects, or birds shall be brought or kept in or about the Premises or the Building. No Lessee shall make or permit to be made any disturbing noises or disturb or interfere with occupants of the Project or

Exhibit B - Page 2

neighboring property, or with those having business with such occupants, by the use of any equipment, machinery, tool, implement, appliance, apparatus, musical instrument, radio, phonograph, electronic device, or other devices. No cooking of any kind shall be done or permitted by Lessee in the Premises, except the preparation of microwave items including, without limitation, popcorn, soup, and frozen food items, and of coffee, tea, hot chocolate, and similar items. However, all of the foregoing allowed in the Premises must be prepared only for incidental consumption by Lessee, its employees, clients and guests, and not for retail or commercial purposes.

8. The Premises shall not be used for manufacturing or assembly, or for the storage of merchandise except as such storage may be incidental to the use of the Premises for the purposes permitted by the Lease, but all storage shall be within the Premises in an area not visible from outside the Premises. Lessee shall not conduct any auction or permit any fire sale or bankruptcy sale to be held on the Premises. The Premises shall not be used for lodging or for illegal purposes.

9. Lessee shall not use any method of heating or air conditioning other than that supplied by Lessor, and shall not use or keep in the Premises, the Building, or the Project any kerosene, gasoline, naphtha, benzene or other explosive or inflammable fluid or material, except for customary and usual office and cleaning supplies provided that such use, presence or storage does not result in the violation of any Environmental Laws.

10. Lessee shall not allow the installation of telephone wires or electrical or computer wires or circuits, except with Lessor’s prior written approval. The location of telephones and other office equipment affixed to the Premises shall be subject to the approval of Lessor, but the installation of same shall be at the expense of Lessee.

11. All keys to the Building, offices, rooms and toilets, and all parking cards for the Parking Spaces, shall be obtained from Lessor. Should Lessee require any duplicate keys or parking cards, Lessee shall request the same from Lessor, who shall provide such keys or parking cards at a reasonable charge. Lessee, upon termination of its tenancy, shall deliver to Lessor all keys and parking cards which shall have been furnished, pay Lessor the cost of replacing any parking card or lost key, or changing any lock which can be opened by such lost key if Lessor deems it necessary to make such change, and disclose to Lessor the combination of any safes, cabinets or vaults left in the Premises. Lessee shall not alter or replace any lock or install any additional locks or any bolts on any door of the Premises without the prior written consent of Lessor, which consent shall not unreasonable be withheld.

12. Lessee shall not lay linoleum, tile, carpet or other similar floor coverings in any manner except as approved by Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Lessee.

13. On Saturdays, Sundays, and legal holidays, and on other days during which the Building may be closed after normal business hours, access to the Building or to the halls, corridors, or stairways in the Building, or to the Premises may be controlled through the use of monitoring personnel and/or monitoring systems and devices. Such personnel will have the right to demand of any and all persons seeking access to the Building proper identification to

Exhibit B - Page 3

determine if they have right of access to the Premises. Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Lessor reserves the right to prevent access to the Building by closing the doors or otherwise. The foregoing notwithstanding, Lessor shall have no duty to anyone to provide monitoring protection for the Building at any time or to monitor access thereto.

14. Lessee shall see that the doors of the Premises are kept closed at all times except for entry and exit purposes, and that the same are not kept open by a chair or other device. Lessee shall also cause all doors of the Premises to be closed and securely locked before leaving the Building, and shall cause all water faucets and water apparatus to be shut off before Lessee or its employees leave the Building. Lessee shall be responsible for any damage to the Building or to other lessees caused by a failure to comply with this rule.

15. Lessor reserves the right to exclude or expel from the Building or the Project any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

16. Employees, contractors, or agents of Lessor shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from Lessor.

17. No vending machine shall be installed, maintained, or operated in the Premises without the written consent of Lessor, which consent shall not be unreasonably withheld, provided that the same must be available only for use by Lessee and its employees and must not be visible from outside the Premises. In addition, Lessee covenants and agrees that it will not install, maintain, or operate or cause to be installed, maintained or operated, any vending machines outside of the Premises or in the Project without the prior written consent of Lessor.

18. Lessee agrees that it shall comply with all fire regulations that may be issued from time to time by Lessor and/or fire authorities, and Lessee shall also provide Lessor with the names of a designated responsible employee to represent Lessee in all matters pertaining to fire regulations.

19. Lessor reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building or the Project when, in Lessor’s reasonable judgment, it is necessary, desirable or proper for the best interest of the Building or the Project or one or more of its tenants or occupants.

20. Lessee and its employees and contractors shall not disturb, solicit, or canvass any occupant of the Building or the Project. Lessee and its employees and contractors shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily embraced within Lessee’s use of the Premises specified in the Lease, and all activities with respect thereto are conducted within the Premises.

21. Without the written consent of Lessor, in Lessor’s sole discretion, Lessee shall not use the name or logo of the Project in connection with or in promoting or advertising the business of Lessee, except as Lessee’s address.

Exhibit B - Page 4

22. All interior window coverings must be approved by Lessor, and Lessee may not install any awnings or other exterior window shades or coverings. Lessor has designed the Building’s standard internal ceiling lighting system to provide for uniform ceiling lighting throughout the Building. Accordingly, Lessor shall have the right to control all internal lighting that may be visible from the exterior of the Building. Lessor’s control shall not extend to recessed down lights, track lighting, torchiers, table, desk, or task lights within the Premises.

23. Lessee and its employees shall not park in driveways or loading areas or in reserved parking spaces of other tenants or occupants. Lessor or its agents shall have the right to immobilize or cause to be removed any car of Lessee, its employees, agents, contractors, customers and invitees, that is parked in unauthorized areas, and Lessee agrees to indemnify, defend, and hold harmless Lessor, its agents and employees, from any and all claims, losses, damages and demands arising or asserted in connection with the removal of any such vehicle and for all expenses (including attorneys’ fees and costs) incurred by Lessor in connection with such removal. Lessee will, from time to time, upon request of Lessor, supply Lessor with a list of license plate numbers or vehicles owned or operated by its employees and agents.

24. Lessee shall not unreasonably waste electricity, water, heating or cooling and agrees to cooperate fully with Lessor to assure the most effective operation of the Building’s heating and air conditioning equipment and shall refrain from adjusting or attempting to adjust any controls.

25. Lessee assumes full responsibility for protecting, at all times, the Premises and all personal effects of Lessee, its employees, agents and invitees, from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured, and Lessor shall have no liability with respect thereto except to the extent provided in Section 30.3 of the Lease.

26. Lessee shall not install or operate machinery, equipment or any mechanical or electrical device of a nature not directly related to Lessee’s ordinary use of the Premises, without the written permission of Lessor.

27. Lessee shall not be entitled, solely by virtue of this Lease, to use or patronize any service, business or facility in the Building (excluding common and parking areas to the extent provided in the Lease), but may become entitled to use or patronize the same by satisfactory arrangements with the operator of such business or facility.

28. Lessee shall place all refuse or trash in receptacles provided for the Project by Lessor. If Lessee creates an unusual amount of trash in the reasonable opinion of Lessor and Lessor so requests in writing, Lessee shall provide, at its own cost, for its own trash disposal and pickup at such intervals as Lessor may deem reasonably necessary so that no refuse or trash is visible on the Premises.

29. Lessor shall have the right to designate and/or approve, prior to installation on the Premises, all types of window shades, blinds, drapes, awnings, window ventilators and other similar window coverings and equipment.

Exhibit B - Page 5

By executing a copy of these Project Rules and Regulations, Lessee agrees that it has read and understands the same, and will comply with all of the provisions contained herein, as may be amended by Lessor from time to time.

LESSEE:

LifeLock, Inc., a Delaware corporation

By:	/s/ Todd R. Davis
Name:	Todd R. Davis
Its:	Chief Executive Officer

Date:	5-17-07

Exhibit B - Page 6

EXHIBIT “C”

CONSTRUCTION OBLIGATIONS OF LESSOR AND LESSEE

This Exhibit “C” sets forth the respective obligations of, and the procedures to be followed by, Lessor and Lessee in the design and construction of the Premises described in the Lease to which this Exhibit is attached, and the payment of design and construction costs. Capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the Lease.

1. Lessor’s Obligations. The only improvements to be constructed by Lessor within the 3rd Floor Premises and the 4th Floor Premises (to which the respective Tenant Improvement Allowance shall apply as provided in Article XIV of the Basic Lease Information) shall be the improvements of the type generally described on Schedule “1” attached hereto in the quantities (and subject to the modifications and qualifications) set forth in the Final TI Plans (as hereafter defined) for each portion of the Premises (collectively referred to hereafter as “Lessor’s Work”); provided, however, that (i) Lessee’s “eyebrow” signage will be installed by Lessee at its expense in accordance with Section 6.8 of the Lease and will not be paid from the Tenant Improvement Allowance, and (ii) Lessor will provide, at its expense, the Building shell improvements listed on Schedule 2 attached hereto. The terms “each portion of the Premises” or “respective portion of the Premises” as used in this Exhibit shall refer to the 3rd Floor Phase II Premises, the 3rd Floor Phase II Premises and the 4th Floor Premises, as the case may be. Subject to the performance by Lessee of all of its obligations set forth in this Exhibit, Lessor will obtain a certificate of completion or occupancy required by the local building department or governmental agency with respect to each portion of the Premises. The foregoing notwithstanding, Lessor shall not be obligated to incur any costs or expenses for Lessor’s Work for the respective portion of the Premises in excess of the Tenant Improvement Allowance applicable to such portion, and Lessee shall be responsible for paying all costs and expenses incurred by Lessor in designing, performing, and getting permits for Lessor’s Work for the respective portion of the Premises in excess of the Tenant Improvement Allowance applicable thereto as set forth in the Basic Lease Information, subject to the terms and conditions set forth in this Exhibit and the Lease. The respective Tenant Improvement Allowance will be applied to all hard and soft costs necessary or appropriate to complete Lessor’s Work for the respective portion of the Premises, including without limitation, all costs of labor and materials, fees for architectural, engineering design, and construction drawings (including a space plan for the respective portion of the Premises), and other professional fees and permitting fees, subject to the terms and conditions set forth in this Exhibit and the Lease. If the actual Cost of the TI Work (as defined in Section 3.3) exceeds the applicable Tenant Improvement Allowance for the respective portion of the Premises, then Lessee shall reimburse Lessor for the Excess Cost of the TI Work (as defined in Section 3.6) in the manner provided in Section 6 below. The foregoing notwithstanding, Lessor’s Work and the obligation of Lessor to pay for the cost thereof shall not include the cost of repairing any damage or injury resulting from the acts or omissions of Lessee or its subtenants and their respective employees, agents, or contractors (“Lessee Caused Damage”). All Lessee Caused Damage shall be promptly repaired by Lessee at its expense.

Exhibit C - Page 1

2. Lessee’s Obligations.

2.1 Lessor’s obligation to construct or improve the Premises shall be strictly limited to Lessor’s Work. All other work and improvements required for the operation of Lessee’s business at the Premises, including without limitation installation and delivery of Lessee’s Telecommunications Equipment, furniture, fixtures and equipment, and other property constituting Lessee’s Property, and all Lessee Caused Damage to the Premises, the Building, or any other improvements (collectively, “Lessee’s Work”), shall be performed, completed, and installed by Lessee at its expense (subject to Lessor’s approval rights as provided in the Lease and this Exhibit “C”). Within 30 days prior to the date Lessor and Lessee determine in good faith will be the date Lessor will have Substantially Completed Lessor’s Work in the respective portion of the Premises, Lessee shall be allowed to enter upon such portion of the Premises to perform Lessee’s Work with respect thereto; provided, however, that Lessee, its agents, employees and contractors, shall not unreasonably interfere with the performance of Lessor’s Work in the Premises, and shall be responsible for repairing, at Lessee’s expense, all Lessee Caused Damage.

2.2 All of Lessee’s Work shall be performed (i) through the services of a licensed, bonded and insured contractor approved in writing by Lessor (such approval shall not be unreasonably withheld, (ii) in a good and workmanlike manner, (iii) in compliance with Article 11 of the Lease, (iv) in accordance with Lessee’s Plans and Specifications (as hereafter defined in this Section), if any are reasonably required by Lessor given the nature and scope of Lessee’s Work, and (v) in compliance with the Lease and all applicable statutes, ordinances, rules, regulations and building codes of any governmental authority having jurisdiction over the Premises. Lessor agrees not to unreasonably withhold its approval of each set of preliminary plans and specifications submitted to it by Lessee for Lessee’s Work (if any are required by Lessor as herein provided); provided, however, that the parties agree it shall be reasonable for Lessor to withhold its approval of Lessee’s Work, and/or plans and specifications for Lessor’s Work (pursuant to Sections 4 and 5 below), if the work, materials, and/or improvements contemplated thereby:

(a) exceed or adversely affect the structural integrity of the Building or any portion thereof, or any material part of the heating, ventilation, air conditioning, plumbing, mechanical, electrical, communication, elevators, or other systems of the Building or Lessor’s Parcel without appropriate supplemental measures being taken by Lessee;

(b) would not be approved by a prudent owner of property similar to the Building, or its lenders;

(c) will reduce the market value of the Premises or the Building in the reasonable opinion of Lessor;

(d) do not conform to applicable codes, ordinances, and other governmental requirements or is not approved by any governmental authority with jurisdiction over the Building;

Exhibit C - Page 2

(e) in Lessor’s reasonable determination, do not conform to the standards set forth on Schedule “1” attached hereto;

(f) would detrimentally affect the exterior appearance and design of the Building and Lessor’s Parcel; and/or

(g) in Lessor’s reasonable determination, are unacceptable for any other material reason not set forth herein.

If any plans and specifications are required by Lessor as provided above, then Lessor shall issue its written approval or disapproval (giving general reasons in the case of disapproval) within ten (10) business days of its receipt of each set of such preliminary plans and specifications. If Lessor fails to respond within said 10-business day period, Lessor’s approval shall be deemed given. If Lessor disapproves of any such preliminary plans and specifications for Lessee’s Work, Lessee shall revise the same to address the areas of disapproval and re-submit the same hereunder until Lessor approves thereof. Upon approval, the same shall be deemed “Lessee’s Plans and Specifications” referred to herein.

2.3 Before entering the Premises, Lessee’s Contractor (in addition to the insurance requirements applicable to Lessee in the Lease) must provide proof of insurance (including builder’s risk, worker’s compensation and liability insurance) in commercially reasonable amounts and with commercially reasonable coverages reasonably required by Lessor, with each policy naming Lessor as an additional insured, as applicable. All subcontractors shall also be duly licensed, bonded and insured in a commercially reasonable manner.

2.4 Lessee shall provide a complete list of all contractors and subcontractors entering the Building and all contractors and subcontractors shall abide by the rules and hours established by Lessor from time to time.

2.5 In no event shall Lessee, as part of Lessee’s Work, be entitled to connect to, alter, and/or modify in any way, the structure of the Building, and/or plumbing, mechanical, HVAC, energy management systems, fire sprinkler and fire alarm systems and other systems and equipment comprising the Building.

2.6 Lessee, its contractors, agents, employees and invitees, shall have no right of access to, or use of, the roof of the Building, except only as provided in Section 6.10 of the Lease.

2.7 During the course of Lessee’s Work, Lessor may enter upon the Premises at all reasonable times for the purpose of inspecting Lessee’s Work. If Lessor finds any workmanship inferior, defective or not in accordance with Lessee’s Plans and Specifications, the Lease or this Exhibit “C”, Lessee shall promptly correct the same. Lessor’s authority to act under this subsection shall not give rise to a duty of Lessor to make inspections or otherwise enforce Lessee’s compliance with the terms of the Lease, this Exhibit “C”, or Lessee’s Plans and Specifications. Lessee’s failure to comply with the terms of this Exhibit “C” or the Lease shall constitute a default under the Lease, subject to the applicable notice and cure periods set forth in Article 29 of the Lease.

Exhibit C - Page 3

2.8 All work performed by Lessee, or any fixtures or personal property moved onto and/or installed in the Premises during the completion of Lessee’s Work, shall be at Lessee’s own risk; Lessee bears the risk of loss with respect thereto and shall be responsible for insuring the same. Neither Lessor nor its employees, agents, or contractors shall be responsible to Lessee for damage to, or the loss or destruction of Lessee’s Work or property, except for their respective reckless and intentional misconduct and, subject to the foregoing, any damage, cost or expense incurred by Lessor or its other tenants as a result of Lessee’s construction shall be the sole responsibility of Lessee. In no event shall Lessor be responsible for providing security or monitoring services to prevent any loss or theft of Lessee’s furniture, fixtures, equipment, tools, materials, or personal property.

3. Definitions. As used herein, the following terms shall have the following meanings:

3.1 “Approved Space Plan” shall mean the space plan and specifications for Lessor’s Work for each portion of the Premises approved by Lessor and Lessee pursuant to Section 4 of this Exhibit.

3.2 “Construction Drawings” shall mean the full and detailed architectural and engineering plans and specifications covering Lessor’s Work for the respective portion of the Premises (including, without limitation, architectural, mechanical and electrical working drawings for Lessor’s Work). Each set of Construction Drawings shall be based on the Approved Space Plan for the respective portion of the Premises.

3.3 “Cost of the TI Work” shall mean and include any and all costs and expenses of Lessor’s Work for the respective portion of the Premises, including, without limitation, the following applicable thereto: fees and costs of the TI Architect and engineers for the preparation and printing of each set of the preliminary plans and specifications, Approved Space Plan, Construction Drawings and Final TI Plans, permit fees and the costs of all labor (including overtime), supplies and materials associated with the improvements to the respective portion of the Premises, including any wall treatments, floor coverings, the stairs that will connect the 3rd Floor Premises and the 4th Floor Premises (“Connecting Stairway”) and/or other improvements included within the scope of Lessor’s Work; provided, however, that the Cost of the Work for the respective portion of the Premises will be subject to the bidding process in Section 7 below, and final approval of Lessee and Lessor as therein provided. Any other provision of this Exhibit or the Lease to the contrary notwithstanding, Lessor and Lessee agree that the Cost of the TI Work applicable to the Connecting Stairway will be part of Lessor’s Work for the 4th Floor Premises and the Tenant Improvement Allowance applicable to the 4th Floor Premises.

3.4 “Cost Statement” shall mean a written statement of the total Cost of the TI Work for the respective portion of the Premises; each Cost Statement will be determined in accordance with the bidding process described in Section 7 of this Exhibit, and approved by Lessee and Lessor to the extent provided in Section 7. Each Cost Statement shall indicate a calculation of the Excess Cost of the TI Work for the respective portion of the Premises.

3.5 “Delays Caused by Lessee” shall mean delays in the completion of any portion of Lessor’s Work caused by Lessee or its agents, employees, contractors, architects, or engineers, arising from the following: (i) the performance or completion of any work in the Premises by

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Lessee, its agents, employees, contractors, architects, or engineers that damages, alters, or otherwise adversely affects any portion of Lessor’s Work, (ii) Lessee’s failure to comply with any codes, regulations, or other legal requirements relating to Lessee’s Work that results in any portion of Lessor’s Work being delayed, halted, or shut-down, (iii) Lessee’s breach of the terms of this Exhibit or other provisions of the Lease relating to Lessee’s Work, and/or (iv) any error in the Final TI Plans or other related construction documents caused by Lessee, its employees, agents, contractors, architects, space planners, or engineers.

3.6 “Excess Cost of the Work” shall mean the amount, if any, set forth in each Cost Statement by which the Cost of the Work for the respective portion of the Premises exceeds the Tenant Improvement Allowance applicable to such portion of the Premises.

3.7 “Final TI Plans” shall mean, with respect to each portion of the Premises, the Approved Space Plan, and the approved Construction Drawings therefor, as the same may be revised or modified in accordance with the terms and conditions set forth herein.

3.8 “Lessor’s Work” shall have the meaning set forth in Section 1 of this Exhibit and, in addition, shall include all design and engineering work, space planning, permits, labor, supervision, materials, fixtures, special facilities, equipment, tools, supplies, taxes, occupancy permits and related inspections, and services necessary to timely and properly produce all work, provide necessary materials, and complete the construction required by, or reasonably inferable from, the Final TI Plans for the respective portion of the Premises, and all work, services and materials necessary to produce fully connected, complete, operational, and functional systems and finishes in the respective portion of the Premises.

3.9 “Substantial Completion,” “Substantially Complete,” “Substantially Completed” or similar capitalized terms shall mean the stage in the progress of each portion of Lessor’s Work when the last of the following have occurred with respect to the applicable portion of the Premises: (i) Lessor’s Work is sufficiently complete in accordance with the applicable Final TI Plans so that Lessee may occupy the respective portion of the Premises and utilize the same for its permitted business, subject to the completion of any minor punchlist items that do not unreasonably interfere with Lessee’s occupancy and use of the respective portion of the Premises; (ii) a certificate of occupancy or its equivalent (unless the same cannot be issued due to the incompletion of Lessee’s Work) permitting the use and occupation of the respective portion of the Premises shall have been issued by the City; and (iii) certification from the TI Architect that Lessor’s Work is substantially completed in accordance to the applicable Final TI Plans. The foregoing notwithstanding, the P-1 Parking Structure is now being completed by Lessor, only limited elevator service (one each on east end and west end thereof) will be available on or about May 1, 2007. Section 25.2.3 of the Lease shall apply to Lessee’s Parking Spaces and will permit Lessor to relocate some of the Parking Spaces as therein provided until the entire P-1 Parking Structure (with full elevator service) is completed, which is currently estimated to occur in on or about December 1, 2007.

3.10 “TI Architect” shall mean Phoenix Design One, Inc.

4. Approved Space Plan. Within five (5) business days after execution of this Lease, with respect to the 4th Floor Premises, and on or before October 1, 2007, with respect to the 3rd Floor

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Phase II Premises, and on or before April 1, 2008, with respect to the 3rd Floor Phase III Premises, the parties will cause the TI Architect to prepare and provide to Lessor preliminary plans and specifications for improvements to be made to the respective portion of the Premises which are acceptable to Lessee, in its reasonable, good faith judgment; provided that it is understood and agreed that the Connecting Stairway will be located at a pre-engineered “knock out” location in the floor slab for the 4th Floor Premises. Such preliminary plans and specifications shall be subject to Lessor’s review and approval. Lessor agrees not to unreasonably withhold, condition or delay its approval of each set of such preliminary plans and specifications, subject to the criteria in Section 2.2 above. Lessor shall issue its written approval or disapproval (giving general reasons in the case of disapproval) within ten (10) business days of its receipt of the respective preliminary plans and specifications. If Lessor fails to respond within said 10-business day period, Lessor’s approval shall be deemed given. If Lessor disapproves of any such preliminary plans and specifications, then the TI Architect, in consultation with Lessor and after having obtained Lessor’s approval, in its reasonable discretion, will revise and re-submit the same hereunder until Lessor approves thereof reasonably and in good faith.

5. Final TI Plans. If necessary for the performance of Lessor’s Work and to the extent not included as part of the Approved Space Plan applicable to such portion of Lessor’s Work, TI Architect will prepare the Construction Drawings therefor, based on and consistent with the applicable Approved Space Plan, within twenty-five (25) business days following Lessor’s written approval of the Approved Space Plan. The Construction Drawings shall also be subject to Lessor’s reasonable approval and the approval of all local governmental authorities who need to approve the work and/or the Construction Drawings. Lessor shall give its approval or disapproval (giving general reasons in case of disapproval) of the Construction Drawings in writing within ten (10) business days after their delivery. Lessor and Lessee each agree not to unreasonably withhold, condition or delay its approval of the Construction Drawings (subject to the criteria in Section 2.2 applicable to Lessor’s approval). If Lessor notifies Lessee that changes are required to the Construction Drawings so submitted (such changes to be reasonable and not inconsistent with the Approved Space Plan), the TI Architect shall, within ten (10) business days thereafter, submit to Lessor for its approval, such Construction Drawings amended in accordance with the changes so required. The Construction Drawings shall also be revised, and Lessor’s Work as shown thereon shall be changed, to incorporate any work required in the Premises by any local governmental field inspector (the cost of which shall be included in the respective Cost of the TI Work).

6. Cost of the TI Work. Lessor shall pay all of the Cost of the TI Work, including, but not limited to, design, architectural, engineering and permit fees (including, without limitation, all fees of the TI Architect), up to the amount of the Tenant Improvement Allowance. Lessee shall be responsible for the Excess Cost of the TI Work, as determined in accordance with Sections 1 and 3.6 hereof, and shall reimburse Lessor for the Excess Cost of the TI Work within fifteen (15) days after Lessor commences Lessor’s Work. If the respective portion of Lessor’s Work costs less than the Tenant Improvement Allowance applicable thereto, the difference will be applied by Lessor to successive installments of Base Rental due under the Lease.

7. Bidding Process. Following the approval of the Construction Drawings by Lessor and Lessee, Lessor shall release the same to Lessor’s preferred general contractor who shall

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reasonably solicit bids from at least two (2) subcontractors for those applicable trades in which at least two (2) qualified subcontractors are reasonably available. If the total Cost of the TI Work (based on the bid, as may be amended based on approved change orders, plus the cost of the permit fees that Lessor will pay directly and not as part of the construction contract) exceeds the Tenant Improvement Allowance, then Lessor and Lessee shall, within ten (10) business days after receipt by Lessor and Lessee of such bids, make such revisions to the applicable Final TI Plans as are feasible to cause the total Cost of the TI Work to be reasonably acceptable by Lessee (but subject to Lessor’s reasonable approval and the criteria in Section 2.2 above); provided that if such revisions require the City’s approval, any delay resulting therefrom that delays Lessor’s Work will constitute a Delay Caused by Lessee. Upon approval of such revisions to the Final TI Plans by Lessor, Lessee, and the City, Lessor shall (i) prepare, and prior to commencing Lessor’s Work submit to, Lessee the revised Cost Statement and (ii) enter into a contract with Lessor’s preferred general contractor for Lessor’s Work on a lump sum contract basis, subject to only the cost of change orders requested by Lessee in accordance with the terms and conditions of this Exhibit and setting forth a date on which construction shall be completed pursuant to the above-mentioned mutually agreeable schedule. Lessor shall not be paid a construction management fee.

8. Performance of Lessor’s Work. Following the procedures described in Section 7 above, and subject to Section 2.3 of the Lease, Lessor shall cause the respective portion of Lessor’s TI Work to be promptly completed and diligently performed in a good and workmanlike manner and in accordance with the Final TI Plans and applicable legal requirements.

9. Progress Reports. Lessor shall consult with Lessee from time to time concerning the scheduling and progress of the respective portion of Lessor’s Work to keep Lessee informed of the progress and the estimated completion date for each portion of the Lessor’s Work. Lessor will notify Lessee as soon as reasonably possible after the occurrence of an event that results in any material changes in Lessor’s construction schedule.

10. Modifications to the Plans. Changes to the Final TI Plans shall be made as part of the Cost of the TI Work, including changes made for the purpose of complying with any applicable legal requirements, and the Cost Statement will be adjusted accordingly. It is further agreed that Lessee shall otherwise be entitled to make changes in the Final TI Plans only as hereinafter set forth. Lessee shall be entitled to change the Final TI Plans only with respect to work that has not yet been completed to an extent that material changes to existing work will be required. Within five (5) business days after Lessee requests such permitted changes by written notice to Lessor (“Lessee’s Change Order Notice”), Lessor shall submit to Lessee a statement of the estimated cost of such changes, if any, based on a price quote from Lessor’s contractor pursuant to the change order pricing provisions in the construction contract for Lessor’s Work. Lessee shall notify Lessor within two (2) business days after Lessor’s statement is delivered to Lessor, whether or not Lessee desires Lessor to proceed with such changes. If Lessee fails to so notify Lessor, then Lessee’s Change Order Notice shall be deemed withdrawn. Otherwise, the Cost Statement will be adjusted accordingly. The foregoing notwithstanding, any change order requested by Lessee pursuant hereto (whether Lessee elects to implement them or not) and related pricing and other negotiations and additional work that delays Lessor’s Work will constitute a Delay Caused by Lessee.

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11. Substantial Completion; Punchlist. Lessor will provide Lessee with written notice of Lessor’s estimated Substantial Completion date for the respective portion of the Premises at least fifteen (15) days prior to said estimated date. Thereafter, Lessor shall give Lessee written notice of the date on which Lessor has actually reached Substantial Completion for the respective portion of Lessor’s Work. Within five (5) business days after receipt of said written notice, Lessee shall cause the Premises to be inspected and give Lessor written notice specifying in good faith any punchlist items Lessor needs to address. Within three (3) business days following Lessor’s receipt of Lessee’s proposed punchlist, the parties shall jointly inspect the respective portion of Lessor’s Work and agree in good faith on a final written list of the actual unfinished portions of Lessor’s Work (the “final punchlist”). Lessor shall repair, replace, and/or complete any such items on the final punchlist within thirty (30) days thereafter.

Exhibit C - Page 8

SCHEDULE “1”

[to Exhibit “C”]

LESSOR’S WORK - BUILDING STANDARDS

Demising & Corridor Partitioning

Full-height demising partition with 5/8” Type-X gypsum wallboard attached to both sides of 3— “ 20-gauge metal studs at 24” on center. Demising partition to extend to underside of floor deck and to have smooth finish and eggshell paint on the Lessee side.

One-hour-rated corridor partition to have the same construction as the demising partition, with fire taping and caulking as required by code, R-11 insulation, gypsum board, and sound caulking at floor. Corridor side of the partition wall to be finished with wall covering and 6 1/2” hardwood base (stained to match Architect’s sample); Lessee side of the partition to be finished as specified in Lessee’s drawings.

Lessee Partitioning

2 1/2” 25-gauge metal studs at 24” on center with one layer of — “ gypsum wallboard on both sides. Partitions to extend from floor to underside of ceiling grid or 6” above ceiling, at Lessor’s option, with smooth finish, eggshell paint, and base on both sides.

Lessee Entry Doors/Frames

Recessed 3’-0” x 7’-10” x 1 3/4” solid-core, quarter-sliced, medium-figured cherry veneer door (stained to match Architect’s sample) with mortised lever lockset and Western Integrated door frame with 302 trim and clear-anodized finish. Entry doors to have a single light in door panel, fire rated as required by code. A secondary entry/exit door (without sidelight) shall be provided, if required by code. Entire door assembly to have a 20-minute fire rating.

Lessee Interior Doors/Frames	3’-0” x 7’-10” x 1 3/4” solid-core, quarter-sliced, medium-figured cherry veneer door (stained to match Architect’s sample). Western Integrated door frame, 302 trim, with clear-anodized finish.

Lessee Entry Hardware

Schlage mortised lever lockset with 07 lever, finish to be US26D satin chrome. LCN closer 4040 series. 2 pair Hager ball bearing butt hinges, 4 1/2” x 4 1/2”, with wide throw capacity, finish to be US26D. Trimco wall stop, finish to be US26D. Keying hardware to coordinate with Building and floor master.

Schedule 1 to Exhibit C - Page 1

Lessee Interior Hardware

Schlage cylindrical lever latch set with 07 lever, finish to be US26D satin chrome. 2 pair Hager butt hinges, 4 1/2” x 4 1/2”, with wide throw capacity, finish to be US26D. Trimco wall stop, finish to be US26D. If required, LCN closer 4040 series.

Acoustical Ceiling	Suspended white 2’ x 2’ Armstrong Ultima 1912 ceilings with DuraBrite acoustically transparent membrane; NRC .70; LRV .89; square tegular in 9/16” grid.

Floor Covering	Carpet: Shaw, 24 - 30 oz. weight and 1/18 - 1/10-gauge broadloom carpet with “Action Bac”. Vinyl composition tile (ACT): Armstrong “Imperial Texture, Standard Excel on” or equal, 12” x 12”, c”-gauge.

Base	Rope or equal, 4” rubber base. Base to be 4”-high coved rubber base throughout, or as noted otherwise in Lessee’s drawings.

Paint	Dunn Edwards “Supreme,” Fraise “Lo Go,” or equal, eggshell paint on smooth finish.

Window Coverings	1” mini-blinds with dust guard at all exterior windows, Leveler or equal, provided by Building owner. Mini-blinds must be either fully raised in lock-up position or fully lowered.

Fire Extinguisher Cabinet	Larsen’s architectural series 2, semi-recessed, 1/2” rolled edge with brushed stainless finish, or equal.

Fire Protection Sprinkler System

Semi-recessed white sprinkler head with white escutcheon, centered in ceiling tile. Necessary sprinkler drops to meet City codes. Fully concealed white sprinkler head on drywall ceilings/soffits/headers at Lessor’s option.

HVAC

2’ x 2’ 4-way white diffuser and perforated return-air grille, thermostat installation, flexible duct and air devices. All thermostats to be coordinated with light switches, per Architect. Alternative upgrades: Titus, Omni (see Schedule 3).

Lessee Light Fixtures

Suspended linear ambient uplight. Peerlite, Cerra 7, 7CRM7-1 or equal, with single T5 (3500°K) lamp, minimum 54 watts, available in lengths of 4’, 8’, and 12’. Bottom of fixture mounted at 8’-0” above finished floor. Coordinate with Building owner for orientation of fixtures.

Light Switches	Single-pole rocker switch, cover plate white.

Schedule 1 to Exhibit C - Page 2

Exit Lights	Provided as required by City codes. Lithonia “Precise Collection” “LRP” exit lights. LED lamps, red letters on clear mirrored background.

Electrical Convenience Outlet	Duplex wall outlet, cover plate white.

Data/Telephone Outlet	Rough-in box with mud ring and pull string. Lessee will coordinate with its communications equipment company to obtain detailed requirements for inclusion in construction plans and schedule.

Telephone Mounting Board	One 4’ x 8’ x 3/4” ACX fire-rated plywood mounting board, plywood painted to match adjacent walls. (Smaller lessees may require only a 4’ x 4’ mounting board).

Schedule 1 to Exhibit C - Page 3

SCHEDULE “2”

[to Exhibit “C”]

ADDITIONAL ITEMS TO BE PROVIDED

BY LESSOR AT ITS COST

Window Coverings	1” mini-blinds with dust guard at all exterior windows, Levelor or equal, provided by Building owner. Mini-blinds must be either fully raised in lock-up position or fully lowered.

Fire Protection Sprinkler System

The main high-pressure primary distribution loop around core area of the 3rd floor and the 4th floor will be provided by Lessor at its expense; however, all extension lines from the primary loop, drops, sprinkler heads, and similar equipment required by code for the Premises will be part of the Cost of the TI Work.

HVAC

Condenser water available for primary high pressure distribution loop for the HVAC system around core area of the 3rd Floor and 4th Floor will be provided by Lessor at its expense; however, all ductwork distribution, VAV boxes, heat pumps, vents, thermostats, supplemental units and similar equipment for the Premises will be part of the Cost of the TI Work.

Schedule 2 to Exhibit C - Page 1

EXHIBIT “D”

DESCRIPTION OF LESSEE’S PROPERTY

None.

Exhibit D - Page 1

EXHIBIT “E”

RIGHTS RESERVED BY LESSOR

Notwithstanding any other provisions in the Lease, Lessor reserves the following rights:

1. Lessor shall have the right to use the parking areas and other areas outside of the buildings within the Project for the promotion and marketing of space within the Project, or within property adjacent to or near the Project which may be developed by Lessor or a member, affiliate or subsidiary of Lessor, including without limitation, the right to maintain signs and other promotional devices on the Project.

2. Lessor shall have the right to construct additional improvements within the Project to improve and enhance the same, including without limitation, additional landscaping and other common facilities.

3. Lessor, or any member, affiliate or subsidiary of Lessor, or an entity related to a member of Lessor, may construct additional phases similar to or compatible with the Project, including office, retail, restaurant, hotel and residential uses, and may connect the same to the parking facilities and other common areas of the Project to provide access upon and across the parking areas, driveways, and other paved surfaces of the Project for vehicular and pedestrian ingress and egress to and from such additional phases.

4. Lessor further reserves the right to grant temporary or permanent easements from time to time for construction, access, utilities, drainage and/or other purposes for the development of property within or adjacent to the Project, provided that such easements shall not materially and adversely impair the use of the parking areas, driveways, and other paved surfaces within the Project.

5. Lessor reserves the right to name or rename the Project or the Building or to change the name and/or street address of the Project or Building, which may constitute or include the name of another tenant or occupant in the Building or the Project.

6. The right to grant to anyone the exclusive right to conduct any business upon and/or render any service to the Project, provided such exclusive right shall not operate to exclude Lessee from using the Premises for the purposes specifically set forth in the Basic Lease Information.

7. The right to designate and/or control any service in or to the Building and its tenants or occupants.

8. The right not to enforce a particular rule or regulation against a particular tenant in Lessor’s reasonable discretion; provided, however, that Lessor agrees the rules and regulations will, to the extent reasonably practicable, be enforced in a non-discriminatory manner against all similarly situated tenants or occupants of the Project.

9. The right to allow portions of the common areas within or outside the Building to be used (i) exclusively by certain tenants or occupants of the Project (including without

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limitation for outdoor seating for restaurants and bars), and/or (ii) for kiosks, displays, carts or stands, and/or (iii) for ATM machines, mailboxes, overnight courier dropboxes, or other equipment or concessions.

The foregoing rights in favor of Lessor shall not in any way be construed as creating any obligation on the part of Lessor to exercise any such rights or to perform any of the activities, construct any improvements, develop any property, or grant any easements referred to in this Exhibit “E”. The foregoing rights are exercisable without notice to Lessee or liability for any inconvenience suffered by Lessee as a result thereof (including without limitation any diminution of light, air or view), and Lessee shall not be entitled by reason thereof to terminate this Lease or to receive an abatement or reduction of any rental provided for under this Lease.

Exhibit E - Page 2

EXHIBIT “F”

INTENTIONALLY OMITTED

Exhibit F - Page 1

EXHIBIT “F-1”

LOCATION FOR BUILDING SIGNAGE

[

Eyebrow Signage Location and Maximum Allowance Area (41' x 2'3") on the Southwest Elevation

B2
B1
R2
B3
R1
Mill Avenue
Rio Salado Parkway
North

Exhibit F-1 - Page 1

EXHIBIT “F-2”

LOCATION OF MONUMENT SIGN

4'
Tenant panel to be
3'6" x 6"
7'10"

B1
B2
B3
R1
R2
Tempe Butte
Rio Salado Parkway
Mill Avenue
North

Exhibit F-2 - Page 1

EXHIBIT “G”

ROOFTOP LICENSE AGREEMENT

THIS ROOFTOP LICENSE AGREEMENT (“Agreement”) is made and entered into as of the      day of             , 2007, by and between HAYDEN FERRY LAKESIDE, LLC, an Arizona limited liability company (“Lessor”), and LIFELOCK, INC., a Delaware corporation (“Lessee”). Lessor is the licensor and Lessee is the licensee hereunder, but are referred to as “Lessor” and “Lessee”, respectively, solely for ease of reference.

1. Recitals. Lessor and Lessee have entered into that certain Office Lease of even date herewith (as the same may be amended or otherwise modified from time to time, the “Lease”) for premises described therein (the “Premises”) located in that certain office building commonly known as Hayden Ferry Lakeside - Phase II, 60 East Rio Salado Parkway, Tempe, Arizona (the “Building”). Capitalized terms not defined herein shall have the same meaning set forth in the Lease.

2. License to Install Equipment.

2.1 Grant. Lessor hereby grants to Lessee, subject to the covenants, conditions, and restrictions hereafter set forth, a non-exclusive license (“Equipment License”) during the Lease Term for the following purposes:

2.1.1 to install, operate, maintain and use two (2) satellite dishes not greater than 24 inches in diameter mounted on a single tower not to exceed 4 inches in diameter and no higher than the penthouse screening wall of the Building, both as approved by Lessor in Lessor’s sole and absolute discretion (individually and collectively, the “Satellite Dish”), on the rooftop platform of the Building at the location more specifically shown on the roof plan attached hereto as Schedule “1” (the “License Area”);

2.1.2 for the installation of cabling and other electrical wiring not to exceed 1/2 inch in diameter (collectively, “Conduit”), in such risers and pathways in the Building (collectively, “Raceways”) as are designated by Lessor for the purpose of connecting the Satellite Dish to certain equipment of Lessee in the Premises;

2.1.3 for the use of such stairwells and roof access passageways in the Building and on the roof as may be designated by Lessor from time to time for the purpose of access to and from the Satellite Dish; and

2.1.4 for access to the Conduit for purposes of maintenance and repair.

The Equipment License is contingent upon the payment by Lessee of all Rent and other charges due and payable under the terms of the Lease and this Agreement, and compliance by Lessee with all of the other terms and provisions hereof. If Lessor has the right to and does terminate the Lease and/or Lessee’s right of possession thereunder with respect to the Premises, the Equipment License shall also thereupon automatically terminate, without any further action required by either party. The Equipment License shall automatically terminate in any event upon expiration of the Lease Term (without any further action required by either party). Lessee may

Exhibit G - Page 1

terminate this Agreement at any time effective thirty (30) days after written notice of such election is given to Lessor. If the Equipment License is terminated for any of the foregoing reasons, Lessee’s rights to use the roof for the purposes provided under this Agreement shall be of no further force and effect.

2.2 Permitted Use. The scope and permitted use of the Equipment License is limited to permitting Lessee, at its sole expense, to install, operate, use, maintain and remove the Satellite Dish, for the direct benefit of Lessee in the conduct of its business operations in the Premises under the Permitted Name and for the Permitted Use specifically permitted in the Lease, and not for any resale to, or for the use by, any customer, vendor, or other service provider occupying any portion of, or maintaining equipment in, the Premises, or for providing service to any other tenant of the Building or to any other person or entity within, or outside of, the Hayden Ferry Lakeside project. In addition to the foregoing, Lessee, at its sole expense, when exercising the rights herein granted, including with respect to the installation, operation, use and removal of the Satellite Dish, shall at all times comply with the following requirements:

2.2.1 Installation must meet all federal, state, and local licensing requirements and must be in compliance with all building, fire, and other applicable codes, including any required conditional use permit, and any Federal Aviation Administration approvals.

2.2.2 The Satellite Dish may not protrude above a height equal to the highest point of the Building structure.

2.2.3 Absolutely no roof penetrations shall be allowed, and Lessee, its employees, agents, and contractors, shall only use the existing access points to the Raceways on the roof of the Building.

2.2.4 The Satellite Dish shall not interfere in any way with the Building’s existing engineering, window washing, or other maintenance functions.

2.2.5 The Satellite Dish must be properly secured and installed so as not to be affected by high winds or other elements.

2.2.6 The Satellite Dish must be grounded in a manner acceptable to Lessor.

2.2.7 The color and aesthetics of the Satellite Dish shall be reasonably approved by Lessor, and must in any event satisfy the design guidelines and other restrictions governing the Hayden Ferry Lakeside project.

2.2.8 The weight of the Satellite Dish shall not exceed the load limit of the roof platform, after taking into account the designed ceiling load limit of the floor immediately below the roof.

2.2.9 In no event shall the Satellite Dish or any Conduit affect any of the mechanical, electrical, life-safety, structural, or other systems of the Building.

Exhibit G - Page 2

2.2.10 All Conduit shall be separately labeled and encased in a manner approved by Lessor.

2.2.11 If Lessee does not use the Satellite Dish in the operation of the Permitted Use for a period of more than thirty (30) days, the Equipment License shall thereupon automatically terminate (without any further action required by either party) and Section 8 below shall apply.

2.3 Installation. Without limiting the generality of the terms of Section 2.2 hereof, the installation of the Satellite Dish, and any subsequent improvements or modifications to the License Area shall be deemed an improvement subject to all of the terms and conditions of Sections 7.2 (Construction), 10 (Alterations), and 11 (Mechanic’s Liens) of the Lease, which provisions are deemed incorporated herein by this reference.

2.4 Access. Lessee’s right of access to the roof of the Building and any Raceways in the Building is expressly subject to Lessee providing at least twenty-four (24) hours prior written notice to Lessor of such request (except in the event of an emergency), and Lessor reserves the right to require that any persons accessing the roof and the Raceways must be accompanied by a Building engineer, and the hourly charge of the Building engineer shall be payable by Lessee. Absent an emergency, any such access shall be limited to the normal business hours of the Building as set forth in Section 8.1 of the Lease. Lessee, its agents, employees, and contractors, shall comply with all Building rules and regulations adopted from time to time by Lessor with respect to access to the roof and/or the Raceways.

2.5 Costs and Utility Charges.

2.5.1 No utility hook-ups or facilities shall be permitted on the roof, and all utility connections and feeds shall be located within the Premises or such other location on the floor where the Premises are located as may be designated and approved by Lessor. Unless Lessee is separately metered for electricity (and Lessor shall have the right to require Lessee to install a separate meter, at Lessee’s expense), Lessor shall have the right to reasonably estimate Lessee’s electrical consumption with respect to the Satellite Dish, based on the kwph rate charged to Lessor, and shall bill Lessee monthly for such utility usage. Lessee shall pay to Lessor all utility charges attributable to the operation of the Satellite Dish, as additional Rent under the Lease, within fifteen (15) days after delivery of an invoice for such periodic charges.

2.5.2 Lessee shall be solely responsible for paying all costs, expenses and taxes incurred in connection with the ownership, installation, operation, maintenance, use, and removal of the Satellite Dish, the Conduit, and the appurtenant equipment located in or on the Building.

2.5.3 Any sums payable to Lessor under this Agreement that are not paid when due shall bear interest on the unpaid amount, until paid, at the rate set forth in Section 29.6 of the Lease.

2.5.4 Lessee acknowledges that interruptions in electrical power and other Building services may occur in the operation of the Building, and such interruption in service may adversely affect the operation of the Satellite Dish. Lessee acknowledges and

Exhibit G - Page 3

agrees that, except as otherwise provided in the Lease, Lessor shall not be liable or responsible to Lessee, at law or in equity, under any legal theory, for any loss or liability with respect to the operation, use or ownership of the Satellite Dish resulting from any interruption of utilities, and that all of the provisions of Sections 8.2 and 8.4.3 of the Lease shall govern and limit Lessee’s rights under this Agreement and its use of the Satellite Dish.

2.6 Relocation. Lessor shall have the right, at its option and from time to time, upon not less than ten (10) days’ prior notice to Lessee, to relocate the Satellite Dish to another location on the roof platform of the Building adequate, in Lessor’s determination, to afford reasonably equivalent service to Lessee. Any such relocation shall be made outside of the normal business hours of the Building as set forth in Section 8.1 of the Lease. Lessor shall pay the reasonable costs of relocation actually incurred by Lessee in connection therewith subject to adequate substantiation by Lessee of such costs.

3. Interference. Lessee agrees that at all times during the term of the Equipment License, the Satellite Dish shall be operated in such a manner that no element or component thereof interferes with any radio frequency transmission or reception equipment located in or on the Building or any other existing or future buildings or other improvements in the Hayden Ferry Lakeside project. If Lessee should cause such interference, Lessee shall, at its expense, eliminate it within three (3) days after notice thereof (and the grace periods in Section 6 below will not apply with respect thereto, and Lessee shall in any event indemnify, defend, and hold harmless Lessor with respect to any claims, liabilities, losses, expenses, or fees, including reasonable attorneys’ fees, incurred by Lessor relating to, or arising from, such interference from the point it first occurs). In addition to the foregoing, Lessee agrees to adopt (at Lessee’s sole cost and expense) commercially reasonable protocols and site modifications to limit any interference to or from other equipment or communications facilities that Lessor wishes to permit to be installed. Lessor shall have no liability to Lessee for any interference of any kind to the Satellite Dish and/or the use and operation thereof, including, without limitation, interference caused by (i) any other equipment located in, on or around the Building, any other existing or future buildings or other improvements in the Hayden Ferry Lakeside project, (ii) wind, hail, rain, lightning, or other bad weather or acts of God, (iii) the acts of other tenants or other third parties, or (iv) vibration or other movement or disturbance.

4. Maintenance and Repair. Lessee covenants that the installation, operation, maintenance, and use of the Satellite Dish shall be at Lessee’s sole cost and risk, including the cost of any damage to the Building caused by Lessee or any employee, contractor or agent of Lessee, or otherwise related to the installation, operation, maintenance and use of the Satellite Dish on the Building. Lessee shall, at its sole cost and expense, maintain the Satellite Dish in good and safe condition, shall keep the License Area in good and water-tight condition, and shall immediately notify Lessor of any damage to the roof, roof membrane, roof platform, and/or any portion of the Building, including any structural elements thereof, caused by Lessee or any employee, contractor or agent of Lessee, or otherwise related to the placement of the Satellite Dish on the Building. If Lessor determines that the Satellite Dish is not being maintained in the condition required by this Agreement as herein provided, and without limiting Lessor’s other rights and remedies under this Agreement, Lessor shall have the right, if Lessee fails to remedy the condition(s) identified by Lessor to the satisfaction of Lessor within five (5) days after receipt (or evidence of attempted delivery) of such notice, to take such action, at Lessee’s

Exhibit G - Page 4

expense, as Lessor deems necessary to restore the Satellite Dish and/or the roof to the condition required by this Agreement. Lessee shall pay to Lessor, on demand, Lessor’s costs and expenses incurred pursuant to this paragraph.

5. Ownership, Insurance, Release and Indemnity. The Satellite Dish, the Conduit, and related cabling, wiring, and equipment shall remain the property of Lessee notwithstanding the fact that the same may be affixed or attached to the Building or a portion thereof. Lessee shall bear the risk of loss with respect to the Satellite Dish, the Conduit, and related cabling, wiring, and equipment. Lessee shall cause the insurance policies to be maintained by Lessee pursuant to the Lease to include the Satellite Dish, the Conduit, and all related cabling, wiring, equipment and materials as part of Lessee’s insured property. Lessee specifically agrees that the indemnification (Section 13), release (Section 14.1.2) and waiver of subrogation (Section 14.3) provisions of the Lease are deemed to include any claims, losses, liability and causes of actions arising from the installation, operation, use, maintenance or removal of the Satellite Dish, the Conduit, and related cabling, wiring, and equipment.

6. Default.

6.1 Default by Lessee. Lessor shall have the right to terminate this Agreement and the Equipment License, and to pursue all rights and remedies available at law or in equity, following any breach or default by Lessee under this Agreement (i) with respect to a monetary default, if the same is not cured within the same period provided in the Lease for monetary defaults by Lessee, and (ii) with respect to non-monetary defaults, if Lessee does not cure the same within fifteen (15) business days after receipt (or evidence of attempted delivery) of written notice by Lessee of said default. Furthermore, the occurrence of any interruption in, or disconnection of, any telecommunications services of any tenant in the Building caused by the act or omission of Lessee or any employee, contractor or agent of Lessee while performing any work in or about the Satellite Dish or any of the Raceways, shall be the basis for the immediate termination by Lessor of this Agreement and the Equipment License granted herein.

6.2 Default by Lessor. Lessee may pursue all rights and remedies available at law or in equity following any breach or default by Lessor under this Agreement if Lessor does not cure the same within fifteen (15) business days after receipt (or evidence of attempted delivery) of written notice by Lessee of said default, or such additional period of time as may be reasonably necessary under the circumstance for Lessor to diligently cure such default. In any event, Lessor’s liability under this Agreement shall be limited in the same manner and to the same extent as set forth in Section 30.4 of the Lease.

7. Casualty. No casualty affecting the use of the License Area, or any damage to, or loss of, the Satellite Dish, the Conduit, and related cable, wiring, and equipment resulting from any casualty, shall entitle Lessee to any claim or right to terminate the Lease, or serve as a basis for any claim of constructive eviction. Lessor shall have no obligation to restore or replace the Satellite Dish, the Conduit, and related cable, wiring, and equipment following any casualty to the Building, and Lessor’s sole obligation following any casualty shall be to restore the License Area consistent with, and according to, such a timetable as Lessor otherwise adopts for repairs to and restoration of the Building following such a casualty.

Exhibit G - Page 5

8. Removal Upon Termination. Lessee shall remove the Satellite Dish, the Conduit, and all cabling, wiring and any related facilities, and return the Building to the condition in which it existed prior to the installation of the Satellite Dish, at its sole cost and expense, prior to the expiration or any termination of this Agreement. Lessee’s obligation hereunder shall survive the termination of this Agreement and the Lease.

9. Personal Right. The rights granted to Lessee under this Agreement are personal to the named Lessee under the Lease in connection with the occupancy of the Premises, and shall not be assignable or transferable to any other person (including any assignee or subtenant) claiming by or through Lessee, without the prior written consent of Lessor, except for an assignee or subtenant permitted by, or approved by Lessor in accordance with, Section 20 of the Lease.

10. Notices. Any and all notices given or required under the terms of this Agreement shall be given in the manner provided in the Lease, and shall be deemed effective as of the date therein provided.

11. Disclaimer of Liability. Notwithstanding any other provision in this Agreement, Lessee agrees that the installation, operation, existence, use, removal, maintenance, repair, and/or replacement of the Satellite Dish, the Conduit, and all cabling, wiring, and related facilities shall be at Lessee’s sole cost and risk. Lessee hereby waives and releases Lessor and its members, and the respective past or present employees, directors, and officers thereof, from and against, all claims for damage to, or loss of, any property or injury, illness, or death of or to any person in, upon, or about the Building or the Hayden Ferry Lakeside project arising from the installation, operation, existence, use, removal, maintenance, repair, and/or replacement of, or access to, any of the Satellite Dish, the Conduit, or any cabling, wiring, or related facilities arising or caused in any manner (including, without limitation, as a result of the act, omission, or active or passive negligence of Lessor or its members, or the respective past or present employees, directors, or officers thereof), other than by reason (and to the extent) of Lessor’s gross negligence, reckless and intentional misconduct. In addition, Lessor’s approval of any plans or specifications under this Agreement with respect to the Satellite Dish, the Conduit, and/or any cabling, wiring, or related facilities, shall not constitute any representation or warranty of any kind by Lessor that such plans and specifications are in compliance with applicable laws and regulations, and/or will prevent interference with the operation of similar facilities by other tenants or any other equipment contemplated by Section 3 above.

12. Miscellaneous.

12.1 Lessee acknowledges and agrees that the rights granted it under this Agreement are contract rights and not an estate or interest in land or real property. Lessee shall not record or file this Agreement in any public records (including, without limitation, recording a memorandum of this Agreement).

12.2 Failure by a party to enforce its rights under this Agreement shall not be deemed a waiver of such rights or any other rights, nor shall the waiver by either party of a breach of any provision of this Agreement be deemed to be a waiver of any subsequent breach of the same or any other provision of this Agreement.

Exhibit G - Page 6

12.3 This Agreement, the exhibits attached hereto, and the provisions of the Lease incorporated herein by reference embody the entire agreement between the parties regarding the subject matter hereof, and supersede any and all prior negotiations, expressions of intent, representations, or agreements between the parties hereto, and accordingly there are no oral or written agreements existing between the parties regarding the subject matter hereof as of the date hereof which are not expressly set forth herein and covered hereby. This Agreement may not be amended except by a written instrument duly executed by the parties hereto.

12.4 If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, and such unenforceable provision shall be deemed modified so as to comply with law while maintaining, to the maximum extent possible, the original intent of the provision.

12.5 This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Arizona (without regard to its conflicts of law principles), and the venue for any legal proceedings shall be Maricopa County, Arizona.

12.6 Time is of the essence with respect to this Agreement.

12.7 If either party resorts to judicial proceedings to enforce any right under this Agreement or to obtain relief for any default by the other party, the party prevailing in such proceeding shall be entitled to recover from the non-prevailing party the cost thereof, including reasonable attorneys’ fees (as determined by the Court).

[SIGNATURE PAGE FOLLOWS]

Exhibit G - Page 7

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first hereinabove written.

“LESSOR”

HAYDEN FERRY LAKESIDE, LLC, an Arizona limited liability company

BY:	SunCor Development Company, an Arizona corporation, its Managing Member

By:
Name:
Title:

“LESSEE”

LIFELOCK, INC., a Delaware corporation

By:
Name:	Todd R. Davis
Title:	Chief Executive Officer

Exhibit G - Page 8

Schedule 1

Description of License Area

(See Attached)

Schedule 1 to Exhibit G - Page 1